PROSPECTUS SUPPLEMENT

(To prospectus dated September 27, 2005)

Wachovia Mortgage Loan Trust, LLC

Depositor

Wachovia Bank, National Association

Seller

Wells Fargo Bank, National Association

Master Servicer and Certificate Administrator

National City Mortgage Co. and SunTrust Mortgage, Inc.

Servicers and Originators

$418,989,100

(Approximate)

Mortgage Pass-Through Certificates, Series 2005-B

Principal and interest payable monthly, commencing in December 2005

The Trust will issue—

•  Twelve classes of Class A Certificates.

•  Six classes of Class B Certificates, all of which are subordinated to, and provide credit enhancement for, the Class A Certificates. Each class of Class B Certificates is also subordinated to each class of Class B Certificates, if any, with a lower numerical designation.

The classes of offered certificates are listed under the heading “Offered Certificates” in the table on page S-1.

The Assets of the Trust will include—

•   Four loan groups of fully amortizing, adjustable interest rate, one- to four-family, residential first lien mortgage loans, substantially all of which have original terms to stated maturity of approximately 30 years.

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement and on page 12 of the accompanying prospectus.

The certificates will not be insured or guaranteed by any governmental agency or instrumentality.

The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

Neither these certificates nor the assets of the trust fund will be obligations of Wachovia Capital Markets, LLC, Wachovia Bank, National Association or any other bank and are not insured by the FDIC.

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The offered certificates will be offered by Wachovia Capital Markets, LLC at varying prices to be determined at the time of sale to investors, except that a de minimus portion of the Class 1-A-R Certificates is expected to be held by the seller. The anticipated delivery date for the offered certificates is November 22, 2005. Total proceeds to the depositor for the offered certificates will be approximately 99.155% of the initial principal balance of the offered certificates, before deducting expenses payable by the depositor

Wachovia Securities

November 17, 2005

Important Notice About Information Presented
in this ProspectusSupplement and the Prospectus

The offered certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which describes the specific terms of your certificates and may differ from information in the prospectus.

If the description of the terms of your certificates varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The foregoing Table of Contents and the Table of Contents in the prospectus provide the locations of these captions.

This prospectus supplement uses defined terms. You can find a listing of defined terms in “Glossary of Terms” beginning on page S-78 of this prospectus supplement. Additionally, the “Index of Significant Definitions” beginning on page 171 of the prospectus directs you to the locations of the definitions of capitalized terms used in this prospectus supplement that are not found in the “Glossary of Terms.” Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

Wachovia Mortgage Loan Trust, LLC’s principal offices are located at 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, and its phone number is (704) 715-8239.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this prospectus supplement as a Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this prospectus supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)         to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)         to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)         in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means

S-i

of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)         it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to in this prospectus supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)         it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

_________________

S-ii

Page

THE SERIES 2005-B CERTIFICATES	S-1
SUMMARY	S-3
The Certificates	S-4
Mortgage Pool	S-4
Optional Termination	S-7
Priority of Distributions	S-8
Interest Distributions	S-8
Principal Distributions	S-8
Credit Support	S-8
Prepayment and Yield Considerations	S-9
Federal Income Tax Consequences	S-10
Legal Investment	S-10
ERISA Considerations	S-11
RISK FACTORS	S-12
The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates	S-12
Subordination of Super Senior Support Certificates and Class B Certificates and Increased Risk of Loss	S-13
Limited Source of Payments — No Recourse to Depositor, Originators, Seller, Servicers, Master Servicer, Certificate Administrator or Trustee	S-14
Limited Liquidity	S-14
Geographic Concentration May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disasters	S-15
Rights of Beneficial Owners May Be Limited by Book-Entry System	S-16
Tax Consequences of Residual Certificates	S-17
The Return on Your Certificates Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws	S-17
The Variable Rate of Interest on the Offered Certificates Will Affect Your Yield	S-18
Mortgage Loans Paying Interest Only Until First Adjustment Date May Have Higher Risk of Default or Rates of Prepayment	S-19
Default Risk on High Balance Mortgage Loans	S-19
Some Interests Could Have Priority Over the Trustee’s Interest In the Mortgage Loans, Which Could Cause Delayed or Reduced Distributions on the Certificates	S-20
The Conservatorship, Receivership, Bankruptcy, or Insolvency of the Bank Could Result In Delayed or Reduced Distributions on the Certificates	S-20
Regulatory Action With Respect to the Bank Could Result In Losses	S-23
Class B-1, Class B-2 and Class B-3 Certficates	S-23
FORWARD LOOKING STATEMENTS	S-24
THE MORTGAGE POOL	S-25
THE SELLER	S-26
THE MASTER SERVICER AND THE SERVICERS	S-27
General	S-27
The Master Servicer	S-27
The Servicers	S-27
UNDERWRITING STANDARDS	S-29
Underwriting Standards — National City Mortgage Co.	S-29
Underwriting Standards — SunTrust Mortgage, Inc.	S-31
THE POOLING AND SERVICING AGREEMENT	S-32
Assignment of Mortgage Loans	S-33
Repurchases of Mortgage Loans	S-33
Payments on Mortgage Loans; Accounts	S-34
Servicing Compensation and Payment of Expenses	S-34
Compensating Interest	S-35
Advances	S-35
Optional Termination	S-35
Special Servicing Agreements	S-36
The Trustee	S-36
The Certificate Administrator	S-36
Voting Rights	S-37
DESCRIPTION OF THE CERTIFICATES	S-37
Denominations and Form	S-37
Book-Entry Certificates	S-38
Distributions	S-42
Pool Distribution Amount	S-42

S-iii

(continued)

S-iv

THE SERIES 2005-B CERTIFICATES

Class	Initial Class Balance (1)	Pass-Through Rate	Principal Types (2)	Interest Types (2)	Initial Rating (S&P/Fitch) (3)

Offered Certificates:

1-A-1	$65,290,000	(4)	Super Senior, Pass-Through	Variable Rate	AAA/AAA

1-A-2	$4,278,000	(4)	Super Senior Support, Pass-Through	Variable Rate	AAA/AAA

1-A-R	$100	(4)	Senior, Sequential Pay	Variable Rate	AAA/AAA

2-A-1	$60,000,000	(5)	Super Senior, Pass-Through	Variable Rate	AAA/AAA

2-A-2	$62,802,000	(5)	Super Senior, Sequential Pay	Variable Rate	AAA/AAA

2-A-3	$14,016,000	(5)	Super Senior, Sequential Pay	Variable Rate	AAA/AAA

2-A-4	$22,520,000	(5)	Super Senior, Sequential Pay	Variable Rate	AAA/AAA

2-A-5	$6,380,000	(5)	Super Senior Support, Pass-Through	Variable Rate	AAA/AAA

3-A-1	$96,188,000	(6)	Super Senior, Pass-Through	Variable Rate	AAA/AAA

3-A-2	$3,852,000	(6)	Super Senior Support, Pass through	Variable Rate	AAA/AAA

4-A-1	$67,859,000	(7)	Super Senior, Pass-Through	Variable Rate	AAA/AAA

4-A-2	$2,717,000	(7)	Super Senior Support, Pass-Through	Variable Rate	AAA/AAA

B-1	$8,655,000	(8)	Subordinate	Variable Rate	AA/NR

B-2	$2,955,000	(8)	Subordinate	Variable Rate	A/NR

B-3	$1,477,000	(8)	Subordinate	Variable Rate	B/NR

Non-Offered Certificates:

B-4	$1,266,000	(8)	Subordinated	Variable Rate	BB/NR

B-5	$1,055,000	(8)	Subordinated	Variable Rate	B/NR

B-6	$846,065	(8)	Subordinated	Variable Rate	NR/NR

(1)   Approximate. The initial class balances of the offered certificates may vary by a total of plus or minus 5%.

(2)  See “Description of the Securities — Categories of Classes of Securities” in the prospectus for a description of these principal and interest types and see “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this prospectus supplement for a description of the effects of subordination.

(3)   See “Certificate Ratings” in this prospectus supplement.

(4)   For each distribution date, interest will accrue on the Class 1-A-1, Class 1-A-2 and the Class 1-A-R Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 1 mortgage loans (based on the stated principal balances of the Group 1 mortgage loans on the due date in the month preceding the month of such distribution date). For the distribution date in December 2005, this rate is expected to be approximately 4.995%.

(5)  For each distribution date, interest will accrue on the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 2 mortgage loans (based on the stated principal balances of the Group 2 mortgage loans on the due date in the month preceding the month of such distribution date). For the distribution date in December 2005, this rate is expected to be approximately 5.196%.

(6)  For each distribution date, interest will accrue on the Class 3-A-1 and the Class 3-A-2 Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 3 mortgage loans (based on the stated principal balances of the Group 3 mortgage loans on the due date in the month preceding the month of such distribution date). For the distribution date in December 2005, this rate is expected to be approximately 5.160%.

(7)  For each distribution date, interest will accrue on the Class 4-A-1 and the Class 4-A-2 Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 4 mortgage loans (based on the stated principal balances of the Group 4 mortgage loans on the due date in the month preceding the month of such distribution date). For the distribution date in December;2005, this rate is expected to be approximately 5.450%.

(8)  For each distribution date, interest will accrue on the Class B Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans in each loan group, weighted on the basis of the aggregate stated principal balances of the mortgage loans in each loan group on the due date in the month preceding the month of such distribution date minus the class balance of the related classes of Class A Certificates. For the distribution date in December 2005, this rate is expected to be approximately 5.197%./P>

SUMMARY

This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.

Title of Series	Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2005-B.
Depositor	Wachovia Mortgage Loan Trust, LLC.
Issuer	Wachovia Mortgage Loan Trust, LLC Series 2005-B Trust.
Seller	Wachovia Bank, National Association.
Originators and Servicers	National City Mortgage Co., or National City, and SunTrust Mortgage, Inc., or SunTrust.
Trustee	U.S. Bank National Association.
Master Servicer	Wells Fargo Bank, National Association.
Certificate Administrator	Wells Fargo Bank, National Association.
Closing Date	On or about November 22, 2005.
Cut-Off Date	November 1, 2005.
Distribution Date	The 20th day of each month, or, if that day is not a business day, the next business day, beginning on December 20, 2005.
Form of securities	Other than the Class 1-A-R Certificates, book-entry. The Class 1-A-R Certificates will be definitive certificates.
Minimum denominations	Other than the Class 1-A-R Certificates, $10,000 and integral multiples of $1 in excess of that amount. For the Class 1-A-R Certificates, other than the de minimus amount expected to be held by the seller, 20% of the percentage interest of the Class 1-A-R Certificates.

_________________

The Certificates

The certificates will be issued pursuant to a pooling and servicing agreement, dated as of the closing date. A summary chart of the initial class balances, principal types, pass-through rates, interest types and initial ratings of the certificates is set forth on page S-1.

The certificates represent all of the beneficial ownership interest in the trust.

Classifications of Classes of Certificates
Offered Certificates:	1-A-1, 1-A-2, 1-A-R, 2-A-1, 2-A-2, 2-A-3, 2-A-4, 2-A-5, 3-A-1, 3-A-2, 4-A-1, 4-A-2, B-1, B-2 and B-3
Non-Offered Certificates:	B-4, B-5 and B-6
Senior Certificates:	1-A-1, 1-A-2, 1-A-R, 2-A-1, 2-A-2, 2-A-3, 2-A-4, 2-A-5, 3-A-1, 3-A-2, 4-A-1 and 4-A-2
Subordinate Certificates:	B-1, B-2, B-3, B-4, B-5 and B-6
Super Senior Certificates:	1-A-1, 2-A-1, 2-A-2, 2-A-3, 2-A-4, 3-A-1, and 4-A-1
Super Senior Support Certificates:	1-A-2, 2-A-5, 3-A-2, and 4-A-2
Class A Certificates:	1-A-1, 1-A-2, 1-A-R, 2-A-1, 2-A-2, 2-A-3, 2-A-4, 2-A-5, 3-A-1, 3-A-2, 4-A-1 and 4-A-2
Class B Certificates:	B-1, B-2, B-3, B-4, B-5 and B-6

Except to the extent of cross-collateralization payments described herein, the Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates will represent interests solely in the Group 1 mortgage loans, the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates will represent interests solely in the Group 2 mortgage loans, the Class 3-A-1 Certificates and Class 3-A-2 Certificates will represent interests solely in the Group 3 mortgage loans, and the Class 4-A-1 Certificates and Class 4-A-2 Certificates will represent interests solely in the Group 4 mortgage loans. The Class B Certificates will represent interests in the mortgage loans of all loan groups.

Only the Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement.

The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. These non-offered certificates are subordinated to the offered certificates for distributions of principal and interest and for allocations of losses on the mortgage loans.

Information provided with respect to the non-offered certificates is included solely to aid your understanding of the offered certificates.

Mortgage Pool

The mortgage pool will consist of four loan groups of adjustable interest rate, fully-amortizing mortgage loans secured by first liens on one- to four-family properties. The Group 1, Group 2, Group 3 and Group 4 mortgage loans provide for a fixed interest rate during an initial period of approximately three, five, seven and ten years, respectively, from the date of origination of each mortgage loan and thereafter provide for adjustments to that interest rate on an annual basis. The interest rate of each mortgage loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment. In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate. The index for the mortgage loans will be the arithmetic mean of the London interbank offered rate quotations for one-year U.S. Dollar-denominated deposits as published in The Wall Street Journal.

40.66%, 52.67%, 30.71% and 62.14% of the mortgage loans in Group 1, Group 2, Group 3 and Group 4, respectively, were originated or acquired by National City, and 59.34%, 47.33%, 69.29% and 37.86% of the mortgage loans in Group 1, Group 2, Group 3 and Group 4, respectively, were originated or acquired by SunTrust.

The depositor expects the mortgage loans to have the following approximate characteristics:

Selected Aggregate Mortgage Loan Data as of November 1, 2005

	Range or Total	Weighted Average

Number of Mortgage Loans	1,086	—

Aggregate Unpaid Principal Balance	$422,156,165.44	—

Unpaid Principal Balance	$59,712.91 to $1,774,495.05	$388,725.75(1)

Current Interest Rate	4.375% to 6.875%	5.526%

Gross Margin	2.250% to 2.750%	2.253%

Rate Ceiling	9.500% to 12.500%	10.697%

Months to First Adjustment Date	30 to 118 months	69 months

Administrative Fee Rate	—	0.329%

Remaining Terms to Stated Maturity	273 to 358 months	357 months

Original Term	276 to 360 months	360 months

Number of Months Since Origination	2 to 15 months	3 months

Original Loan-to-Value Ratio	10.98% to 95.00%	71.23%

Credit Scores	493 to 823	739

Latest Maturity Date	September 1, 2035	—

Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance

California	33.51%

Florida	13.34%

Georgia	11.67%

Virginia	10.11%

Maryland	6.58%

Maximum Single Zip Code Concentration	0.91%	—

(1)     The balance shown is the average unpaid principal balance of all of the mortgage loans.

Selected Group 1 Mortgage Loan Data as of November 1, 2005

	Range or Total	Weighted Average

Number of Group 1 Mortgage Loans	174	—

Aggregate Unpaid Principal Balance	$72,354,091.19	—

Unpaid Principal Balance	$89,890.16 to $1,218,700.00	$415,828.11(1)

Current Interest Rate	4.375% to 6.500%	5.331%

Gross Margin	2.250% to 2.625%	2.257%

Rate Ceiling	10.375% to 12.500%	11.331%

Months to First Adjustment Date	30 to 34 months	33 months

Administrative Fee Rate	—	0.337%

Remaining Terms to Stated Maturity	354 to 358 months	357 months

Original Term	360 to 360 months	360 months

Number of Months Since Origination	2 to 6 months	3 months

Original Loan-to-Value Ratio	28.91% to 89.99%	72.06%

Credit Scores	633 to 809	740

Latest Maturity Date	September 1, 2035	—

Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance

California	55.82%

Florida	10.20%

Maximum Single Zip Code Concentration	1.68%	—

(1)     The balance shown is the average unpaid principal balance of the Group 1 mortgage loans.

Selected Group 2 Mortgage Loan Data as of November 1, 2005

	Range or Total	Weighted Average

Number of Group 2 Mortgage Loans	481	—

Aggregate Unpaid Principal Balance	$172,353,757.14	—

Unpaid Principal Balance	$59,712.91 to $1,774,495.05	$358,323.82(1)

Current Interest Rate	4.500% to 6.875%	5.518%

Gross Margin	2.250% to 2.750%	2.254%

Rate Ceiling	9.500% to 11.875%	10.518%

Months to First Adjustment Date	49 to 58 months	57 months

Administrative Fee Rate	—	0.322%

Remaining Terms to Stated Maturity	349 to 358 months	357 months

Original Term	360 to 360 months	360 months

Number of Months Since Origination	2 to 11 months	3 months

Original Loan-to-Value Ratio	19.33% to 95.00%	73.10%

Credit Scores	493 to 811	731

Latest Maturity Date	September 1, 2035	—

Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance

California	33.79%

Georgia	13.68%

Florida	12.80%

Virginia	7.24%

Marryland	6.88%

Maximum Single Zip Code Concentration	1.46%	—

(1)     The balance shown is the average unpaid principal balance of the Group 2 mortgage loans.

Selected Group 3 Mortgage Loan Data as of November 1, 2005

	Range or Total	Weighted Average

Number of Group 3 Mortgage Loans	258	—

Aggregate Unpaid Principal Balance	$104,046,226.55	—

Unpaid Principal Balance	$60,000.00 to $1,575,000.00	$403,279.95(1)

Current Interest Rate	4.750% to 6.500%	5.509%

Gross Margin	2.250% to 2.625%	2.251%

Rate Ceiling	9.750% to 11.500%	10.509%

Months to First Adjustment Date	78 to 82 months	81 months

Administrative Fee Rate	—	0.349%

Remaining Terms to Stated Maturity	273 to 358 months	356 months

Original Term	276 to 360 months	359 months

Number of Months Since Origination	2 to 6 months	3 months

Original Loan-to-Value Ratio	10.98% to 80.00%	69.50%

Credit Scores	633 to 823	743

Latest Maturity Date	September 1, 2035	—

Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance

California	26.57%

Florida	17.53%

Georgia	14.79%

Virginia	13.95%

Maryland	6.32%

Maximum Single Zip Code Concentration	2.28%	—

(1)     The balance shown is the average unpaid principal balance of the Group 3 mortgage loans.

Selected Group 4 Mortgage Loan Data as of November 1, 2005

	Range or Total	Weighted Average

Number of Group 4 Mortgage Loans	173	—

Aggregate Unpaid Principal Balance	$73,402,090.56	—

Unpaid Principal Balance	$80,000.00 to $1,500,000.00	$424,289.54(1)

Current Interest Rate	5.000% to 6.500%	5.760%

Gross Margin	2.250% to 2.625%	2.251%

Rate Ceiling	10.000% to 11.500%	10.760%

Months to First Adjustment Date	105 to 118 months	117 months

Administrative Fee Rate	—	0.310%

Remaining Terms to Stated Maturity	345 to 358 months	357 months

Original Term	351 to 360 months	360 months

Number of Months Since Origination	2 to 15 months	3 months

Original Loan-to-Value Ratio	19.73% to 89.82%	68.46%

Credit Scores	614 to 815	747

Latest Maturity Date	September 1, 2035	—

Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance

California	20.72%

Virginia	17.08%

Florida	11.78%

Maryland	10.23%

Georgia	9.91%

Maximum Single Zip Code Concentration	2.57%	—

(1)     The balance shown is the average unpaid principal balance of the Group 4 mortgage loans.

The characteristics of the mortgage pool and the loan groups may change because:

•  Prior to the issuance of the certificates, the depositor may remove mortgage loans from a loan group. The depositor also may substitute new mortgage loans for mortgage loans in the loan group prior to the closing date.

•  After the issuance of the certificates, mortgage loans in a loan group may be removed from the trust because of repurchases by the seller or the depositor, as applicable, for breaches of representations or failure by the depositor to deliver required documents. Under certain circumstances, the seller or the depositor, as applicable, may instead make substitutions for defective mortgage loans.

These removals and/or substitutions may result in changes in the loan group characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

Additional information on the mortgage pool and each loan group appears under “The Mortgage Pool” and “Annex I — Mortgage Pool Data” in this prospectus supplement.

Optional Termination

At its option, Wells Fargo, as master servicer, may purchase all remaining mortgage loans in the trust and effect early retirement of the certificates on any distribution date on which the aggregate scheduled principal balance of the mortgage pool is less than 5% of the initial aggregate scheduled principal balance of the mortgage pool.

See “The Pooling and Servicing Agreement — Optional Termination” in this prospectus supplement.

If Wells Fargo exercises its right to repurchase all of the mortgage loans, the certificates outstanding at that time will be retired earlier than would otherwise be the case.

See “Prepayment and Yield Considerations” in this prospectus supplement.

Priority of Distributions

Distributions to each group of certificates and the Class B Certificates will be made on each distribution date from the pool distribution amount for the related loan group, in the case of the Senior Certificates, or all loan groups, in the case of the Class B Certificates, in the following order of priority:

•   First, to the master servicer, its fees as the master servicer in respect of the related loan group for such distribution date;

•  Second, to the related classes of Class A Certificates, to pay interest;

•   Third, to the related classes of Class A Certificates, as described under “Description of the Certificates — Principal — Senior Principal Distribution Amount,” to pay principal;

•   Fourth, from the pool distribution amounts for all loan groups, to each class of subordinate certificates, subject to any payments described under “Description of the Certificates — Cross-Collateralization,” first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class B-1 Certificates as described under “Description of the Certificates — Principal — Subordinate Principal Distribution Amount”; and

•  Fifth, to the Class 1-A-R Certificates.

All of the distributions described above are subject to the limitations set forth in this prospectus supplement under “Description of the Certificates — Interest” and “— Principal.”

Under certain circumstances described in this prospectus supplement, distributions that would otherwise be made on the subordinate certificates may be made instead on the senior certificates of a group. See “Description of the Certificates — Cross-Collateralization” in this prospectus supplement.

Interest Distributions

The amount of interest that will accrue on your certificates during each interest accrual period is equal to:

•  one-twelfth of the pass-through rate for your class (as set forth or described in the table beginning on page S-1) multiplied by the class balance of your certificate on the distribution date, minus

•  the amount allocated to your class of certain interest shortfalls arising from the timing of prepayments on the mortgage loans, interest limitations applicable to certain military or similar personnel and interest losses allocated to your class, as described under “The Pooling and Servicing Agreement — Compensating Interest” and “Description of the Certificates — Interest” in this prospectus supplement.

See “Description of the Certificates — Distributions” and “— Interest” in this prospectus supplement.

Principal Distributions

On each distribution date, principal distributions to the certificates will be made in the order and priority described under “Description of the Certificates — Priority of Distributions” in this prospectus supplement.

Credit Support

Credit support for the offered certificates is provided by subordination as follows:

Subordination of Class B Certificates(1)

Priority of Payment	Senior Certificates (Credit Support 3.85%)
Class B-1 (Credit Support 1.80%)
Class B-2 (Credit Support 1.10%)
Class B-3 (Credit Support 0.75%)
Class B-4 (Credit Support 0.45%)
Class B-5 (Credit Support 0.20%)
	Class B-6 (Credit Support 0.00%)	Order of Loss Allocation

(1)   The credit support percentage set forth in this chart shows the initial balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate scheduled principal balance of the mortgage loans.

See “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this prospectus supplement.

After the Class B Certificates are no longer outstanding, any losses on the mortgage loans that are allocated to the super senior certificates will be borne by the super senior support certificates related to the same loan group, rather than the super senior certificates, for so long as the super senior support certificates are outstanding.

Under certain circumstances, certain principal payments on the mortgage loans in a loan group otherwise distributable to the Class B Certificates may be allocated to the unrelated group of senior certificates as discussed in “Description of the Certificates — Cross-Collateralization” in this prospectus supplement.

Shifting Interest in Prepayments

Additional credit enhancement is provided by the allocation of all principal prepayments on the mortgage loans in a loan group to the Class A Certificates of the related group, subject to certain exceptions, for the first seven years and the disproportionately greater allocation of prepayments to such Class A Certificates over the following four years. The disproportionate allocation of prepayments on the mortgage loans in a loan group will accelerate the amortization of those Class A Certificates relative to the amortization of the subordinate certificates. As a result, the credit support percentage for the Class A Certificates of a group should be maintained and may be increased during the first eleven years unless losses on mortgage loans offset that increase.

See “Description of the Certificates — Principal” in this prospectus supplement.

Prepayment and Yield Considerations

The yield to maturity on your offered certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the mortgage loans in the related loan group (or any loan group in the case of the Class B Certificates). As a result, your yield may fluctuate significantly.

•  In general, if you purchased your offered certificate at a premium and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

•  Conversely, if you purchased your offered certificate at a discount and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

Because the super senior support certificates will bear losses allocated to their related super senior certificates, as well as their own share of losses, once the Class B Certificates are no longer outstanding, the yield to maturity of the super senior support certificates will be more sensitive to the amount and timing of losses on the related mortgage loans than their related super senior certificates.

The yield to maturity of the Class B-1, Class B-2 and Class B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the mortgage loans due to the fact that, once the total balance of the more junior classes of certificates has been reduced to zero, all losses will be allocated to the Class B-3, Class B-2 and Class B-1 Certificates, in that order, until the balance of each class has been reduced to zero.

Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the offered certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your offered certificates.

See “Prepayment and Yield Considerations” in this prospectus supplement and “Yield Considerations” in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, elections will be made to treat the trust as two separate REMICs.

•  The offered certificates (other than the Class 1-A-R Certificates) will constitute “regular interests” in one of the REMICs and will be treated as debt instruments for federal income tax purposes.

•  The Class 1-A-R Certificates will represent ownership of the sole class of “residual interests” in each REMIC.

Interest on the offered certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes. If you hold such a certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

The holders of the Class 1-A-R Certificates will be required to report as ordinary income or loss their pro rata share of the net income or the net loss of the related REMIC and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 1-A-R Certificates other than the distribution of its class balance and interest on such balance.

See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Legal Investment

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.

•  The senior certificates and the Class B-1 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.

•   The Class B-2 and Class B-3 Certificates will not constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment"in the prospectus.

ERISA Considerations

If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to Title I of ERISA, Section 4975 of the Code or any federal, state or local law which is similar to Title I of ERISA or Section 4975 of the Code, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or any similar law.

Subject to the considerations and conditions described under “ERISA Considerations” in this prospectus supplement, it is expected that the offered certificates (other than the Class 1-A-R Certificates) may be purchased by plans. The Class 1-A-R Certificates may not be purchased by plans.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors.

The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

You should carefully consider the risk factors discussed below in addition to the other information contained in this prospectus supplement and the prospectus.

The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates

The rate of distributions of principal and the yield to maturity on your certificates will be directly related to (i) the rate of payments of principal on the applicable mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on such mortgage loans. Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time without penalty.

The rate of principal payments on the mortgage loans mainly will be affected by the following:
• the amortization schedules of the mortgage loans;
• the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;
• liquidations of the properties that secure defaulted mortgage loans;
• repurchases of mortgage loans by the depositor or the seller, as applicable, as a result of defective documentation or breaches of representations or warranties; and
• the optional repurchase of all the mortgage loans by Wells Fargo to effect a termination of the trust.
For a more detailed discussion of these factors, see “Prepayment and Yield Considerations” in this prospectus supplement and “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing — Assignment of Assets; Repurchases” and “— Termination; Optional Purchase of Mortgage Loans” and “Yield Considerations” in the prospectus.

The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:
• If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase due to refinancings.
• Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.
Mortgage originators make general and targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.
If you are purchasing offered certificates at a discount, you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate slower than you expected, your yield will be lower than you expected.
If you are purchasing offered certificates at a premium, you should consider the risk that if principal payments on the mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected.
See “Summary — Prepayment and Yield Considerations” and “Prepayment and Yield Considerations” in this prospectus supplement.
Subordination of Super Senior Support Certificates and Class B Certificates and Increased Risk of Loss	If you purchase Class B Certificates, you are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are holders of the Class A Certificates.

•  The rights of the holders of each class of Class B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class A Certificates and the holders of each class of Class B Certificates with a lower numerical designation. For example, the holders of the Class B-2 Certificates will not receive principal or interest on a distribution date until the holders of the Class A Certificates and Class B-1 Certificates have received the amounts to which they are entitled on that date.

•  Losses that are realized on the mortgage loans will be allocated first to the Class B-6 Certificates, then to the Class B-5 Certificates and so on, in reverse of the numerical order of the Class B Certificates, until the class balances of those classes have been reduced to zero. After the outstanding balances of the Class B Certificates have been reduced to zero, all losses will be allocated to the Class A Certificates that receive payments from the related loan group.
If you purchase super senior support certificates, you should consider the risk that after the Class B Certificates are no longer outstanding, the principal portion of losses realized on the mortgage loans in your related loan group that are allocated to the related super senior certificates will be borne by your super senior support certificates, rather than the related super senior certificates, for so long as your super senior support certificates are outstanding.
For a more detailed description of the subordination feature of the Class B Certificates, see “Description of the Certificates — Allocation of Losses” and “— Cross-Collateralization” in this prospectus supplement.
Limited Source of Payments — No Recourse to Depositor, Originators, Seller, Servicers, Master Servicer, Certificate Administrator or Trustee	Proceeds of the applicable mortgage loans will be the sole source of payments on the certificates. The certificates do not represent an interest in or obligation of the depositor, the originators, the seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates. There are, however, limited obligations of the seller with respect to certain breaches of its representations and warranties, and limited obligations of the servicers and the master servicer with respect to their servicing and master servicing obligations.
Neither the certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, the originators, the seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, there will be no recourse to the depositor, the originators, the seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates.
Limited Liquidity	The underwriter intends to make a market for purchase and sale of the offered certificates after their initial issuance, but the underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.
The secondary market for mortgage backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk (such as the super senior support certificates and the Class B Certificates) will experience illiquidity.
Geographic Concentration May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disasters	At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any concentration of mortgaged properties in a state or region may present unique risk considerations. You should note that approximately 55.82%, 33.79%, 26.57% and 20.72% (by aggregate principal balance as of the cut-off date) of the Group 1 mortgage loans, Group 2 mortgage loans, Group 3 mortgage loans and Group 4 mortgage loans, respectively, are secured by mortgaged properties located in the state of California; approximately 10.20%, 12.80%, 17.53% and 11.78% (by aggregate principal balance as of the cut-off date) of the Group 1 mortgage loans, Group 2 mortgage loans, Group 3 mortgage loans and Group 4 mortgage loans, respectively, are secured by mortgaged properties located in the state of Florida; approximately 13.68% and 14.79% (by aggregate principal balance as of the cut-off date) of the Group 2 mortgage loans and Group 3 mortgage loans, respectively, are secured by mortgaged properties located in the state of Georgia; approximately 10.23% (by aggregate principal balance as of the cut-off date) of the Group 4 mortgage loans are secured by mortgaged properties located in the state of Maryland; and approximately 13.95% and 17.08% (by aggregate principal balance as of the cut-off date) of the Group 3 mortgage loans and Group 4 mortgage loans, respectively, are secured by mortgaged properties located in the commonwealth of Virginia. See the tables entitled “Geographic Distribution of the Mortgaged Properties” in “Annex I — Mortgage Pool Data” in this prospectus supplement for a listing of the locations and concentrations of mortgaged properties.
Several hurricanes, which struck Louisiana, Alabama, Mississippi, Texas and Florida in recent months, may have adversely affected mortgaged properties located in those states. Generally, the mortgage pool does not include mortgage loans secured by mortgaged properties located in the federal emergency management agency (“FEMA”)- designated individual assistance zones. However, FEMA-designated individual assistance zones are subject to change from time to time by FEMA and, therefore, no assurance can be given that the mortgage pool is free of mortgage loans secured by mortgaged properties located in those areas. Further, mortgage loans in the mortgage pool may be secured by mortgaged properties in FEMA-designated public assistance areas, which also may include mortgaged properties in areas that were affected by the hurricanes. The seller will represent and warrant that each mortgaged property is free of damage and in good repair as of the closing date. In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of or the interests of the holders of the certificates in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust. Any such repurchases may shorten the weighted average lives of the certificates. We do not know how many mortgaged properties have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool will be affected.
Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the mortgage loans. Any losses may adversely affect the yield to maturity of the offered certificates.
See “Annex I — Mortgage Pool Data” in this prospectus supplement for further information regarding the geographic concentration of the mortgage loans.
Rights of Beneficial Owners May Be Limited by Book-Entry System	All of the offered certificates (other than the Class 1-A-R Certificates) are book-entry certificates and will be held through the book-entry system of The Depository Trust Company. Transactions in the these types of certificates generally can be effected only through DTC, Clearstream, Euroclear and their participants. As a result:

•  your ability to pledge book-entry certificates to entities that do not participate in the DTC system, or to otherwise act with respect to book-entry certificates, may be limited due to the lack of a physical certificate for your certificates; and

• under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the trustee to the DTC, and not directly to you.
For a more detailed discussion of the book-entry certificates, see “Description of the Certificates — Book-Entry Certificates” in this prospectus supplement.

Tax Consequences of Residual Certificates	• The Class 1-A-R Certificates will represent ownership of the sole class of “residual interests” in each REMIC for federal income tax purposes.

•   The holders of the Class 1-A-R Certificates must report as ordinary income or loss their pro rata share of the net income or the net loss of the related REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after tax return. No cash distributions are expected to be made with respect to the Class 1-A-R Certificates other than the distribution of its class balance and interest on such balance.

•   Treasury regulations require a seller of the Class 1-A-R Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for “safe harbor” protection from possible disregard of such a transfer.

•   Due to their tax consequences, the Class 1-A-R Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class 1-A-R Certificates may not be acquired by Plans.

See “Description of the Certificates — Restrictions on Transfer of the Class 1-A-R Certificates,” “Prepayment and Yield Considerations — Yield on the Class 1-A-R Certificates,” “ERISA Considerations” and “Federal Income Tax Consequences” in this prospectus supplement.
The Return on Your Certificates Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws	The Servicemembers Civil Relief Act, as amended, formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time.
Neither the servicers nor the master servicer are required to advance these shortfalls as delinquent payments.
Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will not be paid from any source on any payment date.

The Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.
The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar federal and state legislation or regulations. See “Certain Legal Aspects of Mortgage Loans—Servicemembers’ Civil Relief Act and Similar Laws” in the prospectus. It is possible that the number of reservists placed on active duty status in the near future may increase, and may increase substantially. In addition, other borrowers who enter military service after the origination of their mortgage loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Relief Act. See “Description of the Certificates—Interest” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Servicemembers’ Civil Relief Act and Similar Laws” in the prospectus.
The Variable Rate of Interest on the Offered Certificates Will Affect Your Yield	The mortgage interest rate on each Group 1, Group 2, Group 3 and Group 4 mortgage loan will be fixed for an initial period of approximately three, five, seven and ten years, respectively, from the date of origination of that mortgage loan. Thereafter, each mortgage loan provides for adjustments to the mortgage interest rate on an annual basis. The mortgage interest rate on each mortgage loan will adjust to equal the sum of an index and a gross margin. Mortgage interest rate adjustments will be subject to the limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”). In addition, the mortgage interest rate will be subject to an overall maximum mortgage interest rate. See “The Mortgage Pool” in this prospectus supplement.
The pass-through rate on each certificate may decrease, and may decrease significantly, after the mortgage interest rates on the applicable mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the index. Moreover, although each mortgage loan has a maximum mortgage interest rate, none of the mortgage loans has a specified floor. Accordingly, the minimum mortgage interest rate to which the mortgage loans may adjust will be the applicable gross margin. In addition, if, despite increases in the index, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest limitation or a periodic cap, the yield on the related certificates could be adversely affected. Further, because the pass-through rates on the Class A and Class B certificates will be based on a weighted average of the net mortgage interest rates of the related mortgage loans, disproportionate principal payments on the related mortgage loans having net mortgage interest rates higher or lower than the then-current pass-through rates on such certificates will affect the pass-through rates for such certificates for future periods and the yields on such certificates. See “The Mortgage Pool,” “Prepayment and Yield Considerations” and “Annex I — Mortgage Pool Data” in this prospectus supplement.
Mortgage Loans Paying Interest Only Until First Adjustment Date May Have Higher Risk of Default or Rates of Prepayment	Approximately 92.40% of the Group 1 mortgage loans, approximately 89.99% of the Group 2 mortgage loans, approximately 92.20% of the Group 3 mortgage loans, approximately 97.18% of the Group 4 mortgage loans and approximately 92.20% of all of the mortgage loans (by aggregate stated principal balance of the mortgage loans in the related loan group or loan groups as of the cut-off date) require only the payment of interest until the month after the first rate adjustment date. At that time, the payments on each such mortgage loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such mortgage loan and the mortgagor will be required to make payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under such mortgage loan.
The increase in the mortgagor’s monthly payment attributable to principal will occur when the mortgagor’s monthly interest payment may also be increasing as a result of an increase in the mortgage interest rate on the first adjustment date. The combination of these two factors may significantly increase the risk of default under such mortgage loan.
In addition, the increase in the monthly payment made by a mortgagor may induce the mortgagor to refinance such mortgage loan which would result in a prepayment of such mortgage loan.
Default Risk on High Balance Mortgage Loans	The principal balances of approximately 12.91% of the Group 1 mortgage loans, approximately 14.92% of the Group 2 mortgage loans, approximately 18.61% of the Group 3 mortgage loans, approximately 24.11% of the Group 4 mortgage loans and approximately 17.08% of all of the mortgage loans were in excess of $750,000 as of the cut-off date. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on each of the respective mortgage pools as a whole.

Some Interests Could Have Priority Over the Trustee’s Interest In the Mortgage Loans, Which Could Cause Delayed or Reduced Distributions on the Certificates	The depositor will represent and warrant in the pooling agreement that the trust created under the pooling agreement will be the sole legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than any lien under the pooling agreement). If this representation and warranty were found not to be true, however, distributions to holders of certificates could be delayed or reduced.
The trustee will not physically possess the mortgage notes and mortgages related to the mortgage loans. Instead, the bank will hold the mortgage notes and mortgages as custodian on behalf of the trustee. The mortgage notes and mortgages will not be endorsed or otherwise marked to reflect the transfer to the trustee, and assignments of the mortgages to the trustee will not be prepared or recorded. As a result, if a third party were to obtain physical possession of the mortgage notes or mortgages without actual knowledge of the prior transfer to the trustee, the trustee’s interest in the mortgage notes and mortgages could be defeated, thereby likely resulting in delays or reductions in distributions on the certificates.
The Conservatorship, Receivership, Bankruptcy, or Insolvency of the Bank Could Result In Delayed or Reduced Distributions on the Certificates	The bank is the seller of the mortgage loans to the depositor. The bank is also the initial custodian and the provider of administrative services to the depositor. The bank is a national bank, and its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If certain events occur relating to the bank’s financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for the bank.
The bank treats its transfer of the mortgage loans to the depositor as a sale. Arguments may be made, however, that the transfer of the mortgage loans constitutes only the grant of a security interest under applicable law.
Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the mortgage loans if:
• the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;
• the financial institution received adequate consideration for the transfer;
• the parties intended that the transfer constitute a sale for accounting purposes; and

•   the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

The bank’s transfer of the mortgage loans is intended to satisfy all of these conditions.
If a condition required under the FDIC’s regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the bank’s transfer of the mortgage loans. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in delays or reductions in distributions on the certificates. If the FDIC were successful in any of these actions, moreover, holders of the certificates may not be entitled under applicable law to the full amount of their damages.
Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize the bank’s transfer of the mortgage loans, distributions to holders of the certificates could be delayed or reduced if the bank entered conservatorship or receivership.
The FDIC may be able to obtain a stay of any action by the trustee or any holders of certificates to enforce any obligations of the bank under any transaction document or to collect any amount owing by the bank under any transaction document. The FDIC also may require that its claims process be followed before payments on the mortgage loans are released to the trustee. The delay caused by any of these actions could result in losses to holders of the certificates.
If the bank entered receivership or conservatorship, the FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:
• authorize the bank to stop acting as custodian of the mortgage loans or to stop providing administrative services to the depositor;
• prevent the appointment of a successor custodian or the appointment of a successor administrator for the depositor;

•   alter the terms on which the bank continues to act as custodian of the mortgage loans or to provide administrative services to the depositor, including the amount or the priority of the fees paid to the bank; or

• authorize the bank to refuse to perform its obligations under the transaction documents, including its obligations to make payments or to repurchase mortgage loans.
If any of these events were to occur, the trustee’s rights under the transaction documents may be limited or eliminated. Such a repudiation by the FDIC could also excuse the other parties to the transaction documents from performing any of their obligations. Payments to holders of the certificates could be delayed or reduced. Holders of the certificates also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.
The depositor is a wholly-owned indirect subsidiary of the bank. Certain banking laws and regulations may apply not only to the bank but to its subsidiaries as well. If the depositor were found to have violated any of these laws or regulations, holders of the certificates could suffer a loss on their investment.
Arguments also may be made that the FDIC’s rights and powers extend to the depositor and the trust created under the pooling agreement and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of holders of the certificates under the transaction documents. If the FDIC were to take this position, losses to holders of the certificates could result.
In addition, no assurance can be given that the FDIC in the event of a receivership or conservatorship of the bank would not attempt to exercise control over the mortgage loans or the other assets of the depositor or the trust on an interim or a permanent basis. If this were to occur, distributions on the certificates could be delayed or reduced.
Furthermore, if a conservator or receiver for the bank were to argue that any of the conservator’s or receiver’s administrative expenses relate to the mortgage loans or the transaction documents, those expenses could be paid from collections on the mortgage loans before the trustee receives any payments, which could result in losses to holders of the certificates.
Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that the bank or any of its affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the mortgage loans and on the liquidity and value of the certificates.
There may be other possible effects of a receivership, conservatorship, or insolvency of the bank that could result in delays or reductions in distributions on the certificates.

Regulatory Action With Respect to the Bank Could Result In Losses	The bank is regulated and supervised by the Office of the Comptroller of Currency, the FDIC, and the Board of Governors of the Federal Reserve System. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to the bank and its affiliates.
If any of these regulatory authorities were to conclude that an obligation under the transaction documents were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to the bank or its affiliates, that authority may have the power to order the bank or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, the bank or the related affiliate probably would not be liable to holders of certificates for contractual damages for complying with such an order, and holders of certificates would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, distributions on the certificates could be delayed or reduced.
In one case of which the depositor is aware, the regulatory authority ordered the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents.
Class B-1, Class B-2 and Class B-3 Certificates	In general, it is not expected that the Class B-1, Class B-2 or Class B-3 Certificates will receive any distributions of principal prepayments until the distribution date occurring in December 2012. On or after that date, all or a disproportionately large portion of principal prepayments on the mortgage loans will be allocated to the Class A Certificates as described in this prospectus supplement, and none or a disproportionately small portion of principal prepayments may be paid to the holders of the Class B Certificates. As a result, the weighted average lives of the Class B-1, Class B-2 and Class B-3 Certificates may be longer than would otherwise be the case. See “Description of the Certificates—Principal—Prepayment Percentages” in this prospectus supplement.

FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings “Risk Factors”and “Prepayment and Yield Considerations” in this prospectus supplement and “Risk Factors” and “Yield Considerations” in the accompanying prospectus. Forward looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

THE MORTGAGE POOL

The following descriptions of the Mortgage Loans and the Mortgaged Properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Loan Groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below to percentages of the Mortgage Loans in a Loan Group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date and references below to percentages of all Mortgage Loans are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in all Loan Groups as of the Cut-off Date.

The trust will consist primarily of a Mortgage Pool of fully-amortizing Mortgage Loans secured by first liens on one- to four-family residential properties. The Mortgage Loans have been divided into four Loan Groups consisting of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, referred to as Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans. The Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans, and the Group 4 Mortgage Loans will bear a fixed mortgage interest rate for approximately three, five, seven and ten years, respectively. Each mortgage note provides for adjustments to the mortgage interest rate thereon on each Adjustment Date, which will be at the end of the initial fixed-rate period and annually thereafter. Approximately 92.40% of the Group 1 Mortgage Loans, approximately 89.99% of the Group 2 Mortgage Loans, approximately 92.20% of the Group 3 Mortgage Loans, approximately 97.18% of the Group 4 Mortgage Loans and approximately 92.20% of all of the Mortgage Loans require only payments of interest until the month following the first Adjustment Date.

On each Adjustment Date, the mortgage interest rate of such Mortgage Loan will adjust to the sum of the related Index and the Gross Margin rounded up to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the Periodic Cap. The initial rate caps on the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans are generally 2%, 5%, 5% and 5%, respectively, for the first Adjustment Date, and the Periodic Caps for the Mortgage Loans in all of the Loan Groups are 2% for every Adjustment Date thereafter. In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime Rate Ceiling. None of the Mortgage Loans are subject to a lifetime minimum mortgage interest rate. Therefore, the minimum mortgage interest rate for each Mortgage Loan will be the Gross Margin for that Mortgage Loan. On the first due date following each Adjustment Date for each Mortgage Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

The index for the Mortgage Loans will be One-Year LIBOR. In the event such Index is no longer available, the related Servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements in One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is British Bankers’ Association.

			One-Year LIBOR

Month	2005	2004	2003	2002	2001	2000	1999

January	3.11%	1.48%	1.46%	2.40%	6.00%	6.50%	5.10%
February	3.27	1.47	1.46	2.57	5.11	6.78	5.07
March	3.57	1.37	1.38	2.48	4.91	6.76	5.38
April	3.81	1.34	1.27	3.06	4.67	6.94	5.25
May	3.71	1.82	1.29	2.64	4.44	7.10	5.23
June	3.76	2.11	1.25	2.60	4.17	7.48	5.59
July	3.90	2.39	1.16	2.27	4.18	7.18	5.75
August	4.22	2.35	1.44	1.97	3.80	7.09	5.89
September	4.13	2.26	1.45	1.92	3.56	6.92	6.08
October	4.48	2.49	1.24	1.66	2.68	6.80	6.04
November	4.72	2.54	1.48	1.62	2.29	6.71	6.22
December	—	2.96	1.60	1.73	2.34	6.52	6.29

The Mortgage Pool consists of Mortgage Loans that were either (i) originated by National City or SunTrust, as Originators, or (ii) purchased by the Originators from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities. For a description of the underwriting standards applicable to the Loan Groups, see “Underwriting Standards”in this prospectus supplement. The Mortgage Loans were sold by the Originators to Wachovia Bank, as Seller, and will be sold by the Seller to the Depositor on the Closing Date pursuant to a Mortgage Loan Purchase Agreement between the Seller and the Depositor. The Mortgage Loan Purchase Agreement will provide the Depositor with remedies against the Seller for breaches of representations and warranties made by the Seller with respect to the Mortgage Loans and those remedies will be assigned by the Depositor to the Trustee in the Pooling Agreement. The Pooling Agreement will provide remedies against the Depositor for the failure to deliver documentation with respect to the Mortgage Loans.

As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage Loan has been more than 30 days delinquent more than once during the preceding twelve months.

As of the Cut-off Date, no Mortgage Loan had a Loan-to-Value Ratio of more than 95.00%. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the “Original Loan-to-Value Ratios” tables in Annex I to this prospectus supplement. The value of any mortgaged property generally will change from the level that existed on the appraisal or sale date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

The tables included in Annex I set forth additional information with respect to the Mortgage Pool.

THE SELLER

On the Closing Date, the Mortgage Loans will be sold to the Depositor by Wachovia Bank, National Association (referred to in this prospectus supplement as Wachovia Bank), as Seller.

Wachovia Bank is a direct wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act. Wachovia Bank is engaged in general commercial banking business, offering a full range of financial services to corporations and individuals. Wachovia Bank’s headquarters and its executive offices are located at 301 South College Street, Charlotte, North Carolina 28288.

The Certificates do not represent an interest in or an obligation of the Seller. The Seller’s only obligations with respect to the Certificates will be pursuant to certain limited representations and warranties made by the Seller or as otherwise provided in this prospectus supplement.

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, National Association (referred to in this prospectus supplement as Wells Fargo or the Master Servicer) will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling Agreement.

Primary servicing of the Mortgage Loans will be provided by National City Mortgage Co. (referred to in this prospectus supplement as National City or a Servicer) and SunTrust Mortgage, Inc. (referred to in this prospectus supplement as SunTrust or a Servicer) in accordance with the terms of the Pooling Agreement. The Servicers will be responsible for the servicing of the Mortgage Loans, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the Pooling Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer and will either find a successor servicer or will assume the primary servicing obligations for the related Mortgage Loans itself. In the event of a default by the Master Servicer in its role as Master Servicer or Certificate Administrator, the Trustee will be required to enforce any remedies against the Master Servicer and will either find a successor Master Servicer and Certificate Administrator or assume the master servicing and certificate administration roles itself.

National City will act as Servicer of 40.66%, 52.67%, 30.71% and 62.14% of the Group 1, Group 2, Group 3 and Group 4 Mortgage Loans, respectively, and SunTrust will act as Servicer of 59.34%, 47.33%, 69.29% and 37.86% of the Group 1, Group 2, Group 3 and Group 4 Mortgage Loans, respectively, pursuant to the Pooling Agreement.

The Certificates will not represent an interest in, or an obligation of, nor are the Mortgage Loans guaranteed by, the Master Servicer, the Servicers or any of their affiliates.

The Master Servicer

Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

The Servicers

National City

National City is a full-service residential mortgage banking company headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City is an approved Fannie Mae, Freddie Mac and Ginnie Mae servicer and is a subsidiary of National City Bank, Indiana, a wholly owned subsidiary of National City Corporation, a Delaware corporation, headquartered in Cleveland, Ohio.

National City Delinquency and Foreclosure Experience

The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by National City and serviced or master serviced by National City. Those mortgage loans include both fixed-rate and adjustable-rate mortgage loans with characteristics that differ from the characteristics of the Mortgage Loans serviced by National City. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans serviced by National City, and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the Mortgage Loans serviced by National City:

National City
Delinquency and Foreclosure Experience

	December 2003		December 2003		December 2004		December 2004		September 2005
TOTAL SERVICING	Count		$(000)		Count		$(000)		Count		September 2005$(000)

Count / Balance	1,111,388		$155,274,844		1,135,033		$164,020,079		1,116,505		$167,924,199
30-59 Days	28,364	2.55%	$3,149,088	2.03%	26,383	2.32%	$2,993,971	1.83%	21,892	1.96%	$2,546,091	1.52%
60-89 Days	5,971	0.54%	$657,961	0.42%	6,220	0.55%	$696,230	0.42%	5,352	0.48%	$605,393	0.36%
90 Days +	4,793	0.43%	$520,683	0.34%	6,766	0.60%	$765,520	0.47%	5,392	0.48%	$616,575	0.37%
Delq. Bankruptcies	4,445	0.40%	$432,086	0.28%	4,721	0.42%	$472,736	0.29%	4,840	0.43%	$495,155	0.29%

Subtotal	43,573	3.92%	$4,759,817	3.07%	44,090	3.88%	$4,928,457	3.00%	37,476	3.36%	$4,263,214	2.54%
Foreclosures Pending	7,227	0.65%	$768,913	0.50%	6,558	0.58%	$699,273	0.43%	5,620	0.50%	$607,853	0.36%

Total Delinquency	50,800	4.57%	$5,528,731	3.56%	50,648	4.46%	$5,627,731	3.43%	43,096	3.86%	$4,871,067	2.90%

Percent Government	23%		19%		22%		17%		19%		14%

The information in this section has been provided by National City. None of the Seller, the Depositor, the Master Servicer, the Certificate Administrator, SunTrust, the Trustee, the Underwriter, or any of their respective affiliates have made or will make any representations as to the accuracy or completeness of such information.

SunTrust Mortgage, Inc.

SunTrust Mortgage, Inc. is a wholly-owned subsidiary of SunTrust Bank, one of the nation’s largest commercial banking organizations. As of September 30, 2005, SunTrust Bank had total assets of $172.4 billion and total deposits of $113.7 billion. SunTrust Bank operates an extensive distribution network primarily in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, and the District of Columbia, and also serves customers in selected markets nationally.

Currently, SunTrust Mortgage, Inc. originates loans through 135 locations in its markets and adjacent states, maintains correspondent and broker relationships in 48 states, and services loans in 50 states and the District of Columbia. SunTrust Mortgage, Inc. is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans and (ii) servicing residential mortgage loans for its own account or for the account of others. SunTrust Mortgage, Inc. is an approved servicer of Fannie Mae, Freddie Mac and the Government National Mortgage Association. SunTrust Mortgage, Inc. is headquartered in Richmond, Virginia. Its parent, SunTrust Bank, is headquartered in Atlanta, Georgia. SunTrust Mortgage, Inc. executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

SunTrust Mortgage, Inc.
Delinquency and Foreclosure Experience

	December 2003		December 2003				December 2004		September 2005
TOTAL PORTFOLIO	Count		$(000)		December 2004 Count		$(000)		Count		September 2005$(000)

Count / Balance	550,619		$68,957,145,13		591,650		$77,667,629,943		695,266		$97,377,709,221
Period of Delinquency
30-59 Days	11,041	2.01%	$1,179,240,864	1.71%	11,725	1.98%	$1,332,814,305	1.72%	12,749	1.83%	$1,488,500,801	1.53%
60-89 Days	1,926	0.35%	$185,749,038	0.27%	1,897	0.32%	$193,555,159	0.25%	2,228	0.32%	$238,068,647	0.24%
90-120 Days	760	0.14%	$65,933,494	0.10%	818	0.14%	$80,162,770	0.10%	943	0.14%	$83,517,915	0.09%
120+ Days	971	0.18%	$99,492,259	0.14%	1,119	0.19%	$115,172,112	0.15%	1,360	0.20%	$143,328,257	0.15%

Subtotal	14,698	2.67%	$1,530,415,655	2.22%	15,559	2.63%	$1,721,704,346	2.22%	17,280	2.49%	$1,953,415,620	2.01%
Foreclosures Pending	1,059	0.19%	$108,383,742	0.16%	1,053	0.18%	$107,943,378	0.14%	1,189	0.17%	$127,913,257	0.13%

Total Delinquency	15,757	2.87%	$1,638,799,397	2.38%	16,612	2.81%	$1,829,647,724	2.36%	18,469	2.66%	$2,081,328,877	2.14%

The information in this section has been provided by SunTrust Mortgage, Inc. None of the Seller, the Depositor, the Master Servicer, the Certificate Administrator, National City, the Trustee, the Underwriter, or any of their respective affiliates have made or will make any representations as to the accuracy or completeness of such information.

UNDERWRITING STANDARDS

The Originators provided the information in the following paragraphs. None of the Seller, the Depositor, the Trustee, the Underwriter, or any of their respective affiliates have made or will make any representations as to the accuracy or completeness of such information. The following is a description of the underwriting standards used by the Originators in connection with its acquisition of the related Mortgage Loans.

Underwriting Standards — National City Mortgage Co.

All of the Mortgage Loans sold to the Seller by National City are “conventional non-conforming mortgage loans” (i.e., loans that are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to- value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. These mortgage loans have been originated or purchased by National City and were generally underwritten in accordance with the standards described herein.

The National City underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 and up to 85% for mortgage loans secured by three-to-four family, primary residences with original principal balances of up to $300,000 are generally allowed. Mortgage loans with principal balances exceeding $1,000,000 (“super jumbos”) are allowed if the loan is secured by the borrower’s primary residence. The loan-to- value ratio for super jumbos generally may not exceed 70% when subordinate financing exists. If the loan is not subject to subordinate financing, the LTV generally may not exceed 80%. For cash out refinance loans, the maximum loan-to- value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan. Investment properties are generally not permitted under the National City underwriting guidelines.

For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans sold to the Seller by National City meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the Rating Agencies.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligations on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, National City generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

National City also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, National City applies the middle score of the primary wage earner or the lower middle score of both borrowers. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

The Mortgage Loans sold to the Seller by National City have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, and streamline refinance documentation. Under full/alternative documentation, the prospective borrower’s employment, income and assets are verified through written and telephonic communications. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower’s employment without reference to income. Borrower’s assets are verified. The streamline refinance documentation program is available to borrowers whose mortgage loans are currently serviced by National City. Under a streamline refinance documentation program, more emphasis is placed on the payment history of the mortgage loan to be refinanced and the credit history of the borrower than on the verified income and assets of the borrower. Income of the borrower is verified through receipt of a current paystub (for salaried borrowers) or a copy of the borrower’s prior year’s tax returns (if the borrower is self-employed). The borrower’s assets are verified if greater than 1% of the new loan amount is necessary to close.

Each mortgaged property securing a Mortgage Loan sold to the Seller by National City has been appraised by a qualified independent appraiser. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

Underwriting Standards — SunTrust Mortgage, Inc.

SunTrust underwriting guidelines generally follow standard Fannie Mae guidelines. They are designed to evaluate the borrower’s capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used. SunTrust continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. SunTrust requires that the borrower’s sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested. A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower’s financial condition, SunTrust requires a description of assets, liabilities, income and expenses and obtains a credit report, which summarizes the borrower’s credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information. Such employment verification may be obtained either through analysis of the borrower’s most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided. In addition, SunTrust offers a “No Income Verification” feature in which income is stated but not verified, however employment and assets are verified. Higher credit standards are required for this option.

To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

SunTrust may, as part of its overall evaluation of a borrower’s creditworthiness, use credit scores and/or an automated underwriting system to assist in making a credit decision. “Credit scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations. Automated underwriting assists in providing a comprehensive risk assessment approach that emphasizes the borrower’s equity investment and credit history and the cumulative effect that these and other risk factors have on mortgage performance. SunTrust supports the use of automated underwriting systems (AUS) to better assess mortgage risk and to provide a means to statistically evaluate a borrower’s income, assets and credit to determine the loan’s eligibility for sale into the secondary market or conformance with investor lending guidelines. Automated underwriting tools are available within each origination and underwriting location to provide an AUS evaluation or recommendation. The AUS systems approved by SunTrust are Fannie Mae’s Desktop Underwriter (DU) and Freddie Mac’s Loan Prospector (LP).

As a general rule, SunTrust offers loan amounts up to $2,000,000 for the purchase and rate and term refinance of the borrower’s primary residence and loan amounts up to $1,000,000 for the cash out refinance of the borrower’s primary residence. In addition, SunTrust offers loan amounts up to $1,000,000 for the purchase, rate and term and cash out refinance of the borrower’s second home and loan amounts up to $500,000 for the purchase and rate and term refinance of the borrowers investment property. Investment properties are ineligible for cash out refinancing. The maximum amount of cash back to the borrower for cash out refinance transactions ranges from the lesser of $350,000 or 50% of the loan amount for primary residences and the lesser of $100,000 or 50% of the loan amount for second homes.

THE POOLING AND SERVICING AGREEMENT

The Certificates will be issued pursuant to the Pooling Agreement. The prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. See “Description of the Agreements” in the prospectus.

The following summaries do not purport to be complete and are subject to the provisions of the Pooling Agreement which are incorporated by reference. The Depositor plans to file a final copy of the Pooling Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the Closing Date.

Assignment of Mortgage Loans

In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, the Mortgage File with respect to each Mortgage Loan. Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded, except in states where recordation is required in the appropriate public office for real property records by either Rating Agency to obtain the initial ratings on the Certificates described under “Certificate Ratings” in this prospectus supplement . With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered, and any such Mortgage will not be recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will promptly review each Mortgage File after the Closing Date (or promptly after the Trustee’s receipt of any document permitted to be delivered after the Closing Date) to determine if any of the required documents is missing.

Repurchases of Mortgage Loans

If any document required to be included in the Mortgage File is defective or is not delivered to the Trustee and the defect or omission materially and adversely affects the interest of the certificateholders in the Mortgage Loan, or if a Mortgage Loan breaches any of the representations made by the Seller in the Mortgage Loan Purchase Agreement in any material respect and the Depositor or the Seller, as applicable, does not cure such omission or defect within 90 days, the Depositor or the Seller, as applicable, will be required, within 90 days following discovery or notice of the defect or omission either (i) to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price, or (ii) to substitute an Eligible Substitute Mortgage Loan; however, such substitution generally is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a Deleted Mortgage Loan. In the case of the breach of the representation made by the Seller that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Seller will be required to pay any costs or damages incurred by the Trust as a result of the violation of such laws.

With respect to any Eligible Substitute Mortgage Loan, if the principal balance of such Eligible Substitute Mortgage Loan (after deduction of any Monthly Payments due in the month of substitution) is less than the unpaid principal balance of the related Deleted Mortgage Loan, such shortfall (referred to as a Substitution Adjustment Amount) will be deposited by the Seller or the Depositor, as applicable, and held for distribution to the certificateholders on the related Distribution Date.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or a breach of a representation or warranty.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, each Servicer will establish an account (referred to in this prospectus supplement as a Servicer Custodial Account). Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the related Servicer in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the second business day preceding the next Distribution Date. On or prior to the second business day immediately preceding each Distribution Date, each Servicer will withdraw from its Servicer Custodial Account the Pool Distribution Amount for each Mortgage Loan it services and will remit such funds to the Certificate Administrator for deposit in the Certificate Account.

The Certificate Administrator will establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account (referred to in this prospectus supplement as the Certificate Account) into which it will deposit amounts received from the Servicers and advances (to the extent required to make advances) made from the Master Servicer’s own funds (less the Master Servicer’s expenses, as provided in the Pooling Agreement). The Certificate Account and amounts at any time credited thereto will comply with the requirements of the Pooling Agreement and will meet the requirements of the Rating Agencies. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling Agreement.

Servicing and Other Compensation and Payment of Expenses

The Servicing Fee is payable out of the interest payments received on each Mortgage Loan serviced by the related Servicer. For each Loan Group, the related Master Servicing Fee is payable out of the Pool Distribution Amount for such Loan Group, as described in “Description of the Certificates — Priority of Distributions” in this prospectus supplement. The Administrative Fees with respect to a Loan Group, consisting of the Servicing Fee and the Master Servicing Fee for such Loan Group, will accrue on the Stated Principal Balance of each Mortgage Loan in such Loan Group as of the due date in the month preceding the month of the related Distribution Date at the Administrative Fee Rate, which is equal to the sum of the Servicing Fee Rate and the Master Servicing Fee Rate. The annual fee payable to the Trustee for its responsibilities under the Pooling Agreement will be payable by the Master Servicer.

Each Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by such Servicer in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the applicable Servicer out of its Servicing Fee. The amount of a Servicer’s Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans in the Loan Groups it services, as described below under “— Compensating Interest.” Each Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges and all investment income earned on amounts on deposit in the applicable Servicer Custodial Account.

The Master Servicer is also entitled to receive all investment income earned on amounts on deposit in the Certificate Account.

Each of the Master Servicer, the Certificate Administrator and the Trustee is entitled to be reimbursed from and indemnified by the Trust for certain expenses incurred by the Master Servicer, the Certificate Administrator or the Trustee, as applicable, in connection with their respective responsibilities under the Pooling Agreement.

Compensating Interest

When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

Pursuant to the Pooling Agreement, the aggregate Servicing Fee payable to a Servicer for any month will be reduced by the amount of Compensating Interest with respect to such Servicer. To the extent the Servicers fail to pay Compensating Interest in respect of any Distribution Date, the Master Servicer will be required to pay such Compensating Interest up to the amount of the Master Servicing Fee payable to the Master Servicer on such Distribution Date. Any such shortfalls in interest as a result of prepayments on the Mortgage Loans in excess of the amount of the related Compensating Interest for a month will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such prepayments. See “Description of the Certificates — Interest” in this prospectus supplement.

Advances

Subject to the following limitations, each Servicer will be required to make advances prior to each Distribution Date in an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee and any amounts such Servicer has determined will be a non-recoverable Advance) which were due on the related due date on the Mortgage Loans in the Loan Groups it services and which were delinquent on the related Determination Date. Advances by a Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or mortgaged property relating to such Mortgage Loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If a Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by a Servicer to make a required Advance will constitute an event of default, and the Master Servicer, as successor servicer, or any other successor servicer will be obligated to advance such amounts to the Certificate Account to the extent provided in the Pooling Agreement. Any failure of the Master Servicer, as successor servicer, to make such an Advance would constitute an event of default, and the Trustee (if it succeeds to the obligations of the Master Servicer under the Pooling Agreement) or the successor master servicer will be obligated to make the Advance, as successor servicer, in accordance with the terms of the Pooling Agreement.

Optional Termination

The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in “Description of the Securities — Termination; Optional Purchase of Mortgage Loans” in the prospectus. In addition, Wells Fargo, as Master Servicer, will have the option to purchase all remaining Mortgage Loans and other assets in the Trust when the scheduled balance of the Mortgage Pool as of the Distribution Date on which the purchase proceeds are to be distributed is less than 5% of the initial balance of the Mortgage Pool. The purchase price will generally be equal to the sum of the Stated Principal Balances of the Mortgage Loans and the fair market value of any REO Properties held by the Trust, together with the amount of any unpaid Advances of delinquent principal and interest made by the Servicers or the Master Servicer and one month’s interest on the Stated Principal Balance of each Mortgage Loan.

Distributions in respect of an optional purchase described above will be paid to certificateholders in order of their priority of distribution as described below under “Description of the Certificates — Priority of Distributions.” The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO Property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

In no event will the Trust created by the Pooling Agreement continue beyond the later of (a) the repurchase described above, if it results in the Trust no longer owning any Mortgage Loans, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Trust. The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Trust.

Special Servicing Agreements

The Pooling Agreement will permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of 100% of a class of Class B Certificates or of a class of securities representing interests in one or more classes of Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the applicable Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans, but the applicable Servicer will be required to continue otherwise to service the Mortgage Loans in accordance with the provisions of the Pooling Agreement.

The Trustee

U.S. Bank National Association, a national banking association (referred to in this prospectus supplement as U.S. Bank), will be the Trustee under the Pooling Agreement. The principal offices of the Trustee are located at 60 Livingston Avenue, EP-MN-WS3D, Attention: Structured Finance/WMLT 2005-B, St. Paul, Minnesota 55107. The Depositor, the Seller, the Master Servicer, the Servicers, the Originators and the Certificate Administrator may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

The Certificate Administrator

Wells Fargo will be the Certificate Administrator under the Pooling Agreement and will perform certain securities and tax administration services, including the paying agent functions, for the Trust so long as it is the Master Servicer. Certificate transfer services are conducted at the Corporate Trust Office of the Certificate Administrator. The Certificate Administrator may make available each month, to any interested party, the monthly statements to certificateholders via the Certificate Administrator’s website located at www.ctslink.com. Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at (301) 815-6600.

For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time the electronic version of this prospectus supplement was created.

The Certificate Administrator will prepare (based solely upon information provided to the Certificate Administrator by the Servicers and the Master Servicer) and make available to the certificateholders a report containing the information set forth under “Description of the Securities — Reports to Securityholders” in the prospectus.

Voting Rights

Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

•  99% of all voting rights will be allocated among the holders of the Class A Certificates (other than the Class 1-A-R Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

•  1% of all voting rights will be allocated to the holders of the Class 1-A-R Certificates.

The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests. The voting rights evidenced by any Certificate registered in the name of the Depositor, any Servicer or any of their affiliates will be disregarded for the purpose of determining whether the requisite amount of voting rights necessary to effect any action under the Pooling Agreement has been obtained.

DESCRIPTION OF THE CERTIFICATES

The Certificates will consist of (i) the fifteen classes of Offered Certificates listed in the table on page S-1 of this prospectus supplement and (ii) the Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement.

The Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 96.15% in Loan Group 1, the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 96.15% in Loan Group 2, the Class 3-A-1 Certificates and the Class 3-A-2 Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 96.15% in Loan Group 3 and the Class 4-A-1 Certificates and the Class 4-A-2 Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 96.15% in Loan Group 4. The Class B Certificates in the aggregate represent the remaining initial beneficial ownership interest in each Loan Group.

Denominations and Form

The Offered Certificates (other than the Class 1-A-R Certificates) will be issuable as Book-Entry Certificates only. The Class 1-A-R Certificates will be issued as Definitive Certificates. The Offered Certificates (other than the Class 1-A-R Certificates) will be available in minimum denominations of $10,000 and integral multiples of $1 in excess of that amount. For the Class 1-A-R Certificates, other than the de minimusamount expected to be held by the seller, the minimum denomination is 20% of the Percentage Interest of the Class 1-A-R Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single Certificate of each class may be issued in an amount different than described above.

Book-Entry Certificates

Certificate Owners will hold such Certificates through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are Participants or Indirect Participants of such systems. Each class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as Depositary for Clearstream and JPMorgan Chase Bank will act as Depositary for Euroclear. Investors may hold such beneficial interest in the Book-Entry Certificates in minimum denominations of $10,000. Except as described below, no person acquiring a Book-Entry Certificate (referred to in this prospectus supplement as a beneficial owner) will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only “certificateholder” of the Book-Entry Certificates will be Cede, as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Certificate Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (referred to in this prospectus supplement as the DTC rules), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates representing their respective interests in the Book-Entry Certificates, the DTC rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificateholders will not receive or be entitled to receive Certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see “Federal Income Tax Consequences—REMICs—Taxation of Certain Foreign Investors” and in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex II to this prospectus supplement.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC rules, as in effect from time to time.

Clearstream International, or “Clearstream,” a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world’s major financial institutions.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois and the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

Clearstream’s customers are world wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

The Euroclear System, or “Euroclear,” was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, included United States dollars. Euroclear includes various other securities, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator.” All operations are conduced by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions (as defined in the prospectus). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Certificate Administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—REMICs—Taxation of Certain Foreign Investors” in the prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (i) the Depositor advises the Certificate Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to Book-Entry Certificates and the Certificate Administrator or the Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the DTC Participants holding beneficial interests in the Book-Entry Certificates agree to initiate a termination.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Certificate Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter holders of such Definitive Certificates will be treated as certificateholders under the Pooling Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicers, the Master Servicer, the Certificate Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

Distributions

Distributions on the Certificates will be made by the Certificate Administrator each Distribution Date, which is on the 20th day of each month (or, if not a business day, the next business day), commencing in December 2005, to the persons in whose names such Certificates are registered on the related Record Date.

Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of a bank or other depository institution having appropriate wire transfer facilities specified in writing by such certificateholder to the Certificate Administrator, or if no prior written wire transfer instruction has been provided, by check mailed to the certificateholder’s address as it appears on the applicable certificate register. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Certificate Administrator. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described above under “— Book-Entry Certificates.”

Pool Distribution Amount

The “Pool Distribution Amount” for each Loan Group with respect to any Distribution Date will be determined by reference to amounts received and expenses incurred in connection with the Mortgage Loans in such Loan Group and will be equal to the sum of:

    (i)        all scheduled installments of interest (net of the related Servicing Fee) and principal due on the Mortgage Loans in such Loan Group on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the Mortgage Loans in such Loan Group;

    (ii)        all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans in such Loan Group received by the related Servicer during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

(iii) all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date; and

    (iv)        amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Trust as of such Distribution Date.

reduced by (i) amounts in reimbursement for Advances previously made by the related Servicer, the Master Servicer, as successor servicer, or any other successor servicer, (ii) any compensation payable to such Servicer and (iii) the allocable share for such Loan Group of any amounts reimbursable to the Depositor, such Servicer, the Master Servicer, the Certificate Administrator or the Trustee under the Pooling Agreement.

The Pool Distribution Amounts also will not include any profit received by a Servicer on the foreclosure of a Mortgage Loan. Such amounts, if any, will be retained by such Servicer as additional servicing compensation.

Priority of Distributions

As more fully described herein, distributions will be made on each Distribution Date from the Pool Distribution Amounts in the following order of priority (the “Pool Distribution Amount Allocation”):

(i)	to the Master Servicer, the Master Servicing Fee in respect of the related Loan Group for such Distribution Date;

(ii)	to the related classes of Class A Certificates to pay interest;

(iii)

to the related classes of Class A Certificates based on the applicable Senior Principal Distribution Amount, as described below under “— Principal— Senior Principal Distribution Amount,” to pay principal;

(iv)

to each class of Subordinate Certificates, first to pay interest and then to pay principal in the order of their numerical class designations, beginning with the Class B-1 Certificates as described under “— Principal— Subordinate Principal Distribution Amount;” and

(v)	to the Class 1-A-R Certificates, any remaining amounts.

Certain amounts otherwise distributable on the Subordinate Certificates may be used to pay other classes as described under “Description of the Certificates—Cross-Collateralization” in this prospectus supplement.

Interest

The pass-through rate for each class of Offered Certificates for each Distribution Date is as set forth or described in the table beginning on page S-1 of this prospectus supplement.

On each Distribution Date, to the extent funds are available, each class of Certificates will be entitled to receive its Interest Distribution Amount with respect to the related Interest Accrual Period. The “Interest Distribution Amount” for any class of Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related Class Balance and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed. The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Class A and Class B Certificates will be reduced by the amount of Net Interest Shortfalls for such Distribution Date, which equals the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of Class A and Class B Certificates, based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls.

Allocations of the interest portions of Realized Losses on the Mortgage Loans in a Loan Group will be made first to the Subordinate Certificates in reverse numerical order. After the Senior Credit Support Depletion Date, the Super Senior Support Certificates will bear the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group until their Class Balance has been reduced to zero. Thereafter, the related Super Senior Certificates will bear the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group on a pro rata basis.

If on a particular Distribution Date, the amount available to be distributed in respect of interest on a class of Certificates applied in the order described above under “— Priority of Distributions” is not sufficient to make a full distribution of the Interest Distribution Amount for each class, interest will be distributed on each class of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next Distribution Date. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

Under certain circumstances, the unpaid interest amounts for the Senior Certificates related to a particular Loan Group will be payable from amounts otherwise distributable as principal on the Subordinate Certificates. See “— Cross-Collateralization” in this prospectus supplement.

Interest will accrue on each class of Certificates during each “Interest Accrual Period,” which is the calendar month preceding the month in which each Distribution Date occurs. The initial Interest Accrual Period for each class of Certificates will be deemed to have commenced on November 1, 2005. Interest which accrues on each class of Certificates during an Interest Accrual Period will be calculated on the assumption that distributions in reduction of the principal balances thereof on the Distribution Date in that Interest Accrual Period are made on the first day of the Interest Accrual Period. Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related Class Balance with respect to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Principal

On each Distribution Date, certificateholders will be entitled to receive principal distributions from the applicable Pool Distribution Amount or Amounts to the extent described below and in accordance with the priorities set forth under “— Priority of Distributions” above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

All payments and other amounts received in respect of principal of the Mortgage Loans in a Loan Group will be allocated between the related Class A Certificates and the Subordinate Certificates, other than as described in “—Cross-Collateralization”below.

On each Distribution Date, the Principal Amount for a Loan Group will be distributed (i) as principal of the related Class A Certificates in an amount up to the Senior Principal Distribution Amount for such Loan Group and (ii) as principal of the Subordinate Certificates in an amount up to the Subordinate Principal Distribution Amount for such Loan Group.

The “Principal Amount” for any Distribution Date and any Loan Group will equal the sum of:

(a)	all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;

(b)	the principal portion of the Purchase Price of each Mortgage Loan in such Loan Group that was repurchased by the Depositor or the Seller, as applicable, as of that Distribution Date;

(c)	any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan in such Loan Group received with respect to that Distribution Date;

(d)

any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

(e)

with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than any Excess Liquidation Proceeds) allocable to principal received with respect to that Mortgage Loan during the calendar month preceding the month of such Distribution Date;

(f)

with respect to any Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan, any Subsequent Recoveries with respect to such Mortgage Loan received during the calendar month preceding the month of such Distribution Date; and

(g)	all partial and full principal prepayments on the Mortgage Loans in such Loan Group by mortgagors received during the calendar month preceding the month of that Distribution Date.

Senior Principal Distribution Amount

With respect to the Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 1 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 1 remaining after payment of the Master Servicing Fee from the Pool Distribution Amount for Loan Group 1 and distributions of interest on the Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates will be distributed as principal to the following classes of Certificates, sequentially, as follows:

•  first, to the Class 1-A-R Certificates until their Class Balance has been reduced to zero; and

•  second, concurrently, to the Class 1-A-1 Certificates and the Class 1-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

With respect to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 2 remaining after payment of the Master Servicing Fee from the Pool Distribution Amount for Loan Group 2 and distributions of interest on the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates will be distributed as principal to the following classes of Certificates, concurrently, as follows:

(1)   approximately 36.2060850360% to the Class 2-A-1 Certificates, until their Class Balance has been reduced to zero; and

(2)   approximately 59.9440012551%, sequentially, to the Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their Class Balances have been reduced to zero; and

(3)   approximately 3.8499137088% to the Class 2-A-5 Certificates until their Class Balance has been reduced to zero.

With respect to the Class 3-A-1 and the Class 3-A-2 Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 3 remaining after payment of the Master Servicing Fee from the Pool Distribution Amount for Loan Group 3 and distributions of interest on the Class 3-A-1 and the Class 3-A-2 Certificates will be distributed as principal to the Class 3-A-1 and the Class 3-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

With respect to the Class 4-A-1 and the Class 4-A-2 Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 4 remaining after payment of the Master Servicing Fee from the Pool Distribution Amount for Loan Group 4 and distributions of interest on the Class 4-A-1 and the Class 4-A-2 Certificates will be distributed as principal to the Class 4-A-1 and the Class 4-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

Prepayment Percentages

The “Senior Prepayment Percentage” for a Loan Group for any Distribution Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In	Senior Prepayment Percentage

December 2005 through November 2012	100%;
December 2012 through November 2013	the applicable Senior Percentage, plus 70% of the applicable Subordinate Percentage;
December 2013 through November 2014	the applicable Senior Percentage, plus 60% of the applicable Subordinate Percentage;
December 2014 through November 2015	the applicable Senior Percentage, plus 40% of the applicable Subordinate Percentage;
December 2015 through November 2016	the applicable Senior Percentage, plus 20% of the applicable Subordinate Percentage; and
December 2016 and thereafter	the applicable Senior Percentage;

provided, however, (i) if on any Distribution Date the Total Senior Percentage exceeds such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for all Loan Groups for such Distribution Date will equal 100%, (ii) if on any Distribution Date prior to the December 2008 Distribution Date, prior to giving effect to any distributions, the Aggregate Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate Percentage for such Loan Group and (iii) if on or after the December 2008 Distribution Date, prior to giving effect to any distributions, the Aggregate Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group.

No decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage) will occur, and the Senior Prepayment Percentages for such prior period will be calculated without regard to clause (ii) or (iii) of the paragraph above, if as of any Distribution Date as to which any such decrease applied, (i) the outstanding principal balance of all Mortgage Loans

(including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Balance of the Subordinate Certificates, is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the aggregate Class Balance of the Subordinate Certificates as of the Closing Date (the “Original Subordinate Principal Balance”) indicated below:

Distribution Date Occurring In	Percentage of Original Subordinate Principal Balance

December 2005 through November 2008	20%
December 2008 through November 2013	30%
December 2013 through November 2014	35%
December 2014 through November 2015	40%
December 2015 through November 2016	45%
December 2016 and thereafter	50%

This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related Class A Certificates while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group, increasing the relative interest in the related Pool Principal Balance evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the related Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

If on any Distribution Date the allocation to any class of Class A Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding Class Balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Balance to zero.

Subordinate Principal Distribution Amount

On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the Class Balances of all the Subordinate Certificates in respect of clause (a) of the Subordinate Principal Distribution Amounts and the Class Balances of all Subordinate Certificates that are entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amounts) of the Subordinate Principal Distribution Amounts, to the extent that the remaining Pool Distribution Amounts from all Loan Groups are sufficient therefor. With respect to each class of Subordinate Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes junior to that class will be entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amounts.

Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Subordinate Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for the Distribution Date.

The “Fractional Interest” with respect to any Distribution Date and each class of Subordinate Certificates will equal (i) the aggregate of the Class Balances immediately prior to such Distribution Date of all classes of Subordinate Certificates that have higher numerical class designations than such class, divided by (ii) the aggregate Pool Principal Balance for all Loan Groups for such Distribution Date. The approximate Fractional Interests for the Subordinate Certificates on the Closing Date are expected to be as follows:

Class	Fractional Interest
Class B-1	1.80%
Class B-2	1.10%
Class B-3	0.75%
Class B-4	0.45%
Class B-5	0.20%
Class B-6	0.00%

Class 1-A-R Certificates

The Class 1-A-R Certificates will remain outstanding for so long as the Trust exists, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-A-R Certificate will be entitled to receive any Pool Distribution Amount for a Loan Group remaining after the payment of (i) interest and principal on the Senior Certificates of the related Group and (ii) interest and principal on the Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Cross-Collateralization

On each Distribution Date prior to the Senior Credit Support Depletion Date but on or after the date on which the Class Balances of the Class A Certificates of a Group have been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments with respect to the related Loan Group on the Subordinate Certificates will be paid as principal to the remaining classes of Class A Certificates in accordance with the priorities set forth for the applicable Group under “— Principal — Senior Principal Distribution Amount,” provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate Class Balance of the Subordinate Certificates is greater than or equal to 50%. If the Class A Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Class A Certificates of such Groups, pro rata, in proportion to the aggregate Class Balance of the Class A Certificates of each such Group.

In addition, if on any Distribution Date the aggregate Class Balance of the Class A Certificates related to a Loan Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Balance of the related Loan Group (any such Loan Group, the “Undercollateralized Group” and any such excess, the “Undercollateralized Amount”), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations, will be paid as principal to the Class A Certificates of the Undercollateralized Group in accordance with the priorities set forth under “— Principal — Senior Principal Distribution Amount,” until the aggregate Class Balance of the Class A Certificates of the Undercollateralized Group equals the Adjusted Pool Balance of the related Loan Group.

Also, the amount of any unpaid interest shortfall amounts with respect to the Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Undercollateralized Group in accordance with clauses (ii) and (iii) in the definition of “Pool Distribution Amount Allocation” prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations.

If two or more Loan Groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate Class Balance of the Class A Certificates related to each such Group exceeds the Adjusted Pool Balance of the related Loan Group.

Allocation of Losses

On each Distribution Date, any Realized Loss will be allocated first to the Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the related Class A Certificates.

Such allocation will be effected on each Distribution Date by reducing the Class Balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the Adjusted Pool Balance for all Loan Groups for such Distribution Date.

The amount to be distributed as principal to any Class of Certificates with respect to a Distribution Date shall be calculated as described herein prior to the allocation of any Realized Losses for such Distribution Date; provided, however, that the actual distribution of principal to the Classes of Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date.

With respect to any Distribution Date on which the Class Balance of the most subordinate class or classes of Certificates then outstanding will be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of Certificates on such Distribution Date exceeds (ii) the excess, if any, of (A) the Class Balance of that class or those classes of Certificates immediately prior to such Distribution Date over (B) the aggregate amount of Realized Losses to be allocated to that class or those classes of Certificates on such Distribution Date (such amount, the “Excess Subordinate Principal Amount”), shall be distributed pro rata to the remaining classes of Subordinate Certificates outstanding, if any.

After the Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the Class Balances of all classes of related Class A Certificates then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Balance for such Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Class A Certificates of such Group pro rata based on their respective Class Balances.

Also, after the Senior Credit Support Depletion Date, the principal portion of Realized Losses on the Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans and the Group 4 Mortgage Loans will be borne by the related class of Super Senior Support Certificates (in addition to other Realized Losses allocated to the Super Senior Support Certificates), rather than Super Senior Certificates, for so long as the Super Senior Support Certificates are outstanding. Therefore, the Class

Balance of the Super Senior Support Certificates will be reduced by such Realized Losses rather than the Class Balance of the Super Senior Certificates. After the Class Balances of the Super Senior Support Certificates have been reduced to zero, Realized Losses will be allocated to the related Super Senior Certificates on a pro rata basis.

In the event that the related Servicer recovers any amount, net of reimbursable expenses, in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred in a prior month, any such amount, which is referred to in this prospectus supplement as a “Subsequent Recovery, ” will be distributed as part of the Principal Amount for the related Loan Group in accordance with the priorities described under “— Principal” in this prospectus supplement. Additionally, the Class Balance of any class of Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the Distribution Date on which such increase occurs.

In general, a “Realized Loss” means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a loss as a result of debt service reductions or deficient valuations. As used in this prospectus supplement, a deficient valuation occurs when a bankruptcy court establishes the value of a Mortgaged Property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related Mortgage Loan, which is referred to as a debt service reduction in this prospectus supplement. However, none of these events shall be considered a debt service reduction or deficient valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the Servicer without giving effect to any debt service reduction. Any recoveries of Subsequent Recoveries will reduce the amount of Realized Loss incurred on the related Mortgage Loan.

Restrictions on Transfer of the Class 1-A-R Certificates

The Class 1-A-R Certificates will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the prospectus) and (ii) certain Pass-Through Entities (as defined in the prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an “electing large partnership” (as defined in the prospectus)) with respect to the Class 1-A-R Certificates to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

The Pooling Agreement will provide that no legal or beneficial interest in a Class 1-A-R Certificate may be transferred to or registered in the name of any person unless:

•	the proposed purchaser provides to the Certificate Administrator an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class 1-A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

•	the transferor states in writing to the Certificate Administrator and the Trustee that it has no actual knowledge that such affidavit is false.

Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-A-R Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class 1-A-R Certificate as such taxes become due and (d) will not transfer the Class 1-A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Certificate Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

In addition to the foregoing, Treasury regulations have been proposed, effective February 4, 2000 if adopted, that would add additional requirements for a transfer of a noneconomic residual interest, such as the Class 1-A-R Certificates, to be eligible for a safe harbor against possible disregard of such transfer. Under the proposed Treasury regulations, the transferor of a Class 1-A-R Certificate would be required to pay the transferee thereof an amount designed to compensate the transferee for assuming the related tax liability.

In order to meet the safe harbor of the proposed Treasury regulations, the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)        the present value of any consideration given to the transferee to acquire the residual interest;

(ii)       the present value of the expected future distributions on the residual interest; and

(iii)      the present value of the anticipated tax savings associated with holding the residual interest as the related REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code. Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this condition, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable.

Additionally, the IRS issued Revenue Procedure 2001-12 (referred to in this prospectus supplement as the Revenue Procedure) dealing with the transfer of noneconomic residual interests such as the Class 1-A-R Certificates. The Revenue Procedure restates the safe harbor described in the proposed

Treasury regulations discussed above and adds an alternative test for meeting the safe harbor. To meet the alternative test, (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and meet the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

The Pooling Agreement will not require that transfers of a Class 1-A-R Certificate meet the safe harbor under either the test contained in the proposed Treasury regulations or the alternative test of the Revenue Procedure. The holder of any Class 1-A-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

In addition, a Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

•  such person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Certificate Administrator with an effective Internal Revenue Service Form W-8ECI; or

•  the transferee delivers to each of the transferor, the Trustee and the Certificate Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

Any transferor or agent to whom the Certificate Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

See “Federal Income Tax Consequences — REMICs — Taxation of Owners of Residual Securities — Tax-Related Restrictions on Transfer of Residual Securities” in the prospectus.

The Class 1-A-R Certificates may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS

Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of the applicable Servicer or the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates of the related Group and the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates (in the reverse order of their priority of their numerical designations), and then by the Class A Certificates of such Group.

Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, losses generally will be borne by the Subordinate Certificates, as described in this prospectus supplement under “Description of the Certificates — Allocation of Losses.” As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the Mortgage Loans in the related Loan Group, and on all the Mortgage Loans in the case of the Subordinate Certificates.

The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 20th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prepayment Considerations and Risks

Unless as specified in the definition of Senior Prepayment Percentage, the Senior Certificates will receive 100% of the principal prepayments received with respect to the Mortgage Loans until the seventh anniversary of the first Distribution Date. During the following four years, those Senior Certificates will receive a large, but generally decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of those Senior Certificates and will enhance the likelihood that holders of those Certificates will receive the entire amount of principal to which they are entitled. In addition to this acceleration mechanism, on any Distribution Date on which the Total Senior Percentage exceeds the initial Total Senior Percentage, the Senior Certificates will be entitled to receive 100% of the principal prepayments received with respect to the Mortgage Loans in the related Loan Group. See “Description of the Certificates — Principal” in this prospectus supplement.

The rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans in the related Loan Group, or Mortgage Loans in all Loan Groups in the case of the Subordinate Certificates. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “principal prepayment” includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See “Yield Considerations” in the prospectus.

The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

•  In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

•  Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

•  Approximately 92.40% of the Group 1 Mortgage Loans, approximately 89.99% of the Group 2 Mortgage Loans, approximately 92.20% of the Group 3 Mortgage Loans, approximately 97.18% of the Group 4 Mortgage Loans and approximately 92.20% of all of the Mortgage Loans require only payments of interest until the month after the first Adjustment Date. After such date, the payments on the loans will be recalculated annually to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

The mortgage interest rates on the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans will be fixed for approximately the first three, five, seven and ten years, respectively, after origination and thereafter will adjust annually and may vary significantly over time. When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that mortgage loan will be based on the Index in effect either (i) on the related Adjustment Date, (ii) one month prior to the related Adjustment Date or (iii) forty-five, thirty-five or thirty days prior to the related Adjustment Date, plus the applicable Gross Margin and will be limited by the applicable Periodic Cap and Rate Ceiling. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors’ adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

The pass-through rate on the Certificates may decrease, and may decrease significantly, after the mortgage interest rates on the Mortgage Loans begin to adjust. In addition, because the pass-through rates on the Class A and Class B Certificates will be based on the weighted average of the Net Mortgage Interest Rates of the applicable Mortgage Loans, disproportionate principal payments on the applicable Mortgage Loans having Net Mortgage Interest Rates higher or lower than the then-current pass-through rate on such Certificates will affect the pass-through rate for such Certificates for future periods and the yield on such Certificates.

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or all the Mortgage Loans in the case of the Subordinate Certificates, will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or all the Mortgage Loans in the case of the Subordinate Certificates, will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement, including any optional termination of the Trust Fund by Wells Fargo, as Master Servicer. See “The Pooling and Servicing Agreement — Optional Termination”in this prospectus supplement for a description of Wells Fargo’s option to repurchase the Mortgage Loans when the scheduled balance of the Mortgage Loans is less than 5% of the initial balance of the Mortgage Pool. The Depositor or the Seller may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

All of the Mortgage Loans will include “due-on-sale” clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that the applicable Servicer has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property, that Servicer will enforce “due-on-sale” clauses to the extent permitted by applicable law unless, after the first Adjustment Date for any Mortgage Loan, certain conditions to assumption specified in the related mortgage note have been satisfied by the mortgagor. However, that Servicer will not take any action in relation to the enforcement of any “due-on-sale” provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See “Yield Considerations” in the prospectus. Acceleration of Mortgage Loans as a result of enforcement of such “due-on-sale” provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the classes of related Certificates.

As described in this prospectus supplement under “Description of the Certificates — Principal,” the Senior Prepayment Percentage for a Loan Group of all principal prepayments initially will be distributed to the classes of related Class A Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the related Class A Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of “Senior Prepayment Percentage.”

Assumptions Relating to Tables

The tables beginning on page S-61 (the “Decrement Tables”) have been prepared on the basis of the following assumptions (the “Modeling Assumptions”):

(a)	each Loan Group consists of the hypothetical mortgage loans presented in the tables starting on page S-57 having the characteristics shown therein;

(b)	the initial balances and pass-through rates for the Offered Certificates are as set forth or described in the table beginning on page S-1;

(c)	there are no Net Interest Shortfalls, delinquencies or Realized Losses with respect to the Mortgage Loans;

(d)	scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on December 1, 2005;

(e)	prepayments are received, together with 30 days’ interest thereon, on the last day of each month beginning in October 2005;

(f)	the Mortgage Loans prepay at the indicated percentages of CPR;

(g)	optional termination of the Trust does not occur;

(h)	no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

(i)	the Certificates are issued on the Closing Date;

(j)

cash payments on the Certificates are received on the 20th day of each month beginning in December 2005 in accordance with the priorities and amounts described in this prospectus supplement under “Description of the Certificates”;

(k)	the Index for the Mortgage Loans is One-Year LIBOR, which remains constant at 4.800% per annum;

(l)

for the Mortgage Loans in Loan Group 1, the initial rate caps are either 2.00% or 3.00%, and the weighted average initial rate cap for each hypothetical mortage loan in Loan Group 1 will be as stated in the Assumed Mortgage Loan Characteristics Tables set forth below; for the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4, the initial rate cap is 5.00%; the Periodic Caps are 2.00% for the Mortgage Loans in all Loan Groups;

(m)	the Mortgage Loans adjust annually on each anniversary of the first Adjustment Date; and

(n)	for each of the hypothetical mortgage loans, the Administrative Fee Rate will be as stated in the Assumed Mortgage Loan Characteristics Tables set forth below.

Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

Assumed Mortgage Loan Characteristic

	Unpaid Principal Balance	Gross Weighted Average Coupon	Administrative Fee Rate	Remaining Term (Months)	Loan Age (Months)	Remaining Interest Only Term (Months)	Months To First Adjustment Date	Gross Margin	Initial Rate Cap	Periodic Rate Cap	Rate Ceiling

Group 1 Mortgage Loans	$395,869.45	5.4153377963%	0.3875000000%	354	6	0	30	2.2500000000%	2.0000000000%	2.0000000000%	11.4153377963%
	974,945.25	5.3750000000%	0.3875000000%	355	5	0	31	2.2500000000%	2.0000000000%	2.0000000000%	11.3750000000%
	1,560,331.80	5.2912177485%	0.3875000000%	356	4	0	32	2.2500000000%	2.0000000000%	2.0000000000%	11.2912177485%
	588,351.88	6.3750000000%	0.2625000000%	357	3	0	33	2.2500000000%	2.0000000000%	2.0000000000%	12.3750000000%
	1,981,189.32	5.2098734272%	0.2625000000%	358	2	0	34	2.2500000000%	2.0000000000%	2.0000000000%	11.2098734272%
	5,199,407.43	5.3571227551%	0.3875000000%	354	6	114	30	2.2500000000%	2.0000000000%	2.0000000000%	11.3571227551%
	12,655,718.25	5.1376341669%	0.3875000000%	355	5	115	31	2.2563765642%	2.0000000000%	2.0000000000%	11.1376341669%
	13,276,678.90	5.1654789376%	0.3813802467%	356	4	116	32	2.2500000000%	2.0000000000%	2.0000000000%	11.1654789376%
	10,889,581.40	5.3107617650%	0.3718061001%	357	3	117	33	2.2866749635%	2.0000000000%	2.0000000000%	11.3107617650%
	21,795,902.10	5.5290023458%	0.2625000000%	358	2	118	34	2.2500000000%	2.5767630604%	2.0000000000%	11.5290023458%
	527,914.66	5.3012052507%	0.2625000000%	356	4	32	32	2.2500000000%	2.0000000000%	2.0000000000%	11.3012052507%
	1,565,047.40	5.3869607831%	0.2625000000%	357	3	33	33	2.2500000000%	2.0000000000%	2.0000000000%	11.3869607831%
	943,153.35	5.3197752876%	0.2625000000%	358	2	34	34	2.2500000000%	2.0000000000%	2.0000000000%	11.3197752876%

Group 2 Mortgage Loans	$571,505.45	5.7513260066%	0.3875000000%	354	6	0	54	2.2500000000%	5.0000000000%	2.0000000000%	10.7513260066%
	1,570,182.50	5.8142517940%	0.3583768925%	355	5	0	55	2.2500000000%	5.0000000000%	2.0000000000%	10.8142517940%
	5,070,678.00	5.5223254945%	0.3123878345%	356	4	0	56	2.2500000000%	5.0000000000%	2.0000000000%	10.5223254945%
	5,285,913.70	5.5357600276%	0.3511408434%	357	3	0	57	2.2500000000%	5.0000000000%	2.0000000000%	10.5357600276%
	4,760,954.91	5.5705143280%	0.2625000000%	358	2	0	58	2.2500000000%	5.0000000000%	2.0000000000%	10.5705143280%
	514,400.00	5.5645412131%	0.3875000000%	353	7	113	53	2.2500000000%	5.0000000000%	2.0000000000%	10.5645412131%
	7,933,663.99	5.5187155651%	0.3875000000%	354	6	114	54	2.2500000000%	5.0000000000%	2.0000000000%	10.5187155651%
	7,544,689.10	5.3477207558%	0.3801970365%	355	5	115	55	2.2596922483%	5.0000000000%	2.0000000000%	10.3477207558%
	31,171,173.09	5.4153102538%	0.3537520789%	356	4	116	56	2.2557565206%	5.0000000000%	2.0000000000%	10.4153102538%
	40,676,058.21	5.3802367901%	0.3722691444%	357	3	117	57	2.2527682420%	5.0000000000%	2.0000000000%	10.3802367901%
	48,349,051.66	5.7252817083%	0.2625000000%	358	2	118	58	2.2500000000%	5.0000000000%	2.0000000000%	10.7252817083%
	512,042.62	5.0000000000%	0.2625000000%	349	11	49	49	2.2500000000%	5.0000000000%	2.0000000000%	10.0000000000%
	344,000.00	5.0000000000%	0.2625000000%	355	5	55	55	2.2500000000%	5.0000000000%	2.0000000000%	10.0000000000%

Assumed Mortgage Loan Characteristic (con’t)

	Unpaid Principal Balance	Gross Weighted Average Coupon	Administrative Fee Rate	Remaining Term (Months)	Loan Age (Months)	Remaining Interest Only Term (Months)	Months To First Adjustment Date	Gross Margin	Initial Rate Cap	Periodic Rate Cap	Rate Ceiling

Group 2 Mortgage Loans (con’t)	$11,119,515.59	5.4911105726%	0.2625000000%	356	4	56	56	2.2500000000%	5.0000000000%	2.0000000000%	10.4911105726%
	5,292,929.83	5.4958512547%	0.2625000000%	357	3	57	57	2.2977059867%	5.0000000000%	2.0000000000%	10.4958512547%
	1,636,998.49	5.4413557393%	0.2625000000%	358	2	58	58	2.2500000000%	5.0000000000%	2.0000000000%	10.4413557393%

Group 3 Mortgage Loans	$340,442.76	5.7287864522%	0.3875000000%	354	6	0	78	2.2500000000%	5.0000000000%	2.0000000000%	10.7287864522%
	140,666.14	5.1250000000%	0.3875000000%	355	5	0	79	2.2500000000%	5.0000000000%	2.0000000000%	10.1250000000%
	1,963,910.19	5.4198771769%	0.3875000000%	356	4	0	80	2.2500000000%	5.0000000000%	2.0000000000%	10.4198771769%
	4,135,438.42	5.4340657417%	0.3875000000%	357	3	0	81	2.2500000000%	5.0000000000%	2.0000000000%	10.4340657417%
	1,538,686.36	5.6310327881%	0.2625000000%	358	2	0	82	2.2500000000%	5.0000000000%	2.0000000000%	10.6310327881%
	4,876,262.53	5.6872380398%	0.3875000000%	354	6	114	78	2.2500000000%	5.0000000000%	2.0000000000%	10.6872380398%
	5,778,035.14	5.5703715342%	0.3875000000%	355	5	115	79	2.2500000000%	5.0000000000%	2.0000000000%	10.5703715342%
	16,780,509.75	5.4401817109%	0.3875000000%	356	4	116	80	2.2500000000%	5.0000000000%	2.0000000000%	10.4401817109%
	37,519,243.65	5.4497121276%	0.3875000000%	355	3	117	81	2.2531952140%	5.0000000000%	2.0000000000%	10.4497121276%
	27,689,831.61	5.5914562581%	0.2650189752%	358	2	118	82	2.2500000000%	5.0000000000%	2.0000000000%	10.5914562581%
	1,754,000.00	5.3750000000%	0.2625000000%	356	4	80	80	2.2500000000%	5.0000000000%	2.0000000000%	10.3750000000%
	665,000.00	5.8750000000%	0.2625000000%	357	3	81	81	2.2500000000%	5.0000000000%	2.0000000000%	10.8750000000%
	864,200.00	5.6954119417%	0.2625000000%	358	2	82	82	2.2500000000%	5.0000000000%	2.0000000000%	10.6954119417%

Group 4 Mortgage Loans	$259,504.88	6.0946712640%	0.3875000000%	354	6	0	114	2.2500000000%	5.0000000000%	2.0000000000%	11.0946712640%
	490,776.55	5.9849435425%	0.3875000000%	349	5	0	115	2.3909661255%	5.0000000000%	2.0000000000%	10.9849435425%
	392,297.76	5.6250000000%	0.3875000000%	357	3	0	117	2.2500000000%	5.0000000000%	2.0000000000%	10.6250000000%
	924,132.65	5.9465457502%	0.2625000000%	358	2	0	118	2.2500000000%	5.0000000000%	2.0000000000%	10.9465457502%
	393,828.00	5.7500000000%	0.3875000000%	345	15	105	105	2.2500000000%	5.0000000000%	2.0000000000%	10.7500000000%
	2,191,469.22	5.6847438450%	0.3875000000%	354	6	114	114	2.2500000000%	5.0000000000%	2.0000000000%	10.6847438450%
	6,738,246.93	5.6529428120%	0.3696369091%	355	5	115	115	2.2500000000%	5.0000000000%	2.0000000000%	10.6529428120%
	11,308,648.68	5.7489670126%	0.3836976005%	356	4	116	116	2.2500000000%	5.0000000000%	2.0000000000%	10.7489670126%
	11,065,497.78	5.7045775765%	0.3452493493%	357	3	117	117	2.2500000000%	5.0000000000%	2.0000000000%	10.7045775765%
	39,637,688.11	5.7931069224%	0.2625000000%	358	2	118	118	2.2500000000%	5.0000000000%	2.0000000000%	10.7931069224%

Weighted Average Lives of the Offered Certificates

The weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related Loan Group, or all Loan Groups in the case of the Subordinate Certificates, is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “prepayments” includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables set forth below.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate, or CPR, which represents an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 0% CPR assumes constant prepayment rates of 0% per annum, a prepayment assumption of 15% CPR assumes constant prepayment rates of 15% per annum, a prepayment rate of 25% CPR assumes constant prepayment rates of 25% per annum and so forth, each of the then-outstanding principal balance of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

The Decrement Tables set forth below have been prepared on the basis of the Modeling Assumptions described above under “— Assumptions Relating to Tables.” There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial Class Balances outstanding and the weighted average lives of the Offered Certificates set forth in the Decrement Tables. In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the following Decrement Tables, the Class Balance of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans in a Loan Group will prepay at the indicated percentage of CPR until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans in a Loan Group (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the Class Balances than indicated in the Decrement Tables at the various percentages of CPR specified.

Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial Class Balance of each class that would be outstanding after each of the dates shown at various constant percentages of CPR.

Percentage of Initial Class Balance Outstanding at the
Respective Percentages of CPR Set Forth Below:

Class 1-A-1 and Class 1-A-2

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
November 20, 2006	90	84	79	74	69	58	48
November 20, 2007	80	71	62	54	47	34	23
November 20, 2008	72	60	49	40	32	20	11
November 20, 2009	64	50	39	30	23	12	5
November 20, 2010	57	42	31	22	16	7	3
November 20, 2011	51	36	25	17	11	4	1
November 20, 2012	45	30	20	13	8	3	1
November 20, 2013	41	26	16	9	5	2	*
November 20, 2014	37	22	13	7	4	1	*
November 20, 2015	33	18	10	5	3	1	*
November 20, 2016	29	15	8	4	2	*	*
November 20, 2017	25	13	6	3	1	*	*
November 20, 2018	22	10	5	2	1	*	*
November 20, 2019	19	9	4	1	1	*	*
November 20, 2020	17	7	3	1	*	*	*
November 20, 2021	14	6	2	1	*	*	*
November 20, 2022	12	5	2	1	*	*	*
November 20, 2023	11	4	1	*	*	*	*
November 20, 2024	9	3	1	*	*	*	*
November 20, 2025	8	2	1	*	*	*	*
November 20, 2026	6	2	1	*	*	*	*
November 20, 2027	5	1	*	*	*	*	*
November 20, 2028	4	1	*	*	*	*	*
November 20, 2029	3	1	*	*	*	*	*
November 20, 2030	3	1	*	*	*	*	*
November 20, 2031	2	*	*	*	*	*	*
November 20, 2032	1	*	*	*	*	*	*
November 20, 2033	1	*	*	*	*	*	*
November 20, 2034	*	*	*	*	*	*	*
November 20, 2035	0	0	0	0	0	0	0
Weighted Average
Life(in years)(1)	8.12	5.72	4.30	3.37	2.73	1.91	1.41

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding at the
Respective Percentages of CPR Set Forth Below:

Class 1-A-R

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
November 20, 2006	0	0	0	0	0	0	0
November 20, 2007	0	0	0	0	0	0	0
November 20, 2008	0	0	0	0	0	0	0
November 20, 2009	0	0	0	0	0	0	0
November 20, 2010	0	0	0	0	0	0	0
November 20, 2011	0	0	0	0	0	0	0
November 20, 2012	0	0	0	0	0	0	0
November 20, 2013	0	0	0	0	0	0	0
November 20, 2014	0	0	0	0	0	0	0
November 20, 2015	0	0	0	0	0	0	0
November 20, 2016	0	0	0	0	0	0	0
November 20, 2017	0	0	0	0	0	0	0
November 20, 2018	0	0	0	0	0	0	0
November 20, 2019	0	0	0	0	0	0	0
November 20, 2020	0	0	0	0	0	0	0
November 20, 2021	0	0	0	0	0	0	0
November 20, 2022	0	0	0	0	0	0	0
November 20, 2023	0	0	0	0	0	0	0
November 20, 2024	0	0	0	0	0	0	0
November 20, 2025	0	0	0	0	0	0	0
November 20, 2026	0	0	0	0	0	0	0
November 20, 2027	0	0	0	0	0	0	0
November 20, 2028	0	0	0	0	0	0	0
November 20, 2029	0	0	0	0	0	0	0
November 20, 2030	0	0	0	0	0	0	0
November 20, 2031	0	0	0	0	0	0	0
November 20, 2032	0	0	0	0	0	0	0
November 20, 2033	0	0	0	0	0	0	0
November 20, 2034	0	0	0	0	0	0	0
November 20, 2035	0	0	0	0	0	0	0
Weighted Average Life
(in years)(1)	0.08	0.08	0.08	0.08	0.08	0.08	0.08

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

Percentage of Initial Class Balance Outstanding at the
Respective Percentages of CPR Set Forth Below:

Class 2-A-1 and Class 2-A-5

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
November 20, 2006	89	84	79	74	69	58	48
November 20, 2007	80	71	62	54	47	34	23
November 20, 2008	72	60	49	40	32	20	11
November 20, 2009	64	50	39	30	22	12	5
November 20, 2010	57	42	31	22	16	7	3
November 20, 2011	51	36	25	17	11	4	1
November 20, 2012	45	30	20	13	8	3	1
November 20, 2013	41	26	16	9	5	2	*
November 20, 2014	36	22	13	7	4	1	*
November 20, 2015	32	18	10	5	3	1	*
November 20, 2016	28	15	8	4	2	*	*
November 20, 2017	25	13	6	3	1	*	*
November 20, 2018	22	10	5	2	1	*	*
November 20, 2019	19	9	4	1	1	*	*
November 20, 2020	16	7	3	1	*	*	*
November 20, 2021	14	6	2	1	*	*	*
November 20, 2022	12	5	2	1	*	*	*
November 20, 2023	10	4	1	*	*	*	*
November 20, 2024	9	3	1	*	*	*	*
November 20, 2025	7	2	1	*	*	*	*
November 20, 2026	6	2	1	*	*	*	*
November 20, 2027	5	1	*	*	*	*	*
November 20, 2028	4	1	*	*	*	*	*
November 20, 2029	3	1	*	*	*	*	*
November 20, 2030	3	1	*	*	*	*	*
November 20, 2031	2	*	*	*	*	*	*
November 20, 2032	1	*	*	*	*	*	*
November 20, 2033	1	*	*	*	*	*	*
November 20, 2034	*	*	*	*	*	*	*
November 20, 2035	0	0	0	0	0	0	0
Weighted Average
Life(in years)(1)	8.09	5.71	4.29	3.36	2.72	1.90	1.41

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding at the
Respective Percentages of CPR Set Forth Below:

Class 2-A-2

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
November 20, 2006	83	75	67	59	50	34	18
November 20, 2007	68	54	41	28	16	0	0
November 20, 2008	55	36	19	5	0	0	0
November 20, 2009	43	21	4	0	0	0	0
November 20, 2010	32	9	0	0	0	0	0
November 20, 2011	22	0	0	0	0	0	0
November 20, 2012	13	0	0	0	0	0	0
November 20, 2013	6	0	0	0	0	0	0
November 20, 2014	0	0	0	0	0	0	0
November 20, 2015	0	0	0	0	0	0	0
November 20, 2016	0	0	0	0	0	0	0
November 20, 2017	0	0	0	0	0	0	0
November 20, 2018	0	0	0	0	0	0	0
November 20, 2019	0	0	0	0	0	0	0
November 20, 2020	0	0	0	0	0	0	0
November 20, 2021	0	0	0	0	0	0	0
November 20, 2022	0	0	0	0	0	0	0
November 20, 2023	0	0	0	0	0	0	0
November 20, 2024	0	0	0	0	0	0	0
November 20, 2025	0	0	0	0	0	0	0
November 20, 2026	0	0	0	0	0	0	0
November 20, 2027	0	0	0	0	0	0	0
November 20, 2028	0	0	0	0	0	0	0
November 20, 2029	0	0	0	0	0	0	0
November 20, 2030	0	0	0	0	0	0	0
November 20, 2031	0	0	0	0	0	0	0
November 20, 2032	0	0	0	0	0	0	0
November 20, 2033	0	0	0	0	0	0	0
November 20, 2034	0	0	0	0	0	0	0
November 20, 2035	0	0	0	0	0	0	0
Weighted Average Life
(in years)(1)	3.75	2.46	1.81	1.41	1.15	0.81	0.61

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

Percentage of Initial Class Balance Outstanding at the
Respective Percentages of CPR Set Forth Below:

Class 2-A-3

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
November 20, 2006	100	100	100	100	100	100	100
November 20, 2007	100	100	100	100	100	80	3
November 20, 2008	100	100	100	100	67	0	0
November 20, 2009	100	100	100	52	0	0	0
November 20, 2010	100	100	60	0	0	0	0
November 20, 2011	100	93	15	0	0	0	0
November 20, 2012	100	54	0	0	0	0	0
November 20, 2013	100	21	0	0	0	0	0
November 20, 2014	97	0	0	0	0	0	0
November 20, 2015	69	0	0	0	0	0	0
November 20, 2016	41	0	0	0	0	0	0
November 20, 2017	16	0	0	0	0	0	0
November 20, 2018	0	0	0	0	0	0	0
November 20, 2019	0	0	0	0	0	0	0
November 20, 2020	0	0	0	0	0	0	0
November 20, 2021	0	0	0	0	0	0	0
November 20, 2022	0	0	0	0	0	0	0
November 20, 2023	0	0	0	0	0	0	0
November 20, 2024	0	0	0	0	0	0	0
November 20, 2025	0	0	0	0	0	0	0
November 20, 2026	0	0	0	0	0	0	0
November 20, 2027	0	0	0	0	0	0	0
November 20, 2028	0	0	0	0	0	0	0
November 20, 2029	0	0	0	0	0	0	0
November 20, 2030	0	0	0	0	0	0	0
November 20, 2031	0	0	0	0	0	0	0
November 20, 2032	0	0	0	0	0	0	0
November 20, 2033	0	0	0	0	0	0	0
November 20, 2034	0	0	0	0	0	0	0
November 20, 2035	0	0	0	0	0	0	0
Weighted Average Life
(in years)(1)	10.76	7.21	5.29	4.10	3.29	2.30	1.70

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

Percentage of Initial Class Balance Outstanding at the
Respective Percentages of CPR Set Forth Below:

Class 2-A-4

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
November 20, 2006	100	100	100	100	100	100	100
November 20, 2007	100	100	100	100	100	100	100
November 20, 2008	100	100	100	100	100	87	48
November 20, 2009	100	100	100	100	99	52	24
November 20, 2010	100	100	100	99	69	31	12
November 20, 2011	100	100	100	74	48	19	6
November 20, 2012	100	100	87	55	34	11	3
November 20, 2013	100	100	70	41	24	7	1
November 20, 2014	100	96	56	31	16	4	1
November 20, 2015	100	81	44	23	11	2	*
November 20, 2016	100	67	34	17	8	1	*
November 20, 2017	100	55	27	12	5	1	*
November 20, 2018	96	46	21	9	4	*	*
November 20, 2019	84	38	16	6	2	*	*
November 20, 2020	73	31	12	5	2	*	*
November 20, 2021	63	25	10	3	1	*	*
November 20, 2022	54	20	7	2	1	*	*
November 20, 2023	46	16	6	2	*	*	*
November 20, 2024	39	13	4	1	*	*	*
November 20, 2025	33	10	3	1	*	*	*
November 20, 2026	27	8	2	1	*	*	*
November 20, 2027	23	6	2	*	*	*	*
November 20, 2028	18	5	1	*	*	*	*
November 20, 2029	14	4	1	*	*	*	*
November 20, 2030	11	3	1	*	*	*	*
November 20, 2031	8	2	*	*	*	*	*
November 20, 2032	6	1	*	*	*	*	*
November 20, 2033	3	1	*	*	*	*	*
November 20, 2034	1	*	*	*	*	*	*
November 20, 2035	0	0	0	0	0	0	0
Weighted Average
Life(in years)(1)	18.53	13.82	10.58	8.35	6.77	4.71	3.45

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding at the
Respective Percentages of CPR Set Forth Below:

Class 3-A-1 and Class 3-A-2

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
November 20, 2006	90	84	79	74	69	58	48
November 20, 2007	80	71	62	54	47	34	23
November 20, 2008	72	60	49	40	32	20	11
November 20, 2009	64	50	39	30	23	12	5
November 20, 2010	57	42	31	22	16	7	3
November 20, 2011	51	36	25	17	11	4	1
November 20, 2012	45	30	20	13	8	3	1
November 20, 2013	41	26	16	9	5	2	*
November 20, 2014	37	22	13	7	4	1	*
November 20, 2015	33	18	10	5	3	1	*
November 20, 2016	29	15	8	4	2	*	*
November 20, 2017	25	13	6	3	1	*	*
November 20, 2018	22	10	5	2	1	*	*
November 20, 2019	19	9	4	1	1	*	*
November 20, 2020	17	7	3	1	*	*	*
November 20, 2021	14	6	2	1	*	*	*
November 20, 2022	12	5	2	1	*	*	*
November 20, 2023	11	4	1	*	*	*	*
November 20, 2024	9	3	1	*	*	*	*
November 20, 2025	8	2	1	*	*	*	*
November 20, 2026	6	2	1	*	*	*	*
November 20, 2027	5	1	*	*	*	*	*
November 20, 2028	4	1	*	*	*	*	*
November 20, 2029	3	1	*	*	*	*	*
November 20, 2030	3	1	*	*	*	*	*
November 20, 2031	2	*	*	*	*	*	*
November 20, 2032	1	*	*	*	*	*	*
November 20, 2033	1	*	*	*	*	*	*
November 20, 2034	*	*	*	*	*	*	*
November 20, 2035	0	0	0	0	0	0	0
Weighted Average
Life (in years) (1)	8.13	5.73	4.30	3.37	2.73	1.91	1.41

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding at the
Respective Percentages of CPR Set Forth Below:

Class 4-A-1 and Class 4-A-2

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
November 20, 2006	90	84	79	74	69	58	48
November 20, 2007	80	71	63	54	47	34	23
November 20, 2008	72	60	49	40	32	20	11
November 20, 2009	64	50	39	30	23	12	5
November 20, 2010	57	42	31	22	16	7	3
November 20, 2011	51	36	25	17	11	4	1
November 20, 2012	46	31	20	13	8	3	1
November 20, 2013	41	26	16	10	5	2	*
November 20, 2014	37	22	13	7	4	1	*
November 20, 2015	33	19	10	5	3	1	*
November 20, 2016	29	15	8	4	2	*	*
November 20, 2017	25	13	6	3	1	*	*
November 20, 2018	22	11	5	2	1	*	*
November 20, 2019	19	9	4	1	1	*	*
November 20, 2020	17	7	3	1	*	*	*
November 20, 2021	15	6	2	1	*	*	*
November 20, 2022	12	5	2	1	*	*	*
November 20, 2023	11	4	1	*	*	*	*
November 20, 2024	9	3	1	*	*	*	*
November 20, 2025	8	2	1	*	*	*	*
November 20, 2026	6	2	1	*	*	*	*
November 20, 2027	5	1	*	*	*	*	*
November 20, 2028	4	1	*	*	*	*	*
November 20, 2029	3	1	*	*	*	*	*
November 20, 2030	3	1	*	*	*	*	*
November 20, 2031	2	*	*	*	*	*	*
November 20, 2032	1	*	*	*	*	*	*
November 20, 2033	1	*	*	*	*	*	*
November 20, 2034	*	*	*	*	*	*	*
November 20, 2035	0	0	0	0	0	0	0
Weighted Average
Life (in years) (1)	8.17	5.75	4.31	3.38	2.73	1.91	1.41

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding at the
Respective Percentages of CPR Set Forth Below:

Class B-1, Class B-2 and Class B-3

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
November 20, 2006	100	100	100	100	100	100	100
November 20, 2007	100	100	100	100	100	86	71
November 20, 2008	100	100	100	92	83	67	50
November 20, 2009	100	100	83	69	58	40	25
November 20, 2010	99	89	66	51	41	24	13
November 20, 2011	99	76	53	38	28	14	6
November 20, 2012	95	64	42	29	20	9	3
November 20, 2013	85	54	34	22	14	5	2
November 20, 2014	76	46	27	16	10	3	1
November 20, 2015	68	39	21	12	7	2	*
November 20, 2016	60	32	17	9	5	1	*
November 20, 2017	52	27	13	6	3	1	*
November 20, 2018	46	22	10	5	2	*	*
November 20, 2019	40	18	8	3	1	*	*
November 20, 2020	35	15	6	2	1	*	*
November 20, 2021	30	12	5	2	1	*	*
November 20, 2022	26	10	4	1	*	*	*
November 20, 2023	22	8	3	1	*	*	*
November 20, 2024	19	6	2	1	*	*	*
November 20, 2025	16	5	2	*	*	*	*
November 20, 2026	13	4	1	*	*	*	*
November 20, 2027	11	3	1	*	*	*	*
November 20, 2028	9	2	1	*	*	*	*
November 20, 2029	7	2	*	*	*	*	*
November 20, 2030	5	1	*	*	*	*	*
November 20, 2031	4	1	*	*	*	*	*
November 20, 2032	3	1	*	*	*	*	*
November 20, 2033	2	*	*	*	*	*	*
November 20, 2034	1	*	*	*	*	*	0
November 20, 2035	0	0	0	0	0	0	0
Weighted Average
Life (in years) (1)	33.73	9.91	7.49	6.13	5.26	4.06	3.21

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*	Less than 0.5%, but greater than zero.

Yield on the Class 1-A-R Certificates

The after-tax rate of return to the holder of a Class 1-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold a Class 1-A-R Certificate, you may have tax liabilities during the early years of the related REMIC’s term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-A-R Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on a Class 1-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-A-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

If you own a Class 1-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of such Class 1-A-R Certificate on your after-tax rate of return. See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Yield on the Subordinate Certificates

The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized Losses on the Mortgage Loans will be allocated to reduce the balance of the applicable class of Subordinate Certificates (as described in this prospectus supplement under “Description of the Certificates — Allocation of Losses”), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate Class Balance of all classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the balance of the Mortgage Pool as of the due date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Class A Certificates, Net Interest Shortfalls and other cash shortfalls in the Pool Distribution Amounts. See “Description of the Certificates — Allocation of Losses” in this prospectus supplement.

If on any Distribution Date, the Fractional Interest for any class of Subordinate Certificates is less than its original Fractional Interest, all Unscheduled Principal Payments available for distribution on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates with lower numerical class designations. Accelerating the amortization of the classes of Subordinate Certificates with lower numerical class designations relative to the other classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates

Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, or SDA, represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, “0% SDA” assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The tables set forth below are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table.

In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the Liquidated Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, as indicated in the tables below (referred to in this prospectus supplement as a loss severity percentage), will occur at the time of liquidation and (ii) the Class B-2 and Class B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 97.25% and 95.75%, in each case, of their initial Class Balance plus accrued interest from November 1, 2005 to (but not including) the Closing Date.

It is highly unlikely that the Mortgage Loans of a Loan Group will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and CPR and the loss severity percentages shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans of a Loan Group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below.

The pre-tax yields to maturity set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above plus, in each case, accrued interest from November 1, 2005 to (but not including) the Closing Date. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 or Class B-3 Certificates when reinvestment rates are considered.

Sensitivity of Pre-Tax Yields to Maturity of the
Class B-2 Certificates to Prepayments and Realized Losses

		Percentage of CPR
	Loss
Percentage	Severity
of SDA	Percentage	10%	15%	20%	25%	30%	40%	50%

0%	0%	6.30%	6.21%	6.16%	6.13%	6.13%	6.16%	6.26%
50%	25%	6.31%	6.21%	6.16%	6.13%	6.12%	6.16%	6.25%
50%	50%	6.32%	6.22%	6.16%	6.13%	6.12%	6.16%	6.25%
75%	25%	6.31%	6.21%	6.15%	6.13%	6.12%	6.16%	6.25%
75%	50%	6.33%	6.23%	6.16%	6.13%	6.12%	6.16%	6.25%
100%	25%	6.32%	6.22%	6.15%	6.12%	6.12%	6.16%	6.25%
100%	50%	4.80%	6.23%	6.16%	6.13%	6.12%	6.16%	6.25%
150%	25%	6.32%	6.22%	6.15%	6.13%	6.12%	6.16%	6.25%
150%	50%	(27.83)%	0.36%	4.20%	6.13%	6.12%	6.16%	6.25%

Sensitivity of Pre-Tax Yields to Maturity of the
Class B-3 Certificates to Prepayments and Realized Losses

		Percentage of CPR
	Loss
Percentage	Severity
of SDA	Percentage	10%	15%	20%	25%	30%	40%	50%

0%	0%	6.47%	6.43%	6.43%	6.45%	6.49%	6.61%	6.82%
50%	25%	6.48%	6.43%	6.43%	6.45%	6.49%	6.61%	6.80%
50%	50%	6.49%	6.43%	6.42%	6.44%	6.48%	6.62%	6.80%
75%	25%	6.48%	6.43%	6.42%	6.45%	6.49%	6.62%	6.80%
75%	50%	1.98%	6.18%	6.42%	6.44%	6.48%	6.62%	6.80%
100%	25%	6.48%	6.43%	6.42%	6.44%	6.48%	6.62%	6.80%
100%	50%	(32.93)%	(1.70)%	4.26%	6.44%	6.48%	6.62%	6.80%
150%	25%	2.30%	6.33%	6.42%	6.45%	6.48%	6.62%	6.80%
150%	50%	(59.94)%	(51.37)%	(39.51)%	(6.06)%	1.76%	6.61%	6.80%

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.

Aggregate Realized Losses

		Percentage of CPR
	Loss
Percentage	Severity
of SDA	Percentage	10%	15%	20%	25%	30%	40%	50%

50%	25%	0.32%	0.26%	0.21%	0.17%	0.14%	0.09%	0.06%
50%	50%	0.63%	0.51%	0.41%	0.34%	0.27%	0.18%	0.13%
75%	25%	0.47%	0.38%	0.31%	0.25%	0.21%	0.14%	0.09%
75%	50%	0.95%	0.76%	0.62%	0.50%	0.41%	0.28%	0.19%
100%	25%	0.63%	0.51%	0.41%	0.33%	0.27%	0.18%	0.12%
100%	50%	1.26%	1.01%	0.82%	0.67%	0.55%	0.37%	0.25%
150%	25%	0.94%	0.75%	0.61%	0.50%	0.41%	0.27%	0.19%
150%	50%	1.88%	1.51%	1.22%	1.00%	0.82%	0.55%	0.37%

You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class B-2 or Class B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure to fully recover your investments.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against a portion of the purchase price of the Mortgage Loans. See “Method of Distribution” in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat the Trust as two separate “real estate mortgage investment conduits” (each, a “REMIC”) for federal income tax purposes under the Code.

•

The Certificates (other than the Class 1-A-R Certificates) will be designated as “regular interests” in a REMIC. All the Certificates (other than the Class 1-A-R Certificates) are “Regular Certificates” for purposes of the following discussion.

•	The Class 1-A-R Certificates will represent ownership of the sole class of “residual interests” in each REMIC.

See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Regular Certificates

The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

Some classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See “Federal Income Tax Consequences — REMICs — Taxation of Owners of Regular Securities — Original Issue Discount” in the prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences — REMICs — Taxation of Owners Regular Securities — Amortizable Premium” in the prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 25% CPR. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

•	the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code;

•	the Regular Certificates will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code; and

•	interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

See “Federal Income Tax Consequences — REMICs — Classification of REMICs” in the prospectus.

Residual Certificates

If you hold a Class 1-A-R Certificate, you must include the taxable income or loss of the related REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R Certificate may be treated as “excess inclusion” income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the related REMIC.

You should consider carefully the tax consequences of any investment in the Class 1-A-R Certificates discussed in the prospectus and should consult your tax advisors with respect to those consequences. See “Federal Income TaxConsequences” in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, a Class 1-A-R Certificate will be treated as a “noneconomic” residual interest and “tax avoidance potential” residual interest. See “Federal Income Tax Consequences — REMICs — Taxation of Owners of Residual Securities — Tax Related Restrictions on Transfer of Residual Securities — Noneconomic Residual Interests,” “— Foreign Investors” and “— Mark to Market Regulations” in the prospectus. Additionally, for information regarding Prohibited Transactions, see “Federal Income Tax Consequences — REMICs — Taxes That May Be Imposed on the REMIC Pool — Prohibited Transactions” in the prospectus.

Backup Withholding and Reporting Requirements

Solely with respect to Definitive Certificates, certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Certificate Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the Certificate Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See “Federal Income Tax Consequences — REMICs ¯ Taxation of Certain Foreign Investors — Backup Withholding” in the prospectus.

Solely, with respect to Definitive Certificates, the Certificate Administrator will be required to report annually to the IRS, and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only “certificateholder” of record of the Offered Certificates is Cede, as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax, such and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Certificate Administrator. The Certificate Administrator, however, will respond to requests for necessary information to enable Participants and certain other persons to complete such reports. See “Federal Income Tax Consequences — REMICs ¯ Taxation of Certain Foreign Investors — Reporting Requirements” in the prospectus.

Penalty Protection

If penalties were asserted against purchasers of the Offered Certificates in respect of their treatment of the Offered Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

STATE TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

ERISA CONSIDERATIONS

A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to Title I of ERISA, Section 4975 of the Code or any federal, state or local law (“Similar Law”) which is similar to Title I of ERISA or Section 4975 of the Code (collectively, a “Plan”) should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or Similar Law. See “ERISA Considerations” in the prospectus.

On April 3, 1996, the U.S. Department of Labor extended to Wachovia Capital Markets, LLC (formerly First Union Securities, Inc.), an indirect, wholly-owned subsidiary of Wachovia Corporation, an administrative exemption (most recently amended and restated by Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The underwriter believes that the purchase or holding of the Offered Certificates (other than the Class 1-A-R Certificates) by or on behalf of, or with “plan assets” of, Plans subject to Title I of ERISA or Section 4975 of the Code may qualify for exemptive relief under the Exemption, as described under “ERISA Considerations — Prohibited Transaction Exemptions”in the prospectus if such Offered Certificates are rated at least “BBB-” (or its equivalent) by S&P, Moody’s, or Fitch at the time of purchase and all conditions of the Exemption, other than those within the control of the investors, are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

The Class 1-A-R Certificates may not be purchased or held by Plans.

Each beneficial owner of an Offered Certificate (or any interest therein) (other than Class 1-A-R Certificates) shall be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate (or interest therein), that either (i) it is not acquiring such Offered Certificate with “plan assets” of a Plan, (ii) it has acquired and is holding such Certificate in reliance on the Exemption, and that (1) it understands that there are certain conditions to the availability of the Exemption, including that such Offered Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Moody’s or Fitch and (2) it is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended, or (iii) (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire and hold such Offered Certificate (or interest therein) is an “insurance company general account” (as defined in U.S. Department of Labor (“DOL”) Prohibited Transaction Class Exemption (“PTCE”) 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of such Offered Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Offered Certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the servicers, any subservicer, the master servicer, the certificate administrator, the underwriter and the trust form and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTCE 83-1, described under “ERISA Considerations” in the prospectus, and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan documents and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any of the Offered Certificates to a Plan investor is no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by Plan investors generally or any particular Plan investor, or that such an investment is appropriate for Plan investors generally or any particular Plan investor.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement among the Depositor and Wachovia Capital Markets, LLC, as underwriter, the Depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase the Offered Certificates, except that a 0.01% Percentage Interest in the Class 1-A-R Certificates is expected to be held by the Seller. Proceeds to the Depositor from the sale of the Offered Certificates to the Underwriter are expected to be approximately 99.155% (excluding accrued interest) of the initial principal amount of such classes, before deducting expenses estimated to be approximately $500,000 payable by the Depositor.

Distribution of the Offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates or any other Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriter is an affiliate of the Depositor and the Seller and is a registered broker/dealer. Any obligations of the underwriter are the sole responsibility of the underwriter and do not create any obligation or guarantee on the part of any affiliate of the underwriter.

LEGAL MATTERS

The validity of and certain federal income tax matters with respect to the Offered Certificates will be passed upon for the Depositor and Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

CERTIFICATE RATINGS

At their issuance, each class of Offered Certificates is required to receive from S&P and Fitch at least the rating set forth in the table on page S-1 of this prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling Agreement. S&P’s and Fitch’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. S&P’s and Fitch’s ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by S&P and Fitch.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

GLOSSARY OF TERMS

Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Pooling Agreement and the Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

“Adjusted Pool Balance” means, with respect to any Distribution Date and Loan Group, the Pool Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as monthly payments, periodic advances, principal prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to certificateholders on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

“Adjustment Date” means, for any Mortgage Loan, the end of the initial fixed-rate period and annually thereafter.

“Administrative Fee Rate” means, with respect to each Mortgage Loan, the sum of the Servicing Fee Rate and the Master Servicing Fee Rate.

“Administrative Fees” mean, with respect to a Loan Group, the sum of (a) the Servicing Fee payable to the applicable Servicer and (b) the Master Servicing Fee paid to the Master Servicer.

“Advance” means, for each Distribution Date with respect to each Servicer, an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans in the Loan Groups it services and which were delinquent on the related Determination Date, to the extent such Servicer determines that such amounts will be recoverable from future collections with respect to such Mortgage Loans.

“Aggregate Subordinate Percentage” means the percentage equivalent of a fraction, the numerator of which is the aggregate Class Balance of the Subordinate Certificates, and the denominator of which is the aggregate Pool Principal Balance for all Loan Groups.

“Book-Entry Certificate” means a Certificate issued in book-entry form.

“Certificate Account” means the account established and maintained with the Certificate Administrator on behalf of certificateholders, as described in “The Pooling and Servicing Agreement — Payments on Mortgage Loans; Accounts”in this prospectus supplement.

“Certificate Administrator” means Wells Fargo Bank, National Association.

“Certificate Owner” means a person that has acquired a beneficial ownership interest in a Book-Entry Certificate.

“Certificates” means the Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

“Class Balance” of a class of Certificates at any time means its initial Class Balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class as described under “Description of the Certificates — Allocation of Losses” in this prospectus supplement, plus any Subsequent Recoveries added to the Class Balance of such class of Certificates, as described under “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

“Compensating Interest” means, with respect to a Servicer for any month, an amount equal to the lesser of (i) one-twelfth of 0.25% of the balance of the Mortgage Loans in the Loan Groups it services and (ii) the excess of (x) 30 days’ interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on such Mortgage Loans over (y) the amount of interest actually paid by the related mortgagors on the amount of such prepayments during the preceding month.

“Corporate Trust Office” means the office of the Certificate Administrator which for purposes of transfers and exchanges and for presentment and surrender of the Certificates for final payment is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Client Manager — Wachovia Mortgage Loan Trust, Series 2005-B, and whose address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager — Wachovia Mortgage Loan Trust, Series 2005-B, and whose telephone number is (410) 884-2000.

“Cut-off Date” means November 1, 2005.

“Decrement Tables” has the meaning described in “Prepayment and Yield Considerations — Assumptions Relating to Tables”in this prospectus supplement.

“Definitive Certificates” means Certificates issued in definitive, fully-registered form.

“Deleted Mortgage Loan” means a Mortgage repurchased by the Depositor or the Seller, as applicable, or subject to a substitution with an Eligible Substitute Mortgage Loan, as described in “The Pooling and Servicing Agreement — Repurchases of Mortgage Loans” in this prospectus supplement.

“Determination Date” means, with respect to any Distribution Date, the sixteenth day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

“DTC” means The Depository Trust Company.

“Eligible Substitute Mortgage Loan” means, with respect to a Deleted Mortgage Loan, a Mortgage Loan that generally will:

•

have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan;

•	have a Net Mortgage Interest Rate equal to that of the Deleted Mortgage Loan;

•	have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

•	have a Gross Margin equal to that of the Deleted Mortgage Loan;

•	have a Periodic Cap and Rate Ceiling equal to that of the Deleted Mortgage Loan;

•	have the same Index and frequency of mortgage interest rate adjustment as the Deleted Mortgage Loan;

•	have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

•	comply with all of the representations and warranties in the Pooling Agreement as of the date of substitution.

“Excess Liquidation Proceeds” means, to the extent that such amount is not required by law to be paid to the related mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the outstanding principal balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the last day of the month in which the related liquidation date occurs, plus (ii) related liquidation expenses.

“Excess Subordinate Principal Amount” has the meaning described in “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

“Exemption” has the meaning described in “ERISA Considerations”in this prospectus supplement.

“Financial Intermediary” means the brokerage firm, bank, thrift institution or other securities intermediary that maintains a beneficial owner’s account for the purpose of recording such beneficial owner’s ownership of a Book-Entry Certificate.

“Fractional Interest” has the meaning described in “Description of the Certificates — Principal — Subordinate Principal Distribution Amount”in this prospectus supplement.

“Gross Margin” means the percentage specified in the applicable mortgage note.

“Group 1 Mortgage Loans” means the Mortgage Loans in Loan Group 1.

“Group 2 Mortgage Loans” means the Mortgage Loans in Loan Group 2.

“Group 3 Mortgage Loans” means the Mortgage Loans in Loan Group 3.

“Group 4 Mortgage Loans” means the Mortgage Loans in Loan Group 4.

“Group Subordinate Amount” means, for any Distribution Date and any Loan Group, the excess of the Pool Principal Balance for such Loan Group over the aggregate Class Balance of the Class A Certificates of the related Group immediately prior to such date.

“Index” means One-Year LIBOR.

“Indirect Participant” means an organization that holds an ownership interest in a Certificate through a Participant.

“Interest Accrual Period” means, with respect to any Distribution Date, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

“Interest Distribution Amount” has the meaning described in “Description of the Certificates — Interest”in this prospectus supplement.

“Liquidated Mortgage Loan” means any defaulted Mortgage Loan as to which the Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

“Loan Group” means each loan group in the mortgage pool, consisting of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4.

“Loan-to-Value Ratio” of a Mortgage Loan at any time is the percentage equal to (i) the principal balance of the related Mortgage Loan divided by (ii) the lesser of (a) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the originator at origination of the Mortgage Loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and (b) except for Mortgage Loans made for refinancing purposes, the sales price for the Mortgaged Property.

“Master Servicing Fee” means, with respect to each Loan Group, a fee in an amount equal to the product of the Master Servicing Fee Rate and the aggregate principal balance of the Mortgage Loans in such Loan Group.

“Master Servicing Fee Rate” means 0.0125% per annum.

“Modeling Assumptions” has the meaning described in “Prepayment and Yield Considerations — Assumptions Relating to Tables”in this prospectus supplement.

“Mortgage File” means, with respect to a Mortgage Loan:

•	the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or an affidavit signed by an officer of the Seller certifying that the related original Mortgage Note has been lost;

•	the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor);
•	an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording); and
•	if applicable, any riders or modifications to such Mortgage Note and Mortgage.

“Mortgage Loan Purchase Agreement” means the Mortgage Loan Purchase Agreement, dated as of November 22, 2005, among the Seller and the Depositor, pursuant to which the Seller sells the Mortgage Loans to the Depositor.

“Mortgage Pool” means the Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans and the Group 4 Mortgage Loans.

“Net Interest Shortfall” means, with respect to any Distribution Date, the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls.

“Net Mortgage Interest Rate” of a Mortgage Loan means the excess of its mortgage interest rate over the applicable Administrative Fee Rate.

“Non-Supported Interest Shortfall” means, with respect to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans during the calendar month preceding the month of such Distribution Date exceeds the Compensating Interest for such period.

“Offered Certificates” means the Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class B-1, Class B-2 and Class B-3 Certificates.

“One-Year LIBOR” means the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar- denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date.

“Original Subordinate Principal Balance” has the meaning described in “Description of the Certificates — Principal — Prepayment Percentages”in this prospectus supplement.

“Originators” means each of National City and SunTrust, in such capacity.

“Participant” means a participant in DTC, Clearstream or Euroclear, as applicable.

“Percentage Interest” of a Certificate of a class means the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial Class Balance of such class.

“Periodic Cap” means the cap on increases in the mortgage interest rate for a Mortgage Loan specified in the related Mortgage Note.

“Plan” has the meaning described in “ERISA Considerations”in this prospectus supplement.

“Pool Distribution Amount” has the meaning described in “Description of the Certificates — Pool Distribution Amount”in this prospectus supplement.

“Pool Distribution Amount Allocation” has the meaning described in “Description of the Certificates — Priority of Distributions”in this prospectus supplement.

“Pool Principal Balance” means, for a Loan Group for any Distribution Date, an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

“Pooling Agreement” means the Pooling and Servicing Agreement, dated as of November 22, 2005, among the Depositor, Wells Fargo Bank, National Association, as master servicer and certificate administrator, the Servicers and the Trustee, pursuant to which the Certificates are issued.

“Prepayment Interest Shortfall” means, as to any Distribution Date and each Mortgage Loan subject to a principal prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month’s interest at the related Net Mortgage Interest Rate on such principal prepayment exceeds the amount of interest paid in connection with such principal prepayment.

“Principal Amount” has the meaning described in “Description of the Certificates — Principal”in this prospectus supplement.

“Purchase Price” means, with respect to a Mortgage Loan, an amount equal to the sum of (i) 100% of the unpaid principal balance of such Mortgage Loan, (ii) accrued and unpaid interest on its principal balance at the related mortgage interest rate and (iii) any costs and damages incurred by the Trust Fund in connection with any breach of a representation by the Seller that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws.

“Rate Ceiling” means the maximum mortgage interest rate for a Mortgage Loan.

“Rating Agency” means each of S&P and Fitch.

“Realized Loss” has the meaning described in “Description of the Certificates — Allocation of Losses”in this prospectus supplement.

“Relief Act Reduction” means a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation. See “Certain Legal Aspects of the Mortgage Loans — Servicemembers Civil Relief Act and Similar Laws” in the prospectus.

“Scheduled Principal Payments” means the amounts described in clauses (a) through (d) of the definition of Principal Amount in “Description of the Certificates — Principal”in this prospectus supplement.

“Seller” means Wachovia Bank.

“Senior Credit Support Depletion Date” means the date on which the aggregate Class Balance of the Subordinate Certificates has been reduced to zero.

“Senior Percentage” means, for a Loan Group for any Distribution Date, an amount equal to (i) the aggregate Class Balance of the Class A Certificates of such Group immediately prior to such date, divided by (ii) the Pool Principal Balance of the related Loan Group for such date. As of the Cut-off Date, the Senior Percentage is expected to be approximately 96.15% for each of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4.

“Senior Prepayment Percentage” has the meaning described in “Description of the Certificates — Principal — Prepayment Percentages”in this prospectus supplement.

“Senior Principal Distribution Amount” means, for a Loan Group for any Distribution Date, an amount equal to the sum of:

(a)	the Senior Percentage for such Loan Group of the Scheduled Principal Payments for that Distribution Date; and

(b)	the Senior Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for that Distribution Date.

“Servicer” means National City or SunTrust.

“Servicer Custodial Account” means the separate trust account established by a Servicer for the benefit of certificateholders, as described in “The Pooling and Servicing Agreement — Payments on Mortgage Loans; Accounts”in this prospectus supplement.

“Servicing Fee” means, with respect to a Servicer, servicing compensation payable to such Servicer in respect of its servicing activities.

“Servicing Fee Rate” means, with respect to the Mortgage Loans serviced by National City, 0.25% per annum, and with respect to the Mortgage Loans serviced by SunTrust, 0.375% per annum.

“Similar Law” has the meaning described in “ERISA Considerations” in this prospectus supplement.

“Stated Principal Balance” means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation, plus any amounts capitalized by the related Servicer pursuant to a modification of such Mortgage Loan.

“Subordinate Percentage” means, for a Loan Group for any Distribution Date, an amount equal to 100% minus the Senior Percentage for such Loan Group for such date. As of the Cut-off Date, the Subordinate Percentage is expected to be approximately 3.85% for each of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4.

“Subordinate Prepayment Percentage” means, for a Loan Group for any Distribution Date, an amount equal to 100% minus the Senior Prepayment Percentage for such Loan Group for such date.

“Subordinate Principal Distribution Amount” means, for a Loan Group for any Distribution Date, an amount equal to the sum of:

(a)	the Subordinate Percentage for such Loan Group of the Scheduled Principal Payments for such Distribution Date; and

(b)	the Subordinate Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for such Distribution Date.

“Subsequent Recovery” has the meaning described in “Description of the Certificates—Allocation of Losses”in this prospectus supplement.

“Substitution Adjustment Amount” means, with respect to an Eligible Substitute Mortgage Loan, the amount of any shortfall, if any, between the principal balance of such Eligible Substitute Mortgage Loan, after deduction of all Monthly Payments due in the month of substitution, and the Stated Principal Balance of the related Deleted Mortgage Loan.

“Total Senior Percentage” means the percentage equivalent of a fraction, the numerator of which is the sum of the Class Balances of the Class A Certificates of all Groups, and the denominator of which is the aggregate Pool Principal Balance for all Loan Groups.

“Trust” means the Wachovia Mortgage Loan Trust, LLC Series 2005-B Trust.

“Trustee” means U.S. Bank National Association.

“Undercollateralized Amount” has the meaning described in “Description of the Certificates — Cross-Collateralization”in this prospectus supplement.

“Undercollateralized Group” has the meaning described in “Description of the Certificates — Cross-Collateralization”in this prospectus supplement.

“Unscheduled Principal Payments” means the amounts described in clauses (e), (f) and (g) of the definition of Principal Amount in “Description of the Certificates — Principal”in this prospectus supplement.

ANNEX I

MORTGAGE POOL DATA

Collateral Summary of the Aggregate Mortgage Loans
	Group 1	Group 2	Group 3	Group 4	Total
Product Type	3/1 ARMs	5/1 ARMs	7/1 ARMs	10/1 ARMs
Servicer and Originator — NatCity	40.66%	52.67%	30.71%	62.14%	46.85%
Servicer and Originator — SunTrust	59.34%	47.33%	69.29%	37.86%	53.15%
Number of Mortgage Loans	174	481	258	173	1,086
Total Principal Balance	$72,354,091.19	$172,353,757.14	$104,046,226.55	$73,402,090.56	$422,156,165.44
Average Principal Balance	$415,828.11	$358,323.82	$403,279.95	$424,289.54	$388,725.75
WA Months to First Adjustment	33	57	81	117	69
WA Age (months)	3	3	3	3	3
WA Original Term (months)	360	360	359	360	360
WA Remaining Term (months)	357	357	356	357	357
WA Gross Coupon	5.331%	5.518%	5.509%	5.760%	5.526%
WA Administrative Fee Rate	0.337%	0.322%	0.349%	0.310%	0.329%
WA Net WAC Rate	4.995%	5.196%	5.160%	5.450%	5.197%
WA Lifetime Cap	2.174%	5.000%	5.000%	5.000%	4.516%
WA Periodic CAP	2.000%	2.000%	2.000%	2.000%	2.000%
WA Lifetime Cap	6.000%	5.000%	5.000%	5.000%	5.171%
Minimum Coupon	4.375%	4.500%	4.375%	5.000%	4.375%
Maximum Coupon	6.500%	6.875%	6.500%	6.500%	6.875%
WA Maximum Lifetime Interest Rate	11.331%	10.509%	10.509%	10.760%	10.697%
WA Gross Margin	2.257%	2.254%	2.251%	2.251%	2.253%
WA Net Margin	1.920%	1.932%	1.902%	1.941%	1.924%
1-Year Libor Index Percentage	100.00%	100.00%	100.00%	100.00%	100.00%
WA Original FICO	740	731	743	747	739
WA Original LTV Ratio	72.06%	73.10%	69.50%	68.46%	71.23%
WA Current LTV Ratio	72.01%	72.70%	68.89%	68.28%	70.87%
Interest Only Percentage	92.40%	89.99%	92.20%	97.18%	92.20%
California Concentration Percentage	55.82%	33.79%	26.57%	20.72%	33.51%
Maximum Zip Code Percentage	1.68%	1.46%	2.28%	2.57%	0.91%

Collateral Summary of the Group 2 Mortgage Loans
Number of Mortgage Loans	1,086
Total Principal Balance	$422,156,165.44
Product Type	3/1,5/1,7/1,10/1 ARMs
Servicer and Originator — NatCity	46.85%
Servicer and Originator — SunTrust	53.15%
Interest Only Percentage	92.20%
California Concentration Percentage	33.51%
Maximum Zip Code Percentage	0.91%

	Weighted Average	Minimum	Maximum
Current Principal Balance	$388,725.75(1)	$59,712.91	$1,774,495.05
Months to First Adjustment (months)	69	30	118
Age (months)	3	2	15
Original Term (months)	360	276	360
Remaining Term (months)	357	273	358
Gross Coupon	5.526%	4.375%	6.875%
Administrative Fee Rate	0.329%	0.263%	0.388%
Net WAC Rate	5.197%	4.113%	6.613%
Initial Cap	4.516%	2.000%	5.000%
Periodic Cap	2.000%	2.000%	2.000%
Lifetime Cap	5.171%	5.000%	6.000%
Maximum Lifetime Interest Rate	10.697%	9.500%	12.500%
Gross Margin	2.253%	2.250%	2.750%
Net Margin	1.924%	1.863%	2.488%
Original FICO	739	493	823
Original LTV Ratio	71.23%	10.98%	95.00%
Current LTV Ratio	70.87%	10.80%	95.00%

(1) The current principal balance is calculated as an average not a weighted average.

Product Type of the Aggregate Mortgage Loans

Producy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

3/1 ARMs	174	$72,354,091.19	17.14%	$415,828.11	5.331%	357	740	72.06%
5/1ARMs	481	172,353,757.14	40.83	358,323.82	5.518	357	731	73.10
7/1ARMs	258	104,046,226.55	24.65	403,279.95	5,509	356	743	69.50
10/1ARMs	173	73,402,09.56	17.39	424,289.54	5.760	357	747	68.46

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Index Type of the Aggregate Mortgage Loans

Index Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

1 Year LIBOR	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Interest Only Percentage of the Aggregate Mortgage Loans

Index Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

No	102	$32,945,777.97	7.80%	$322,997.82	5.542%	357	734	70.19%
Yes	984	389,210,387.47	92.20%	395,539.01	5.524	357	739	71.32

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Current Principal Balances of the Aggregate Mortgage Loans

Current Principal Balances($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

50,000.01 to 100,000.00	27	$2,307,476.25	0.55%	$85,462.08	5.645%	356	734	65.76%
100,000.01 to 150,000.00	94	11,985,978.51	2.84	127,510.41	5.518	356	744	71.59
150,000.01 to 200,000.00	130	23,244,801.74	5.51	178,806.17	5,482	356	738	72.96
200,000.01 to 250,000.00	92	20,855,920.93	4.94	226,694.79	5,526	357	735	72.90
250,000.01 to 300,000.00	109	29,907,465.50	7.08	274,380.42	5,503	357	728	72.41
300,000.01 to 350,000.00	84	27,433,631.56	6.50	326,590.85	5,530	356	726	73.30
350,000.01 to 400,000.00	102	38,657,440.59	9.16	378,994.52	5,575	357	738	71.40
400,000.01 to 450,000.00	96	40,892,221.21	9.69	425,960.64	5,552	357	740	72.37
450,000.01 to 500,000.00	89	42,429,818.85	10.05	476,739.54	5.555	357	737	73.04
500,000.01 to 550,000.00	56	29,402,005.06	6.96	525,035.80	5.476	357	741	74.02
550,000.01 to 600,000.00	50	29,122,520.81	6.90	582,450.42	5.507	357	734	71.83
600,000.01 to 650,000.00	55	34,894,719.55	8.27	634,449.45	5.548	357	739	73.24
650,000.01 to 700,000.00	19	12,964,708.43	3.07	682,353.08	5.458	357	740	69.17
700,000.01 to 750,000.00	8	5,935,244.54	1.41	741,905.57	5.544	346	761	67.69
750,000.01 to 800,000.00	16	12,496,940.82	2.96	781,058.80	5.516	357	743	65.86
800,000.01 to 850,000.00	12	10,013,887.63	2.37	834,490.64	5.610	357	731	69.48
850,000.01 to 900,000.00	6	5,267,569.52	1.25	877,928.25	5.626	357	766	59.21
900,000.01 to 950,000.00	7	6,514,889.22	1.54	930,698.46	5.409	357	763	66.46
950,000.01 to 1,000,000.00	21	20,768,567.68	4.92	988,979.41	5.501	357	743	65.45
1,000,000.01 to 1,050,000.00	1	1,003,391.88	0.24	1,003,391.88	5.250	355	733	77.32
1,100,000.01 to 1,150,000.00	1	1,104,724.53	0.26	1,104,724.53	5.125	357	753	63.83
1,150,000.01 to 1,200,000.00	1	1,200,000.00	0.28	1,200,000.00	5.500	356	798	68.77
1,200,000.01 to 1,250,000.00	4	4,968,700.00	1.18	1,242,175.00	5.282	356	764	63.16
1,250,000.01 to 1,300,000.00	2	2,534,610.48	0.60	1,267,305.24	5.686	357	792	55.58
1,350,000.01 to 1,400,000.00	1	1,399,435.10	0.33	1,399,435.10	5.125	356	784	78.65
1,450,000.01 to 1,500,000.00	1	1,500,000.00	0.36	1,500,000.00	5.625	358	797	49.18
1,550,000.01 to 1,600,000.00	1	1,575,000.00	0.37	1,575,000.00	5.375	357	706	75.00
1,750,000.01 to 1,800,000.00	1	1,774,495.05	0.42	1,774,495.05	6.250	358	657	65.00

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Current Gross Loan Rates of the Aggregate Mortgage Loans

Current Principal Balances(%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

4.251 to 4.500	3	$1,359,840.00	0.32%	$453,280.00	4.476%	357	756	78.23%
4.501 to 4.750	11	3,482,715.90	0.82	316,610.54	4.714	357	755	71.88
4.751 to 5.000	65	26,425,393.67	6.26	406,544.52	4.955	356	745	74.26
5.001 to 5.250	185	68,169,785.43	16.15	368,485.33	5.202	356	741	73.20
5.251 to 5.500	343	136,815,419.04	32.41	398,878.77	5.434	356	738	70.97
5.501 to 5.750	281	109,718,359.86	25.99	390,456.80	5.682	357	741	70.33
5.751 to 6.000	143	54,214,919.50	12.84	379,125.31	5.906	357	732	70.08
6.001 to 6.250	37	15,785,649.17	3.74	426,639.17	6.192	358	721	68.74
6.251 to 6.500	17	5,760,582.87	1.36	338,857.82	6.393	357	730	72.82
6.751 to 7.000	1	423,500.00	0.10	423,500.00	6.875	358	704	70.00

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Gross Margins of the Aggregate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.001 to 2.250	1,072	$418,893,013.75	99.23%	$390,758.41	5.525%	357	739	71.21%
2.501 to 2.750	14	3,263,151.69	0.77	233,082.26	5.624	356	742	73.58

Total::	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Initial Loan Rate Caps of the Aggregate Mortgage Loans

Initial Loan Rate Caps(%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.000	141	$59,783,019.99	14.16%	$423,993.05	5.287%	356	743	71.37%
3.000	33	12,571,071.20	2.98	380,941.55	5.543	358	724	75.33
5.000	912	349,802,074.25	82.86	383,554.91	5.566	357	738	71.06

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Periodic Loan Rate Caps of the Aggregate Mortgage Loans

Periodic Loan Rate(%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.000	1,086	$422,156,165.44	100.%	$388,725.75	5.526%	357	739	71.23%

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Life Caps of the Aggregate Mortgage Loans

Life Caps(%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

5.000	912	$349,802,074.25	82.86%	$383,554.91	5.566%	357	738	71.06%
6.000	174	72,354,091.19	17.14	415,828.11	5.331	357	740	72.06

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Maximum Rates of the Aggregate Mortgage Loans

Maximum Rates(%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

9.251 to 9.500	2	$1,101,840.00	0.26%	$550,920.00	4.50%	357	773	80.00%
9.501 to 9.750	4	923,520.02	0.22	230,880.01	4.75	357	753	58.08
9.751 to 10.000	32	11,309,400.41	2.68	353,418.76	4.97	356	743	77.13
10.001 to 10.250	144	50,921,320.28	12.06	353,620.28	5.207	357	741	74.27
10.251 to 10.500	292	116,247,868.52	27.54	398,109.14	5.436	356	739	71.01
10.501 to 10.750	266	103,485,161.31	24.51	389,041.96	5.657	357	742	70.23
10.751 to 11.000	164	64,358,372.69	15.25	392,429.10	5.682	357	734	69.95
11.001 to 11.250	74	31,386,114.32	7.43	424,136.68	5.640	357	734	68.98
11.251 to 11.500	67	25,652,181.51	6.08	382,868.38	5.597	357	732	71.18
11.501 to 11.750	22	8,792,394.43	2.08	399,654.29	5.701	357	742	73.40
11.751 to 12.000	13	5,396,040.07	1.28	415,080.01	5.963	358	754	77.31
12.001 to 12.250	4	1,648,000.00	0.39	412,000.00	6.204	357	699	77.89
12.251 to 12.500	2	933,951.88	0.22	466,975.94	6.421	357	706	71.13

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

First Adjustment Date of the Aggregate Mortgage Loans

First Adjustment Dates	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2008 May	14	$5,595,276.88	1.33%	$399,662.63	5.36%	354	746	70.40%
2008 June	28	13,630,663.50	3.23	486,809.41	5.155	355	750	71.99
2008 July	35	15,364,925.36	3.64	438,997.87	5.183	356	747	71.78
2008 August	32	13,042,980.68	3.09	407,593.15	5.368	357	724	68.79
2008 September	65	24,720,244.77	5.86	380,311.46	5.495	358	738	74.37
2009 December	1	512,042.62	0.12	512,042.62	5.000	349	783	80.00
2010 April	2	514,400.00	0.12	257,200.00	5.565	353	774	80.00
2010 May	39	8,505,169.44	2.01	218,081.27	5.534	354	734	73.96
2010 June	42	9,458,871.60	2.24	225,211.23	5.413	355	734	77.39
2010 July	117	47,361,366.68	11.22	404,798.01	5.445	356	728	73.01
2010 August	149	51,254,901.74	12.14	343,992.63	5.408	357	734	75.12
2010 September	131	54,747,005.06	12.97	417,916.07	5.703	358	731	70.28
2012 May	19	5,216,705.29	1.24	274,563.44	5.690	354	758	66.16
2012 June	23	5,918,701.28	1.40	257,334.84	5.560	355	738	76.05
2012 July	46	20,498,419.94	4.86	445,617.82	5.433	356	737	68.49
2012 August	102	42,319,682.07	10.02	414,898.84	5.455	356	746	69.82
2012 September	68	30,092,717.97	7.13	442,539.97	5.596	358	742	69.03
2014 August	1	393,828.00	0.09	393,828.00	5.750	345	756	80.00
2015 May	9	2,450,974.10	0.58	272,330.46	5.728	354	740	79.51
2015 June	23	7,229,023.48	1.71	314,305.37	5.675	355	743	69.98
2015 July	30	11,308,648.68	2.68	376,954.96	5.749	356	743	67.86
2015 August	21	11,457,795.54	2.71	545,609.31	5.702	357	767	65.45
2015 September	89	40,561,820.76	9.61	455,750.80	5.797	358	744	68.43

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Original Loan-to-Value Ratios of the Aggregate Mortgage Loans

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

10.001 to 20.000	4	$1,309,766.81	0.31%	$327,441.70	5.56%	356	763	15.20%
20.001 to 30.000	9	2,052,964.23	0.49	228,107.14	5.527	356	735	24.65
30.001 to 40.000	32	11,213,446.44	2.66	350,420.20	5.611	357	757	35.81
40.001 to 50.000	50	22,848,718.14	5.41	456,974.36	5.573	357	741	46.47
50.001 to 60.000	67	26,982,705.92	6.39	402,726.95	5.599	357	742	55.94
60.001 to 70.000	166	80,042,846.60	18.96	482,185.82	5.553	357	743	66.16
70.001 to 80.000	741	273,538,312.43	64.80	369,147.52	5.5	356	736	78.09
80.001 to 90.000	15	3,801,006.38	0.90	253,400.43	5.75	357	728	88.46
90.001 to 95.000	2	366,398.49	0.09	183,199.25	5.766	358	663	92.32

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Current Loan-to-Value Ratios of the Aggregate Mortgage Loans

Current Loan-to-Value Ratios(%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

10.001 to 20.000	6	$1,759,548.06	0.42%	$293,258.01	5.57%	356	751	25.97%
20.001 to 30.000	10	2,153,042.25	0.51	215,304.23	5.514	356	738	24.92
30.001 to 40.000	33	12,253,937.64	2.9	371,331.44	5.627	357	756	38.2
40.001 to 50.000	53	25,151,885.05	5.96	474,563.87	5.553	357	743	48.35
50.001 to 60.000	69	27,201,677.66	6.44	394,227.21	5.597	357	742	56.78
60.001 to 70.000	167	78,811,133.31	18.67	471,922.95	5.553	357	743	66.39
70.001 to 80.000	731	270,657,536.60	64.11	370,256.55	5.500	356	736	78.10
80.001 to 90.000	15	3,801,006.38	0.90	253,400.43	5.750	357	728	88.46
90.001 to 95.000	2	366,398.49	0.09	183,199.25	5.766	358	663	92.32

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Remaining Term of the Aggregate Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

271 to 280	1	$750,000.00	0.18%	$750,000.00	5.375%	273	715	72.82%
341 to 350	3	1,212,159.52	0.29	404,053.17	5.433	347	743	80.00
351 to 360	1,082	420,194,005.92	99.54	388,349.36	5.526	357	739	71.20

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

FICO Scores of the Aggregate Mortgage Loans as of the Date of Origination

Original FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Unknown(1)	1	$472,905.99	0.11%	$472,905.99	5.500%	356	(1)	65.52%
490 to 499	1	296,000.00	0.07	296,000.00	5.875	356	493	80.00
610 to 619	2	308,328.63	0.07	154,164.32	5.848	357	616	67.84
620 to 629	5	1,078,212.59	0.26	215,642.52	5.790	356	627	69.56
630 to 639	8	2,682,652.64	0.64	335,331.58	5.448	356	635	71.58
640 to 649	14	4,953,484.51	1.17	353,820.32	5.646	357	646	77.00
650 to 659	14	5,422,397.16	1.28	387,314.08	5.754	357	656	68.73
660 to 669	37	13,559,973.27	3.21	366,485.76	5.565	357	664	70.33
670 to 679	36	11,249,283.62	2.66	312,480.10	5.542	357	674	74.13
680 to 689	62	24,997,862.80	5.92	403,191.34	5.652	357	684	69.18
690 to 699	45	16,979,395.29	4.02	377,319.90	5.468	357	695	74.67
700 to 709	71	28,376,524.66	6.72	399,669.36	5.604	357	705	73.65
710 to 719	86	30,481,720.40	7.22	354,438.61	5.477	355	715	73.37
720 to 729	73	30,003,425.13	7.11	411,005.82	5.586	357	725	72.33
730 to 739	71	30,071,713.57	7.12	423,545.26	5.502	357	734	73.15
740 to 749	77	31,921,406.31	7.56	414,563.72	5.454	357	745	71.24
750 to 759	105	40,207,481.44	9.52	382,928.39	5.518	357	755	71.11
760 to 769	79	29,959,156.18	7.10	379,229.83	5.549	357	764	70.45
770 to 779	86	32,959,290.73	7.81	383,247.57	5.529	357	774	68.44
780 to 789	82	33,855,126.08	8.02	412,867.39	5.384	357	785	71.12
790 to 799	76	32,121,142.58	7.61	422,646.61	5.523	357	794	67.16
800 to 809	44	16,435,462.49	3.89	373,533.24	5.506	357	804	71.12
810 to 819	10	3,587,019.37	0.85	358,701.94	5.598	357	812	69.88
820 to 829	1	176,200.00	0.04	176,200.00	5.500	358	823	41.17

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

(1) FICO score was not available.

Documentation Type of the Aggregate Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Full	908	$338,652,899.23	80.22%	$372,965.75	5.48%	356	740	72.20%
Stated Income/Assets Verified	178	83,503,266.21	19.78	469,119.47	5.724	357	732	67.27

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Loans by Average Weighted Weighted Weighted

Loans purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Purchase	627	$236,384,789.33	55.99%	$377,009.23	5.487%	357	743	74.63%
Cash Out (Refinance)	284	111,674,103.04	26.45	393,218.67	5.619	357	727	67.06
Rate/Term Refinance	175	74,097,273.07	17.55	423,412.99	5.509	357	741	66.64

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Occupancy Type of the Aggregate Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Primary	957	$379,267,470.71	89.84%	$396,308.75	5.519%	357	737	71.10%
Second Home	114	39,799,051.92	9.43	349,114.49	5.577	357	753	72.36
Investment	15	3,089,642.81	0.73	205,976.19	5.658	356	739	72.15

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Property Type of the Aggregate Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Single Family	620	$248,607,016.37	58.89%	$400,979.06	5.526%	356	737	69.93%
PUD	327	130,129,266.05	30.82	397,948.83	5.521	357	742	72.67
Condominium	127	38,612,260.27	9.15	304,033.55	5.547	357	739	74.16
2-4 Family	5	2,773,800.00	0.66	554,760.00	5.560	357	723	73.96
Cooperative	7	2,033,822.75	0.48	290,546.11	5.350	358	747	77.50

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Lien Position of the Aggregate Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

First	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Age of the Aggregate Mortgage Loans

Age (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

1 to 6	1,082	$420,735,894.82	99.66%	$388,850.18	5.526%	357	738	71.20%
7 to 12	3	1,026,442.62	0.24	342,147.54	5.283	351	779	80.00
13 to 18	1	393,828.00	0.09	393,828.00	5.750	345	756	80.00

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Geographic Distribution of the Aggregate Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Alabama	2	$761,900.00	0.18%	$380,950.00	5.625%	356	790	73.34%
Arizona	34	11,851,009.42	2.81	348,559.10	5.702	357	718	72.03
Arkansas	1	640,000.00	0.15	640,000.00	5.875	357	719	77.58
California	290	141,470,546.97	33.51	487,829.47	5.538	356	735	70.87
Colorado	14	5,367,958.10	1.27	383,425.58	5.524	357	749	75.36
Connecticut	4	2,306,389.77	0.55	576,597.44	5.409	357	749	58.34
District of Columbia	9	2,738,522.75	0.65	304,280.31	5.313	358	747	74.20
Florida	140	56,325,332.67	13.34	402,323.80	5.490	356	747	69.19
Georgia	170	49,269,999.51	11.67	289,823.53	5.394	356	741	74.00
Hawaii	1	240,000.00	0.06	240,000.00	5.375	358	682	35.29
Idaho	1	104,415.50	0.02	104,415.50	5.250	356	672	74.98
Illinois	19	10,423,289.85	2.47	548,594.20	5.542	357	735	68.31
Indiana	3	444,267.24	0.11	148,089.08	5.564	356	723	82.44
Iowa	1	139,200.00	0.03	139,200.00	5.625	357	797	80.00
Kansas	2	973,650.00	0.23	486,825.00	5.625	358	719	76.92
Kentucky	7	1,194,193.64	0.28	170,599.09	5.370	356	713	80.00
Maryland	74	27,780,831.29	6.58	375,416.64	5.581	357	727	72.39
Massachusetts	8	3,304,061.03	0.78	413,007.63	5.687	357	748	71.44
Michigan	9	4,548,345.08	1.08	505,371.68	5.831	358	736	57.88
Minnesota	4	1,065,300.00	0.25	266,325.00	5.184	358	752	72.29
Missouri	3	1,553,500.00	0.37	517,833.33	6.250	358	738	74.78
Montana	1	898,071.17	0.21	898,071.17	5.625	358	680	50.00
Nevada	10	3,930,655.06	0.93	393,065.51	5.722	357	732	78.53
New Jersey	12	3,995,396.81	0.95	332,949.73	5.482	357	738	69.94
New Mexico	3	418,997.26	0.10	139,665.75	5.686	356	753	74.85
North Carolina	37	9,823,141.64	2.33	265,490.31	5.451	356	742	68.56
Ohio	14	5,131,077.60	1.22	366,505.54	5.537	357	771	72.31
Oregon	14	4,734,876.43	1.12	338,205.46	5.562	357	744	70.77
Pennsylvania	9	2,147,887.50	0.51	238,654.17	5.511	357	732	74.40
Rhode Island	4	1,146,997.58	0.27	286,749.40	6.160	358	724	62.50
South Carolina	30	7,856,214.75	1.86	261,873.83	5.513	356	760	70.17
South Dakota	1	118,408.09	0.03	118,408.09	5.500	357	723	80.00
Tennessee	14	2,721,463.70	0.64	194,390.26	5.480	355	769	77.82
Texas	10	4,569,538.46	1.08	456,953.85	5.565	357	745	77.33
Utah	3	872,699.24	0.21	290,899.75	5.400	357	763	70.64
Virginia	105	42,675,191.93	10.11	406,430.40	5.534	357	742	71.21
Washington	16	5,917,921.39	1.40	369,870.09	5.470	357	724	75.34
West Virginia	2	948,914.26	0.22	474,457.13	5.619	358	728	77.21
Wisconsin	1	527,999.75	0.13	527,999.75	5.750	358	783	80.00

Total:	1,086	$422,156,165.44	100.00%	$388,725.75	5.526%	357	739	71.23%

Collateral Summary of the Group 1 Mortgage Loans
Number of Mortgage Loans	174
Total Principal Balance	$72,354,091.19
Product Type	3/1 ARMs
Servicer and Originator — NatCity	40.66%
Servicer and Originator — SunTrust	59.34%
Interest Only Percentage	92.40%
California Concentration Percentage	55.82%
Maximum Zip Code Percentage	1.68%

	Weighted Average	Minimum	Maximum
Current Principal Balance	$415,828.11 (1)	$89,890.16	$1,218,700.00
Months to First Adjustment (months)	33	30	34
Age (months)	3	2	6
Original Term (months)	360	360	360
Remaining Term (months)	357	354	358
Gross Coupon	5.331%	4.375%	6.500%
Administrative Fee Rate	0.337%	0.263%	0.388%
Net WAC Rate	4.995%	4.113%	6.238%
Initial Cap	2.174%	2.000%	3.000%
Periodic Cap	2.000%	2.000%	2.000%
Lifetime Cap	6.000%	6.000%	6.000%
Maximum Lifetime Interest Rate	11.331%	10.375%	12.500%
Gross Margin	2.257%	2.250%	2.625%
Net Margin	1.920%	1.863%	2.238%
Original FICO	740	633	809
Original LTV Ratio	72.06%	28.91%	89.99%
Current LTV Ratio	72.01%	28.90%	89.97%

(1) The current principal balance is calculated as an average not a weighted average.

Product Type of the Group 1 Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

3/1 ARMs	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Index Type of the Group 1 Mortgage Loans

Index Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

1 Year LIBOR	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Interest Only Percentage of the Group 1 Mortgage Loans

Interest Only	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

No	14	$5,500,687.70	7.60%	$392,906.26	5.402%	357	735	70.66%
Yes	160	66,853,403.49	92.40	417,833.77	5.326	357	740	72.17

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Current Principal Balances of the Group 1 Mortgage Loans

Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

50,000.01 to 100,000.00	2	$185,890.16	0.26%	$92,945.08	5.379%	358	685	68.52%
100,000.01 to 150,000.00	10	1,258,893.93	1.74	125,889.39	5.268	357	767	70.66
150,000.01 to 200,000.00	13	2,378,706.42	3.29	182,977.42	5.202	357	739	68.46
200,000.01 to 250,000.00	11	2,540,616.94	3.51	230,965.18	5.386	356	737	74.51
250,000.01 to 300,000.00	18	4,888,038.05	6.76	271,557.67	5.276	357	717	73.77
300,000.01 to 350,000.00	22	7,231,465.03	9.99	328,702.96	5.365	357	724	68.45
350,000.01 to 400,000.00	20	7,579,087.84	10.47	378,954.39	5.367	357	738	72.27
400,000.01 to 450,000.00	14	5,911,881.87	8.17	422,277.28	5.552	356	753	71.87
450,000.01 to 500,000.00	14	6,620,093.23	9.15	472,863.80	5.366	357	728	76.22
500,000.01 to 550,000.00	9	4,722,699.75	6.53	524,744.42	5.346	357	748	74.45
550,000.01 to 600,000.00	7	4,043,213.36	5.59	577,601.91	5.427	357	747	74.03
600,000.01 to 650,000.00	18	11,438,383.17	15.81	635,465.73	5.389	357	742	71.72
650,000.01 to 700,000.00	4	2,720,978.94	3.76	680,244.74	5.094	356	739	59.54
700,000.01 to 750,000.00	2	1,490,200.00	2.06	745,100.00	5.186	358	759	74.85
750,000.01 to 800,000.00	1	780,000.00	1.08	780,000.00	5.375	354	756	65.00
800,000.01 to 850,000.00	2	1,606,600.00	2.22	803,300.00	4.937	355	742	74.99
850,000.01 to 900,000.00	1	864,500.00	1.19	864,500.00	5.125	355	740	70.00
900,000.01 to 950,000.00	1	938,000.00	1.30	938,000.00	4.750	355	741	78.17
950,000.01 to 1,000,000.00	4	3,936,142.50	5.44	984,035.63	5.281	356	754	72.64
1,200,000.01 to 1,250,000.00	1	1,218,700.00	1.68	1,218,700.00	5.125	354	783	75.00

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Current Gross Loan Rates of the Group 1 Mortgage Loans

Current Gross Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

4.251 to 4.500	1	$258,000.00	0.36%	$258,000.00	4.375%	358	685	70.68%
4.501 to 4.750	7	2,559,195.88	3.54	365,599.41	4.702	356	756	76.86
4.751 to 5.000	33	15,115,993.26	20.89	458,060.40	4.944	356	746	72.12
5.001 to 5.250	41	17,248,465.15	23.84	420,694.27	5.189	356	743	70.05
5.251 to 5.500	52	20,825,550.52	28.78	400,491.36	5.414	356	732	70.72
5.501 to 5.750	22	8,792,394.43	12.15	399,654.29	5.701	357	742	73.40
5.751 to 6.000	12	4,972,540.07	6.87	414,378.34	5.885	358	758	77.93
6.001 to 6.250	4	1,648,000.00	2.28	412,000.00	6.204	357	699	77.89
6.251 to 6.500	2	933,951.88	1.29	466,975.94	6.421	357	706	71.13

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Gross Margins of the Group 1 Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.001 to 2.250	170	$71,073,891.19	98.23%	$418,081.71	5.326%	357	740	72.01%
2.501 to 2.750	4	1,280,200.00	1.77	320,050.00	5.655	357	731	75.00

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Initial Loan Rate Caps of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Initial Loan Rate Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2.000	141	$59,783,019.99	82.63%	$423,993.05	5.287%	356	743	71.37%
3.000	33	12,571,071.20	17.37	380,941.55	5.543	358	724	75.33

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Periodic Loan Rate Caps of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Periodic Loan Rate Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2.000	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Life Caps of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Life Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

6.000	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Maximum Rates of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Maximum Rates (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

10.251 to 10.500	1	$258,000.00	0.36%	$258,000.00	4.375%	358	685	70.68%
10.501 to 10.750	7	2,559,195.88	3.54	365,599.41	4.702	356	756	76.86
10.751 to 11.000	33	15,115,993.26	20.89	458,060.40	4.944	356	746	72.12
11.001 to 11.250	41	17,248,465.15	23.84	420,694.27	5.189	356	743	70.05
11.251 to 11.500	52	20,825,550.52	28.78	400,491.36	5.414	356	732	70.72
11.501 to 11.750	22	8,792,394.43	12.15	399,654.29	5.701	357	742	73.40
11.751 to 12.000	12	4,972,540.07	6.87	414,378.34	5.885	358	758	77.93
12.001 to 12.250	4	1,648,000.00	2.28	412,000.00	6.204	357	699	77.89
12.251 to 12.500	2	933,951.88	1.29	466,975.94	6.421	357	706	71.13

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

First Adjustment Date of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
First Adjustment Dates	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2008 May	14	$5,595,276.88	7.73%	$399,662.63	5.361%	354	746	70.40%
2008 June	28	13,630,663.50	18.84	486,809.41	5.155	355	750	71.99
2008 July	35	15,364,925.36	21.24	438,997.87	5.183	356	747	71.78
2008 August	32	13,042,980.68	18.03	407,593.15	5.368	357	724	68.79
2008 September	65	24,720,244.77	34.17	380,311.46	5.495	358	738	74.37

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Original Loan-to-Value Ratios of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Original Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

20.001 to 30.000	1	$317,873.84	0.44%	$317,873.84	5.125%	356	805	28.91%
30.001 to 40.000	5	1,088,362.95	1.50	217,672.59	5.321	356	749	38.04
40.001 to 50.000	9	4,329,713.90	5.98	481,079.32	5.326	357	749	45.66
50.001 to 60.000	5	1,500,520.93	2.07	300,104.19	5.219	357	706	56.84
60.001 to 70.000	37	16,168,740.99	22.35	436,993.00	5.268	356	738	66.70
70.001 to 80.000	110	47,475,166.81	65.62	431,592.43	5.351	357	741	77.36
80.001 to 90.000	7	1,473,711.77	2.04	210,530.25	5.581	358	740	87.52

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Current Loan-to-Value Ratios of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Current Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

20.001 to 30.000	1	$317,873.84	0.44%	$317,873.84	5.125%	356	805	28.91%
30.001 to 40.000	5	1,088,362.95	1.50	217,672.59	5.321	356	749	38.04
40.001 to 50.000	9	4,329,713.90	5.98	481,079.32	5.326	357	749	45.66
50.001 to 60.000	5	1,500,520.93	2.07	300,104.19	5.219	357	706	56.84
60.001 to 70.000	37	16,168,740.99	22.35	436,993.00	5.268	356	738	66.70
70.001 to 80.000	110	47,475,166.81	65.62	431,592.43	5.351	357	741	77.36
80.001 to 90.000	7	1,473,711.77	2.04	210,530.25	5.581	358	740	87.52

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Remaining Term of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Remaining Term (months)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

351 to 360	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

FICO Scores of the Group 1 Mortgage Loans as of the Date of Origination

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Original FICO Scores	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

630 to 639	2	$397,881.81	0.55%	$198,940.91	5.256%	356	635	70.25%
640 to 649	4	1,596,573.11	2.21	399,143.28	5.527	357	648	74.92
650 to 659	2	518,436.22	0.72	259,218.11	5.375	358	656	79.25
660 to 669	4	1,241,461.85	1.72	310,365.46	5.425	357	667	66.66
670 to 679	4	1,285,321.29	1.78	321,330.32	5.676	357	673	75.12
680 to 689	10	3,841,472.29	5.31	384,147.23	5.315	357	685	72.02
690 to 699	14	6,051,278.95	8.36	432,234.21	5.378	357	697	74.03
700 to 709	8	2,104,103.54	2.91	263,012.94	5.241	356	705	70.44
710 to 719	17	8,034,122.35	11.10	472,595.43	5.320	357	716	71.30
720 to 729	9	3,845,163.82	5.31	427,240.42	5.682	356	725	72.46
730 to 739	7	2,772,119.89	3.83	396,017.13	5.285	356	735	70.63
740 to 749	14	6,988,757.96	9.66	499,197.00	5.166	356	744	71.49
750 to 759	19	9,447,344.79	13.06	497,228.67	5.427	356	756	70.86
760 to 769	13	4,965,495.12	6.86	381,961.16	5.203	356	764	71.05
770 to 779	15	4,940,931.73	6.83	329,395.45	5.354	357	776	72.63
780 to 789	13	6,873,940.93	9.50	528,764.69	5.281	356	785	75.78
790 to 799	9	3,089,912.37	4.27	343,323.60	5.169	356	792	68.77
800 to 809	10	4,359,773.17	6.03	435,977.32	5.242	357	804	71.48

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Documentation Type of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Documentation Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Full	134	$53,768,128.06	74.31%	$401,254.69	5.280%	356	741	72.69%
Stated Income/Assets Verified	40	18,585,963.13	25.69	464,649.08	5.482	357	736	70.24

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Loan Purpose of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Loan Purpose	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Purchase	79	$34,088,474.37	47.11%	$431,499.68	5.304%	357	744	75.01%
Rate/Term Refinance	45	19,750,960.88	27.30	438,910.24	5.304	356	743	71.43
Cash Out (Refinance)	50	18,514,655.94	25.59	370,293.12	5.412	356	729	67.29

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Occupancy Type of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Occupancy Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Primary	148	$64,754,693.62	89.50%	$437,531.71	5.323%	356	737	71.59%
Second Home	21	6,110,697.57	8.45	290,985.60	5.357	357	769	76.52
Investment	5	1,488,700.00	2.06	297,740.00	5.615	356	738	74.23

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Property Type of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Property Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Single Family	106	$47,071,571.95	65.06%	$444,071.43	5.326%	356	739	70.71%
PUD	46	18,130,694.02	25.06	394,145.52	5.337	357	743	74.37
Condominium	18	5,783,425.22	7.99	321,301.40	5.297	356	750	74.02
2-4 Family	2	739,000.00	1.02	369,500.00	5.824	358	691	77.02
Cooperative	2	629,400.00	0.87	314,700.00	5.286	358	719	82.37

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Lien Position of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Lien Position	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

First	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Age of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Age (months)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1 to 6	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Geographic Distribution of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Geographic Distribution	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Arizona	8	$2,315,918.61	3.20%	$289,489.83	5.298%	357	742	76.38%
California	85	40,391,373.35	55.82	475,192.63	5.353	356	736	71.99
Colorado	3	1,746,000.00	2.41	582,000.00	5.201	357	783	77.15
District of Columbia	2	629,400.00	0.87	314,700.00	5.286	358	719	82.37
Florida	20	7,379,381.37	10.20	368,969.07	5.178	356	748	70.03
Georgia	8	3,033,943.16	4.19	379,242.90	5.158	356	731	62.75
Illinois	4	2,486,351.88	3.44	621,587.97	5.680	357	722	68.34
Indiana	1	112,100.00	0.15	112,100.00	5.750	358	703	89.68
Maryland	4	1,842,918.38	2.55	460,729.60	5.338	358	730	74.99
Massachusetts	1	194,919.56	0.27	194,919.56	5.500	358	740	67.24
Michigan	1	650,000.00	0.90	650,000.00	5.750	358	755	43.67
Nevada	2	460,800.00	0.64	230,400.00	5.496	358	693	82.57
New Jersey	2	698,767.90	0.97	349,383.95	5.125	358	787	77.92
New Mexico	1	132,000.00	0.18	132,000.00	5.875	358	748	84.62
North Carolina	6	1,524,995.52	2.11	254,165.92	5.200	356	721	71.02
Ohio	1	238,554.02	0.33	238,554.02	4.625	358	805	79.98
Oregon	3	1,238,757.56	1.71	412,919.19	5.585	358	768	79.68
Pennsylvania	1	251,100.00	0.35	251,100.00	5.125	357	706	79.99
South Carolina	8	2,504,859.66	3.46	313,107.46	5.200	357	764	77.52
Tennessee	1	186,000.00	0.26	186,000.00	5.000	356	738	80.00
Virginia	10	3,157,950.47	4.36	315,795.05	5.372	358	753	71.96
Washington	1	650,000.00	0.90	650,000.00	5.375	356	687	72.63
Wisconsin	1	527,999.75	0.73	527,999.75	5.750	358	783	80.00

Total:	174	$72,354,091.19	100.00%	$415,828.11	5.331%	357	740	72.06%

Collateral Summary of the Group 2 Mortgage Loans
Number of Mortgage Loans	174
Total Principal Balance	$172,353,757.14
Product Type	5/1 ARMs
Servicer and Originator — NatCity	52.67%
Servicer and Originator — SunTrust	47.33%
Interest Only Percentage	89.99%
California Concentration Percentage	33.79%
Maximum Zip Code Percentage	1.46%

	Weighted Average	Minimum	Maximum
Current Principal Balance	$358,323.82(1)	$59,712.91	$1,774,495.05
Months to First Adjustment (months)	57	49	58
Age (months)	3	2	11
Original Term (months)	360	360	360
Remaining Term (months)	357	349	358
Gross Coupon	5.518%	4.500%	6.875%
Administrative Fee Rate	0.322%	0.263%	0.388%
Net WAC Rate	5.196%	4.238%	6.613%
Initial Cap	5.000%	5.000%	5.000%
Periodic Cap	2.000%	2.000%	2.000%
Lifetime Cap	5.000%	5.000%	5.000%
Maximum Lifetime Interest Rate	10.518%	9.500%	11.875%
Gross Margin	2.254%	2.250%	2.750%
Net Margin	1.932%	1.863%	2.488%
Original FICO	731	493	811
Original LTV Ratio	73.10%	19.33%	95.00%
Current LTV Ratio	72.70%	13.79%	95.00%

(1) The current principal balance is calculated as an average not a weighted average.

Product Type of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Product Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

5/1 ARMs	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Index Type of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Index Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1 Year LIBOR	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Interest Only Percentage of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Interest Only	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

No	56	$17,259,234.56	10.01%	$308,200.62	5.574%	357	727	67.91%
Yes	425	155,094,522.58	89.99	364,928.29	5.511	357	732	73.68

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Current Principal Balances of the Group 2 Mortgage Loans

Current Principal Balances($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

50,000.01 to 100,000.00	10	$850,303.02	0.49%	$85,030.30	5.416%	356	728	76.08%
100,000.01 to 150,000.00	49	6,193,578.00	3.59	126,399.55	5.471	356	737	69.57
150,000.01 to 200,000.00	78	13,754,900.21	7.98	176,344.87	5.459	356	730	75.33
200,000.01 to 250,000.00	52	11,835,153.89	6.87	227,599.11	5.470	356	732	74.67
250,000.01 to 300,000.00	52	14,306,395.20	8.30	275,122.98	5.555	357	724	72.99
300,000.01 to 350,000.00	29	9,510,852.59	5.52	327,960.43	5.540	357	716	73.80
350,000.01 to 400,000.00	39	14,757,844.94	8.56	378,406.28	5.590	357	733	74.18
400,000.01 to 450,000.00	42	17,885,819.39	10.38	425,852.84	5.460	357	727	73.19
450,000.01 to 500,000.00	30	14,323,688.04	8.31	477,456.27	5.574	357	727	74.35
500,000.01 to 550,000.00	23	12,018,317.63	6.97	522,535.55	5.429	357	735	77.74
550,000.01 to 600,000.00	22	12,736,508.78	7.39	578,932.22	5.420	357	724	73.42
600,000.01 to 650,000.00	17	10,788,022.56	6.26	634,589.56	5.582	357	728	72.79
650,000.01 to 700,000.00	8	5,471,697.58	3.17	683,962.20	5.566	358	750	75.53
700,000.01 to 750,000.00	3	2,201,044.54	1.28	733,681.51	5.790	357	779	61.73
750,000.01 to 800,000.00	6	4,664,651.14	2.71	777,441.86	5.481	357	738	72.19
800,000.01 to 850,000.00	5	4,204,789.77	2.44	840,957.95	5.777	357	748	68.16
850,000.01 to 900,000.00	3	2,657,769.52	1.54	885,923.17	5.502	357	752	54.84
900,000.01 to 950,000.00	3	2,798,320.00	1.62	932,773.33	5.415	358	764	73.62
950,000.01 to 1,000,000.00	6	5,915,445.66	3.43	985,907.61	5.525	357	721	69.56
1,100,000.01 to 1,150,000.00	1	1,104,724.53	0.64	1,104,724.53	5.125	357	753	63.83
1,150,000.01 to 1,200,000.00	1	1,200,000.00	0.70	1,200,000.00	5.500	356	798	68.77
1,350,000.01 to 1,400,000.00	1	1,399,435.10	0.81	1,399,435.10	5.125	356	784	78.65
1,750,000.01 to 1,800,000.00	1	1,774,495.05	1.03	1,774,495.05	6.250	358	657	65.00

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Current Gross Loan Rates of the Group 2 Mortgage Loans

Current Gross Loan Rates(%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

4.251 to 4.500	2	$1,101,840.00	0.64%	$550,920.00	4.500%	357	773	80.00%
4.501 to 4.750	3	514,674.18	0.30	171,558.06	4.750	357	725	64.01
4.751 to 5.000	29	9,563,265.19	5.55	329,767.77	4.968	356	742	78.84
5.001 to 5.250	107	36,003,838.14	20.89	336,484.47	5.204	356	736	74.72
5.251 to 5.500	146	52,119,938.80	30.24	356,985.88	5.433	357	735	73.49
5.501 to 5.750	118	42,487,391.49	24.65	360,062.64	5.678	357	733	71.71
5.751 to 6.000	52	20,683,576.50	12.00	397,761.09	5.914	357	716	70.32
6.001 to 6.250	16	6,879,587.61	3.99	429,974.23	6.200	358	701	68.30
6.251 to 6.500	7	2,576,145.23	1.49	368,020.75	6.384	357	725	78.65
6.751 to 7.000	1	423,500.00	0.25	423,500.00	6.875	358	704	70.00

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Gross Margins of the Group 2 Mortgage Loans

Gross Margins(%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.001 to 2.250	474	$170,874,978.47	99.14%	$360,495.74	5.518%	357	731	73.08%
2.501 to 2.750	7	1,478,778.67	0.86	211,254.10	5.444	356	753	75.43

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Initial Loan Rate Caps of the Group 2 Mortgage Loans

Initial Loan Caps(%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

5.000	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Periodic Loan Rate Caps of the Group 2 Mortgage Loans

Periodic Loan Rate Caps(%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.000	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Life Caps of the Group 2 Mortgage Loans

Life Caps(%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

5.000	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Maximum Rates of the Group 2 Mortgage Loans

Maximum Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

9.251 to 9.500	2	$1,101,840.00	0.64%	$550,920.00	4.500%	357	773	80.00%
9.501 to 9.750	3	514,674.18	0.30	171,558.06	4.750	357	725	64.01
9.751 to 10.000	29	9,563,265.19	5.55	329,767.77	4.968	356	742	78.84
10.001 to 10.250	107	36,003,838.14	20.89	336,484.47	5.204	356	736	74.72
10.251 to 10.500	146	52,119,938.80	30.24	356,985.88	5.433	357	735	73.49
10.501 to 10.750	118	42,487,391.49	24.65	360,062.64	5.678	357	733	71.71
10.751 to 11.000	52	20,683,576.50	12.00	397,761.09	5.914	357	716	70.32
11.001 to 11.250	16	6,879,587.61	3.99	429,974.23	6.200	358	701	68.30
11.251 to 11.500	7	2,576,145.23	1.49	368,020.75	6.384	357	725	78.65
11.751 to 12.000	1	423,500.00	0.25	423,500.00	6.875	358	704	70.00

Total:	481	$172,353,757.44	100.00%	$358,323.82	5.518%	357	731	73.10%

First Adjustment Date of the Group 2 Mortgage Loans

First Adjustment Dates	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2009 December	1	$512,042.62	0.30%	$512,042.62	5.000%	349	783	80.00%
2010 April	2	514,400.00	0.30	257,200.00	5.565	353	774	80.00
2010 May	39	8,505,169.44	4.93	218,081.27	5.534	354	734	73.96
2010 June	42	9,458,871.60	5.49	225,211.23	5.413	355	734	77.39
2010 July	117	47,361,366.68	27.48	404,798.01	5.445	356	728	73.01
2010 August	149	51,254,901.74	29.74	343,992.63	5.408	357	734	75.12
2010 September	131	54,747,005.06	31.76	417,916.07	5.703	358	731	70.28

Total:	481	$172,353,757.44	100.00%	$358,323.82	5.518%	357	731	73.10%

Original Loan-to-Value Ratios of the Group 2 Mortgage Loans

Original Loan-to-Value Ratios(%)	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

10.001 to 20.000	1	$149,880.21	0.09%	$149,880.21	5.750%	354	749	19.33%
20.001 to 30.000	3	706,573.82	0.41	235,524.61	5.417	356	719	25.69
30.001 to 40.000	9	1,801,873.01	1.05	200,208.11	5.360	357	755	35.54
40.001 to 50.000	22	8,919,930.78	5.18	405,451.40	5.619	357	733	46.42
50.001 to 60.000	27	10,137,043.91	5.88	375,446.07	5.647	357	725	55.43
60.001 to 70.000	52	24,832,260.93	14.41	477,543.48	5.610	357	734	66.44
70.001 to 80.000	359	123,760,501.13	71.81	344,736.77	5.479	357	732	78.41
80.001 to 90.000	6	1,679,294.86	0.97	279,882.48	5.774	357	703	89.20
90.001 to 95.000	2	366,398.49	0.21	183,199.25	5.766	358	663	92.32

Total:	481	$172,353,757.44	100.00%	$358,323.82	5.518%	357	731	73.10%

Current Loan-to-Value Ratios of the Group 2 Mortgage Loans

Current Loan-to-Value Ratios(%)	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

10.001 to 20.000	2	$449,661.46	0.26%	$224,830.73	5.417%	356	696	37.10%
20.001 to 30.000	4	806,651.84	0.47	201,662.96	5.396	356	729	26.28
30.001 to 40.000	8	1,701,794.99	0.99	212,724.37	5.366	357	752	35.84
40.001 to 50.000	25	11,223,097.69	6.51	448,923.91	5.565	357	738	50.64
50.001 to 60.000	26	9,650,114.66	5.60	371,158.26	5.655	357	726	55.71
60.001 to 70.000	51	23,589,537.40	13.69	462,539.95	5.621	357	731	66.70
70.001 to 80.000	357	122,887,205.75	71.30	344,221.86	5.482	357	732	78.43
80.001 to 90.000	6	1,679,294.86	0.97	279,882.48	5.774	357	703	89.20
90.001 to 95.000	2	366,398.49	0.21	183,199.25	5.766	358	663	92.32

Total:	481	$172,353,757.44	100.00%	$358,323.82	5.518%	357	731	73.10%

Remaining Term of the Group 2 Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

341 to 350	1	$512,042.62	0.30%	$512,042.62	5.000%	349	783	80.00%
351 to 360	480	171,841,714.52	99.70	358,003.57	5.519	357	731	73.08

Total:	481	$172,353,757.44	100.00%	$358,323.82	5.518%	357	731	73.10%

FICO Scores of the Group 2 Mortgage Loans as of the DAte of Origination

Original FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

490 to 499	1	$296,000.00	0.17%	$296,000.00	5.875%	356	493	80.00%
610 to 619	1	183,328.63	0.11	183,328.63	6.000	357	617	80.00
620 to 629	3	707,998.06	0.41	235,999.35	5.853	357	627	64.19
630 to 639	3	1,248,457.38	0.72	416,152.46	5.571	355	636	67.99
640 to 649	7	2,361,791.40	1.37	337,398.77	5.660	357	644	81.19
650 to 659	7	3,247,716.60	1.88	463,959.51	5.952	357	656	70.08
660 to 669	24	8,774,781.21	5.09	365,615.88	5.508	356	664	72.40
670 to 679	22	6,368,454.92	3.69	289,475.22	5.449	357	674	72.33
680 to 689	30	11,932,537.87	6.92	397,751.26	5.764	357	684	69.67
690 to 699	20	6,993,971.11	4.06	349,698.56	5.482	357	695	76.81
700 to 709	33	11,305,605.65	6.56	342,594.11	5.529	357	704	76.50
710 to 719	44	12,760,859.83	7.40	290,019.54	5.469	356	714	74.45
720 to 729	36	14,064,076.97	8.16	390,668.80	5.573	357	725	74.05
730 to 739	28	12,742,576.33	7.39	455,092.01	5.553	357	735	71.87
740 to 749	39	14,137,089.46	8.20	362,489.47	5.426	357	744	74.36
750 to 759	49	15,306,034.22	8.88	312,368.05	5.466	357	754	73.88
760 to 769	21	8,446,428.63	4.90	402,210.89	5.526	357	764	76.32
770 to 779	36	12,855,384.47	7.46	357,094.01	5.522	356	774	67.12
780 to 789	32	11,467,640.63	6.65	358,363.77	5.274	356	785	74.71
790 to 799	33	12,476,172.27	7.24	378,065.83	5.477	357	794	70.43
800 to 809	9	3,573,151.00	2.07	397,016.78	5.588	357	802	74.27
810 to 819	3	1,103,700.50	0.64	367,900.17	5.393	357	811	76.30

Total:	481	$172,353,757.44	100.00%	$358,323.82	5.518%	357	731	73.10%

Documentation Type of the Group 2 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Full	397	$135,590,559.61	78.67%	$341,537.93	5.447%	357	735	74.49%
Stated Income/Assets Verified	84	36,763,197.53	21.33	437,657.11	5.780	357	719	67.99

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Loan Purpose of the Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Purchase	297	$101,622,861.21	58.96%	$342,164.52	5.472%	357	737	76.23%
Cash Out (Refinance)	111	40,808,686.87	23.68	367,645.83	5.626	357	716	69.78
Rate/Term Refinance	73	29,922,209.06	17.36	409,893.27	5.526	357	735	67

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Occupancy Type of the Group 2 Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Primary	424	$151,606,665.96	87.96%	$357,562.89	5.504%	357	731	73.12%
Second Home	51	19,773,321.39	11.47	387,712.18	5.626	357	738	72.95
Investment	6	973,769.79	0.56	162,294.97	5.480	356	731	73.05

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Property Type of the Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Single Family	262	$97,125,347.18	56.35%	$370,707.43	5.517%	357	729	72.27%
PUD	139	51,363,506.92	29.8	369,521.63	5.499	357	735	73.77
Condominium	75	21,968,480.29	12.75	292,913.07	5.580	357	731	74.98
2-4 Family	1	1,000,000.00	0.58	1,000,000.00	5.375	357	743	78.43
Cooperative	4	896,422.75	0.52	224,105.69	5.239	358	761	72.66

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Lien Position of the Group 2 Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

First	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Age of the Group 2 Mortgage Loans

Age (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

1 to 6	478	$171,327,314.52	99.40%	$358,425.34	5.519%	357	731	73.06%
7 to 12	3	1,026,442.62	0.60	342,147.54	5.283	351	779	80

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Geographic Distribution of the Group 2 Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Alabama	1	$254,400.00	0.15%	$254,400.00	5.375%	353	797	80.00%
Arizona	17	5,969,477.21	3.46	351,145.72	5.821	357	705	73.77
California	126	58,231,717.14	33.79	462,156.49	5.590	357	729	72.30
Colorado	5	1,817,648.36	1.05	363,529.67	5.628	356	701	75.56
Connecticut	2	1,526,589.77	0.89	763,294.89	5.332	357	779	59.81
Delaware	3	723,000.00	0.42	241,000.00	5.605	357	699	79.99
District of Columbia	6	1,613,922.75	0.94	268,987.13	5.228	358	751	69.24
Florida	62	22,064,475.70	12.80	355,878.64	5.482	357	734	74.58
Georgia	94	23,569,856.94	13.68	250,743.16	5.280	356	740	75.94
Hawaii	1	240,000.00	0.14	240,000.00	5.375	358	682	35.29
Idaho	1	104,415.50	0.06	104,415.50	5.250	356	672	74.98
Illinois	7	2,493,606.59	1.45	356,229.51	5.374	356	725	72.48
Indiana	2	332,167.24	0.19	166,083.62	5.501	355	730	80.00
Kansas	1	600,000.00	0.35	600,000.00	5.625	358	686	75.00
Kentucky	1	142,400.00	0.08	142,400.00	5.125	357	666	80.00
Maryland	35	11,859,809.35	6.88	338,851.70	5.561	357	710	72.69
Massachusetts	3	1,442,534.00	0.84	480,844.67	5.777	357	736	70.59
Michigan	5	1,906,345.08	1.11	381,269.02	5.886	358	715	79.22
Minnesota	3	865,800.00	0.50	288,600.00	5.169	358	745	72.82
Missouri	2	1,381,500.00	0.80	690,750.00	6.313	358	745	74.17
Montana	1	898,071.17	0.52	898,071.17	5.625	358	680	50.00
Nevada	6	2,318,655.06	1.35	386,442.51	5.646	357	755	77.00
New Jersey	2	917,237.67	0.53	458,618.84	5.462	356	645	62.95
New Mexico	1	171,500.00	0.10	171,500.00	5.750	356	725	86.62
North Carolina	19	4,872,783.51	2.83	256,462.29	5.380	356	754	71.35
Ohio	3	1,758,376.11	1.02	586,125.37	5.576	357	773	76.38
Oregon	2	1,131,169.79	0.66	565,584.90	5.861	358	745	57.81
Pennsylvania	2	540,344.15	0.31	270,172.08	5.608	357	746	79.72
Rhode Island	1	259,998.49	0.15	259,998.49	5.875	358	671	91.23
South Carolina	13	2,677,910.83	1.55	205,993.14	5.515	355	759	70.75
South Dakota	1	118,408.09	0.07	118,408.09	5.500	357	723	80.00
Tennessee	6	1,042,048.23	0.60	173,674.71	5.471	356	762	75.41
Texas	7	3,333,838.46	1.93	476,262.64	5.571	357	744	78.96
Utah	2	324,850.21	0.19	162,425.11	5.654	358	719	54.85
Virginia	32	12,470,723.82	7.24	389,710.12	5.421	357	738	71.31
Washington	5	1,879,175.92	1.09	375,835.18	5.323	357	693	72.42
West Virginia	1	499,000.00	0.29	499,000.00	5.500	358	749	79.97

Total:	481	$172,353,757.14	100.00%	$358,323.82	5.518%	357	731	73.10%

Collateral Summary of Group 3 Mortgage Loans
Number of Mortgage Loans	258
Total Principal Balance	$104,046,226.55
Product Type	7/1 ARMs
Servicer and Originator — NatCity	30.71%
Servicer and Originator — SunTrust	62.29%
Interest Only Percentage	92.20%
California Concentration Percentage	26.57%
Maximum Zip Code Percentage	2.28%

	Weighted Average		Minimum	Maximum
Current Principal Balance	$403,279.95	(1)	$60,000.00	$1,575,000.00
Months to First Adjustment (months)	81		78	82
Age (months)	3		2	6
Original Term (months)	359		276	360
Remaining Term (months)	356		273	358
Gross Coupon	5.509%		4.750%	6.500%
Administrative Fee Rate	0.349%		0.263%	0.388%
Net WAC Rate	5.160%		4.363%	6.238%
Initial Cap	5.000%		5.000%	5.000%
Periodic Cap	2.000%		2.000%	2.000%
Lifetime Cap	5.000%		5.000%	5.000%
Maximum Lifetime Interest Rate	10.509%		9.750%	11.500%
Gross Margin	2.251%		2.250%	2.625%
Net Margin	1.902%		1.863%	2.238%
Original FICO	743		633	823
Original LTV Ratio	69.50%		10.98%	80.00%
Current LTV Ratio	68.89%		10.80%	80.00%

(1) The current principal balance is calculated as an average not a weighted average.

Product Type of the Group 3 Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

7/1 ARMs	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Index Type of the Group 3 Mortgage Loans

Index Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

1 Year LIBOR	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Interest Only Percentage of the Group 3 Mortgage Loans

Interest Only	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

No	25	$8,119,143.87	7.80%	$324,765.75	5.475%	357	745	73.47%
Yes	233	95,927,082.68	92.20	411,704.22	5.512	356	743	69.16

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Current Principal Balances of the Group 3 Mortgage Loans

Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

50,000.01 to 100,000.00	9	$736,739.33	0.71%	$81,859.93	5.855%	356	744	59.04%
100,000.01 to 100.000.00	22	2,836,072.08	2.73	128,912.37	5.628	356	746	77.82
150,000.01 to 200.000.00	25	4,555,631.97	4.38	182,225.28	5.516	356	755	72.64
200,000.01 to 250.000.00	17	3,872,177.36	3.72	227,775.14	5.626	357	743	71.48
250,000.01 to 300.000.00	33	9,040,802.13	8.69	273,963.70	5.473	357	741	70.03
300,000.01 to 350.000.00	16	5,218,996.49	5.02	326,187.28	5.453	357	738	74.57
350,000.01 to 400.000.00	20	7,565,450.60	7.27	378,272.53	5.612	357	732	71.32
400,000.01 to 450.000.00	19	8,194,986.15	7.88	431,315.06	5.459	357	749	72.74
450,000.01 to 500.000.00	29	13,816,620.72	13.28	476,435.20	5.504	357	757	71.04
500,000.01 to 550.000.00	16	8,448,713.24	8.12	528,044.58	5.461	357	742	69.36
550,000.01 to 600.000.00	11	6,492,809.28	6.24	590,255.39	5.442	357	746	67.34
600,000.01 to 650.000.00	12	7,589,913.83	7.29	632,492.82	5.531	357	742	75.74
650,000.01 to 700.000.00	6	4,072,031.91	3.91	678,671.99	5.462	356	731	66.90
700,000.01 to 750.000.00	3	2,244,000.00	2.16	748,000.00	5.541	328	745	68.77
750,000.01 to 800.000.00	6	4,724,089.68	4.54	787,348.28	5.499	357	744	68.46
800,000.01 to 850.000.00	3	2,504,497.86	2.41	834,832.62	5.584	358	684	64.63
900,000.01 to 950.000.00	2	1,831,569.22	1.76	915,784.61	5.624	357	767	61.63
950,000.01 to 1,000,000.00	5	4,976,124.70	4.78	995,224.94	5.624	357	740	51.47
1,200,000.01 to 1,250,000.00	3	3,750,000.00	3.60	1,250,000.00	5.333	357	758	59.31
1,550,000.01 to 1,600,000.00	1	1,575,000.00	1.51	1,575,000.00	5.375	357	706	75.00

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Current Gross Loan Rates of the Group 3 Mortgage Loans

Current Gross Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

4.501 to 4.750	1	$408,845.84	0.39%	$408,845.84	4.750%	357	787	50.62%
4.751 to 5.000	2	746,135.22	0.72	373,067.61	4.943	356	763	71.22
5.001 to 5.250	33	12,852,128.42	12.35	389,458.44	5.212	357	759	73.49
5.251 to 5.550	120	53,141,394.70	51.07	442,844.96	5.438	356	741	69.22
5.501 to 5.750	74	29,458,989.55	28.31	398,094.45	5.685	357	742	68.62
5.751 to 6.000	23	6,282,532.82	6.04	273,153.60	5.883	357	728	69.10
6.001 to 6.250	3	831,200.00	0.80	277,066.67	6.148	358	737	77.80
6.251 to 6.500	2	325,000.00	0.31	162,500.00	6.413	358	704	43.26

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Gross Margins of the Group 3 Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.001 to 2.250	256	$103,726,541.18	99.69%	$405,181.80	5.508%	356	743	69.53%
2.501 to 2.750	2	319,685.37	0.31	159,842.69	5.900	357	712	58.52

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Initial Loan Rate Caps of the Group 3 Mortgage Loans

Initial Loan Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

5.000	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Periodic Loan Rate Caps of the Group 3 Mortgage Loans

Periodic Loan Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.000	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Life Caps of the Group 3 Mortgage Loans

Life Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.000	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Maximum Rates of the Group 3 Mortgage Loans

Maximum Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

9.501 to 9.750	1	$408,845.84	0.39%	$408,845.84	4.750%	357	787	50.62%
9.751 to 10.000	2	746,135.22	0.72	373,067.61	4.943	356	763	71.22
10.001 to 10.250	33	12,852,128.42	12.35	389,458.44	5.212	357	759	73.49
10.251 to 10.500	120	53,141,394.70	51.07	442,844.96	5.438	356	741	69.22
10.501 to 10.750	74	29,458,989.55	28.31	398,094.45	5.685	357	742	68.62
10.751 to 11.000	23	6,282,532.82	6.04	273,153.60	5.883	357	728	69.10
11.001 to 11.250	3	831,200.00	0.80	277,066.67	6.148	358	737	77.80
11.251 to 11.500	2	325,000.00	0.31	162,500.00	6.413	358	704	43.26

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

First Adjustment Date of the Group 3 Mortgage Loans

First Adjustment Dates	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2012 May	19	$5,216,705.29	5.01%	$274,563.44	5.690%	354	758	66.16%
2012 June	23	5,918,701.28	5.69	257,334.84	5.560	355	738	76.05
2012 July	46	20,498,419.94	19.70	445,617.82	5.433	356	737	68.49
2012 August	102	42,319,682.07	40.67	414,898.84	5.455	356	746	69.82
2012 September	68	30,092,717.97	28.92	442,539.97	5.596	358	742	69.03

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Original Loan-to-Value Ratios of the Group 3 Mortgage Loans

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

10.001 to 20.000	2	$789,886.60	0.76%	$394,943.30	5.375%	356	753	12.29%
20.001 to 30.000	3	557,758.17	0.54	185,919.39	5.621	357	699	21.60
30.001 to 40.000	9	4,239,350.00	4.07	471,038.89	5.605	356	753	36.15
40.001 to 50.000	8	4,655,777.46	4.47	581,972.18	5.538	357	728	46.49
50.001 to 60.000	21	9,210,487.93	8.85	438,594.66	5.550	357	751	56.23
60.001 to 70.000	40	20,280,240.16	19.49	507,006.00	5.497	357	753	64.80
70.001 to 80.000	175	64,312,726.23	61.81	367,501.29	5.499	356	740	77.86

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Current Loan-to-Value Ratios of the Group 3 Mortgage Loans

Current Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

10.001 to 20.000	3	$939,886.60	0.90%	$313,295.53	5.515%	356	762	23.09%
20.001 to 30.000	3	557,758.17	0.54	185,919.39	5.621	357	699	21.60
30.001 to 40.000	11	5,379,919.22	5.17	489,083.57	5.636	356	753	41.43
40.001 to 50.000	8	4,655,777.46	4.47	581,972.18	5.538	357	728	46.49
50.001 to 60.000	22	9,543,387.93	9.17	433,790.36	5.535	357	749	57.59
60.001 to 70.000	41	20,148,170.92	19.36	491,418.80	5.487	357	755	65.32
70.001 to 80.000	170	62,821,326.25	60.38	369,537.21	5.499	356	739	77.88

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Remaining Term of the Group 3 Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

271 to 280	1	$750,000.00	0.72%	$750,000.00	5.375%	273	715	72.82%
351 to 360	257	103,296,226.55	99.28	401,930.84	5.510	357	743	69.47

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

FICO Scores of the Group 3 Mortgage Loans as of the Date of Origination

Original FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Unknown(1)	1	$472,905.99	0.45%	$472,905.99	5.500%	356	(1)	65.52%
630 to 639	3	1,036,313.45	1.00	345,437.82	5.375	357	634	76.42
640 to 649	1	86,320.00	0.08	86,320.00	5.750	354	641	80.00
650 to 659	3	1,374,744.34	1.32	458,248.11	5.405	357	657	61.94
660 to 669	5	2,123,822.37	2.04	424,764.47	5.739	357	664	59.92
670 to 679	7	2,199,443.66	2.11	314,206.24	5.594	357	676	79.96
680 to 689	13	5,779,274.44	5.55	444,559.57	5.554	357	684	66.24
690 to 699	4	1,263,852.15	1.21	315,963.04	5.535	356	694	76.80
700 to 709	20	9,813,534.29	9.43	490,676.71	5.624	357	705	73.53
710 to 719	19	7,202,940.01	6.92	379,102.11	5.554	348	714	71.69
720 to 729	19	8,571,579.19	8.24	451,135.75	5.471	356	725	68.58
730 to 739	22	8,281,540.80	7.96	376,433.67	5.462	357	734	75.84
740 to 749	13	6,651,473.33	6.39	511,651.79	5.566	357	745	63.36
750 to 759	19	8,429,372.45	8.10	443,651.18	5.476	357	756	66.73
760 to 769	26	7,884,173.82	7.58	303,237.45	5.455	357	764	70.95
770 to 779	20	8,835,508.23	8.49	441,775.41	5.515	357	774	64.32
780 to 789	21	8,621,761.55	8.29	410,560.07	5.399	357	785	66.47
790 to 799	20	8,368,616.08	8.04	418,430.80	5.472	357	793	70.79
800 to 809	16	5,119,531.53	4.92	319,970.72	5.476	357	804	74.89
810 to 819	5	1,753,318.87	1.69	350,663.77	5.671	356	813	70.72
820 to 829	1	176,200.00	0.17	176,200.00	5.500	358	823	41.17

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

(1) FICO score was not available.

Documentation Type of the Group 3 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Full	236	$93,468,486.62	89.83%	$396,052.91	5.488%	356	744	70.21%
Stated Income/Assets Verified	22	10,577,739.93	10.17	480,806.36	5.692	357	732	63.23

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Loan Purpose of the Group 3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Purchase	161	$62,696,318.49	60.26%	$389,418.13	5.485%	357	750	73.22%
Cash Out (Refinance)	67	28,301,910.73	27.20	422,416.58	5.526	355	730	63.53
Rate/Term Refinance	30	13,047,997.33	12.54	434,933.24	5.590	357	741	64.57

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Occupancy Type of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Occupancy Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Primary	226	$94,159,115.33	90.50%	$416,633.25	5.511%	356	740	69.38%
Second Home	29	9,444,425.85	9.08	325,669.86	5.475	357	773	71.05
Investment	3	442,685.37	0.43	147,561.79	5.893	356	738	62.02

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Property Type of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Property Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Single Family	150	$61,332,451.31	58.95%	$408,883.01	5.504%	356	741	67.21%
PUD	83	34,267,169.00	32.93	412,857.46	5.518	357	745	72.74
Condominium	24	7,896,606.24	7.59	329,025.26	5.517	357	746	72.87
2-4 Family	1	550,000.00	0.53	550,000.00	5.375	357	800	73.83

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Lien Position of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Lien Position	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

First	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Age of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Age (months)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1 to 6	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Geographic Distribution of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Geographic Distribution	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Arizona	2	$739,937.50	0.71%	$369,968.75	5.625%	358	759	60.77%
California	51	27,641,440.97	26.57	541,989.04	5.554	355	737	69.06
Colorado	2	694,200.00	0.67	347,100.00	5.500	358	736	74.77
Connecticut	1	295,000.00	0.28	295,000.00	5.250	358	760	47.59
Delaware	1	495,000.00	0.48	495,000.00	5.375	358	801	56.90
District of Columbia	1	495,200.00	0.48	495,200.00	5.625	358	768	80.00
Florida	37	18,235,751.90	17.53	492,858.16	5.491	357	751	62.68
Georgia	49	15,391,077.41	14.79	314,103.62	5.495	356	744	73.07
Illinois	4	2,657,135.53	2.55	664,283.88	5.548	358	720	66.65
Iowa	1	139,200.00	0.13	139,200.00	5.625	357	797	80.00
Kentucky	2	228,799.00	0.22	114,399.50	5.246	357	690	80.00
Maryland	18	6,572,563.36	6.32	365,142.41	5.438	357	737	73.94
Massachusetts	3	1,081,607.47	1.04	360,535.82	5.500	357	770	68.93
Michigan	1	265,000.00	0.25	265,000.00	5.875	357	660	60.57
Minnesota	1	199,500.00	0.19	199,500.00	5.250	358	783	70.00
Missouri	1	172,000.00	0.17	172,000.00	5.750	357	680	79.68
New Jersey	4	1,105,523.15	1.06	276,380.79	5.339	357	760	74.00
North Carolina	10	2,737,546.04	2.63	273,754.60	5.673	357	721	62.91
Ohio	7	2,302,647.47	2.21	328,949.64	5.504	357	772	66.18
Oregon	7	2,114,749.08	2.03	302,107.01	5.364	357	730	71.77
Pennsylvania	3	717,200.00	0.69	239,066.67	5.677	357	769	76.82
South Carolina	3	389,800.20	0.37	129,933.40	5.792	355	743	79.59
Tennessee	7	1,493,415.47	1.44	213,345.07	5.546	355	778	79.24
Texas	2	635,700.00	0.61	317,850.00	5.357	358	788	70.95
Utah	1	547,849.03	0.53	547,849.03	5.250	356	790	80.00
Virginia	34	14,509,823.24	13.95	426,759.51	5.489	357	742	71.80
Washington	4	1,738,645.47	1.67	434,661.37	5.426	357	736	79.48
West Virginia	1	449,914.26	0.43	449,914.26	5.750	358	704	74.14

Total:	258	$104,046,226.55	100.00%	$403,279.95	5.509%	356	743	69.50%

Collateral Summary of the Group 4 Mortgage Loans
Number of Mortgage Loans	173
Total Principal Balance	$73,402,090.56
Product Type	10/1 ARMs
Servicer and Originator — NatCity	62.14%
Servicer and Originator — SunTrust	37.86%
Interest Only Percentage	97.18%
California Concentration Percentage	20.72%
Maximum Zip Code Percentage	2.57%

	Weighted Average	Minimum	Maximum
Current Principal Balance	$424,289.54(1)	$80,000.00	$1,500,000.00
Months to First Adjustment (months)	117	105	118
Age (months)	3	2	15
Original Term (months)	360	351	360
Remaining Term (months)	357	345	358
Gross Coupon	5.760%	5.000%	6.500%
Administrative Fee Rate	0.310%	0.263%	0.388%
Net WAC Rate	5.450%	4.738%	6.238%
Initial Cap	5.000%	5.000%	5.000%
Periodic Cap	2.000%	2.000%	2.000%
Lifetime Cap	5.000%	5.000%	5.000%
Maximum Lifetime Interest Rate	10.760%	10.000%	11.500%
Gross Margin	2.251%	2.250%	2.625%
Net Margin	1.941%	1.863%	2.238%
Original FICO	747	614	815
Original LTV Ratio	68.46%	19.73%	89.82%
Current LTV Ratio	68.28%	19.73%	89.82%

(1) The current principal balance is calculated as an average not a weighted average.

Product Type of the Group 4 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Product Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

10/1 ARMs	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Index Type of the Group 4 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Index Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1 Year LIBOR	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Interest Only Percentage of the Group 4 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Interest Only	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

No	7	$2,066,711.84	2.82%	$295,244.55	5.913%	355	748	75.07%
Yes	166	71,335,378.72	97.18	429,731.20	5.756	357	747	68.27

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Current Principal Balances of the Group 4 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Current Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

50,000.01 to 100,000.00	6	$534,543.74	0.73%	$89,090.62	5.811%	356	745	57.65%
100,000.01 to 150,000.00	13	1,697,434.50	2.31	130,571.88	5.761	356	748	69.23
150,000.01 to 200,000.00	14	2,555,563.14	3.48	182,540.22	5.81	357	750	64.98
200,000.01 to 250,000.00	12	2,607,972.74	3.55	217,331.06	5.768	357	732	65.42
250,000.01 to 300,000.00	6	1,672,230.12	2.28	278,705.02	5.886	357	716	76.27
300,000.01 to 350,000.00	17	5,472,317.45	7.46	321,901.03	5.806	356	736	77.63
350,000.01 to 400,000.00	23	8,755,057.21	11.93	380,654.66	5.700	357	750	66.04
400,000.01 to 450,000.00	21	8,899,533.80	12.12	423,787.32	5.823	357	751	70.73
450,000.01 to 500,000.00	16	7,669,416.86	10.45	479,338.55	5.776	358	730	71.46
500,000.01 to 550,000.00	8	4,212,274.44	5.74	526,534.31	5.785	357	748	72.27
550,000.01 to 600,000.00	10	5,849,989.39	7.97	584,998.94	5.824	357	732	71.86
600,000.01 to 650,000.00	8	5,078,399.99	6.92	634,800.00	5.861	358	747	73.88
650,000.01 to 700,000.00	1	700,000.00	0.95	700,000.00	6.000	358	708	70
750,000.01 to 800,000.00	3	2,328,200.00	3.17	776,066.67	5.666	357	745	48.16
800,000.01 to 850,000.00	2	1,698,000.00	2.31	849,000.00	5.875	358	744	74.69
850,000.01 to 900,000.00	2	1,745,300.00	2.38	872,650.00	6.063	357	800	60.51
900,000.01 to 950,000.00	1	947,000.00	1.29	947,000.00	5.625	358	774	43.05
950,000.01 to 1,000,000.00	6	5,940,854.82	8.09	990,142.47	5.518	357	759	68.29
1,000,000.01 to 1,050,000.00	1	1,003,391.88	1.37	1,003,391.88	5.250	355	733	77.32
1,250,000.01 to 1,300,000.00	2	2,534,610.48	3.45	1,267,305.24	5.686	357	792	55.58
1,450,000.01 to 1,500,000.00	1	1,500,000.00	2.04	1,500,000.00	5.625	358	797	49.18

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.76%	357	747	68.46%

Current Gross Loan Rates of the Group 4 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Current Gross Loan Rates (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

4.751 to 5.000	1	$1,000,000.00	1.36%	$1,000,000.00	5.000%	358	734	65.25%
5.001 to 5.250	4	2,065,353.72	2.81	516,338.43	5.228	357	712	71.40
5.251 to 5.500	25	10,728,535.02	14.62	429,141.40	5.465	357	750	67.86
5.501 to 5.750	67	28,979,584.39	39.48	432,531.11	5.681	357	753	69.11
5.751 to 6.000	56	22,276,270.11	30.35	397,790.54	5.911	357	743	68.38
6.001 to 6.250	14	6,426,861.56	8.76	459,061.54	6.186	358	746	65.69
6.251 to 6.500	6	1,925,485.76	2.62	320,914.29	6.388	357	752	70.81

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Gross Margins of the Group 4 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Gross Margins (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2.001 to 2.250	172	$73,217,602.91	99.75%	$425,683.74	5.760%	357	747	68.45%
2.501 to 2.750	1	184,487.65	0.25	184,487.65	6.375	355	788	74.99

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Initial Loan Rate Caps of the Group 4 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Initial Loan Rate Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

5.000	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Periodic Loan Rate Caps of the Group 4 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Periodic Loan Rate Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2.000	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Life Caps of the Group 4 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Life Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

5.000	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Maximum Rates of the Group 4 Mortgage Loans

Maximum Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

9.751 to 10.000	1	$1,000,000.00	1.36%	$1,000,000.00	5.000%	358	734	65.25%
10.001 to 10.250	4	2,065,353.72	2.81	516,338.43	5.228	357	712	71.40
10.251 to 10.500	25	10,728,535.02	14.62	429,141.40	5.465	357	750	67.86
10.501 to 10.750	67	28,979,584.39	39.48	432,531.11	5.681	357	753	69.11
10.751 to 11.000	56	22,276,270.11	30.35	397,790.54	5.911	357	743	68.38
11.001 to 11.250	14	6,426,861.56	8.76	459,061.54	6.186	358	746	65.69
11.251 to 11.500	6	1,925,485.76	2.62	320,914.29	6.388	357	752	70.81

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

First Adjustment Date of the Group 4 Mortgage Loans

First Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2014 August	1	$393,828.00	0.54%	$393,828.00	5.750%	345	756	80.00%
2015 May	9	2,450,974.10	3.34	272,330.46	5.728	354	740	79.51
2015 June	23	7,229,023.48	9.85	314,305.37	5.675	355	743	69.98
2015 July	30	11,308,648.68	15.41	376,954.96	5.749	356	743	67.86
2015 August	21	11,457,795.54	15.61	545,609.31	5.702	357	767	65.45
2015 September	89	40,561,820.76	55.26	455,750.80	5.797	358	744	68.43

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Original Loan-to-Value Ratios of the Group 4 Mortgage Loans

Original Loan-to-Value Ratios(%)	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

10.001 to 20.000	1	$370,000.00	0.50%	$370,000.00	5.875%	357	791	19.73%
20.001 to 30.000	2	470,758.40	0.64	235,379.20	5.854	355	755	23.83
30.001 to 40.000	9	4,083,860.48	5.56	453,762.28	5.804	357	763	34.98
40.001 to 50.000	11	4,943,296.00	6.73	449,390.55	5.737	357	764	47.26
50.001 to 60.000	14	6,134,653.15	8.36	438,189.51	5.687	357	768	56.12
60.001 to 70.000	37	18,761,604.52	25.56	507,070.39	5.782	358	748	66.77
70.001 to 80.000	97	37,989,918.26	51.76	391,648.64	5.751	357	739	78.33
80.001 to 90.000	2	647,999.75	0.88	323,999.88	6.075	357	766	88.68

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Original Loan-to-Value Ratios of the Group 4 Mortgage Loans

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

10.001 to 20.000	1	$370,000.00	0.50%	$370,000.00	5.875%	357	791	19.73%
20.001 to 30.000	2	470,758.40	0.64	235,379.20	5.854	355	755	23.83
30.001 to 40.000	9	4,083,860.48	5.56	453,762.28	5.840	357	763	34.98
40.001 to 50.000	11	4,943,296.00	6.73	449,390.55	5.737	357	764	47.26
50.001 to 60.000	16	6,507,654.14	8.87	406,728.38	5.688	357	764	57.18
60.001 to 70.000	38	18,904,684.00	25.75	497,491.68	5.782	357	748	66.87
70.001 to 80.001	94	37,473,837.79	51.05	398,657.85	5.752	357	739	78.36
80.001 to 90.000	2	647,999.75	0.88	323,999.88	6.075	357	766	88.68

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Remaining Term of the Group 4 Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

341 to 350	2	$700,116.90	0.95%	$350,058.45	5.750%	345	714	80.00%
351 to 360	171	72,701,973.66	99.05	425,157.74	5.760	357	748	68.35

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

FICO Scores of the Group 4 Mortgage Loans as of the Date of Origination

Original FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

610 to 619	1	$125,000.00	0.17%	$125,000.00	5.625%	356	614	50.00%
620 to 629	2	370,214.53	0.50	185,107.27	5.669	354	627	79.83
640 to 649	2	908,800.00	1.24	454,400.00	5.808	358	646	69.46
650 to 659	2	281,500.00	0.38	140,750.00	5.875	358	655	67.02
660 to 669	4	1,419,907.84	1.93	354,976.96	5.781	355	664	76.29
670 to 679	3	1,396,063.75	1.90	465,354.58	5.760	357	674	72.23
680 to 689	9	3,444,578.20	4.69	382,730.91	5.801	357	683	69.23
690 to 699	7	2,670,293.08	3.64	381,470.44	5.604	357	695	69.49
700 to 709	10	5,153,281.18	7.02	515,328.12	5.880	357	704	68.96
710 to 719	6	2,483,798.21	3.38	413,966.37	5.798	357	715	79.37
720 to 729	9	3,522,605.15	4.80	391,400.57	5.812	357	726	74.47
730 to 739	14	6,275,476.55	8.55	448,248.33	5.544	357	733	73.33
740 to 749	11	4,144,085.56	5.65	376,735.05	5.853	358	746	72.79
750 to 759	18	7,024,729.98	9.57	390,262.78	5.806	356	755	70.65
760 to 769	19	8,663,058.61	11.80	455,950.45	5.855	357	764	63.91
770 to 779	15	6,327,466.30	8.62	421,831.09	5.702	357	774	73.61
780 to 789	16	6,891,782.97	9.39	430,736.44	5.648	357	784	66.34
790 to 799	14	8,186,441.86	11.15	584,745.85	5.779	357	793	57.87
800 to 809	9	3,383,006.79	4.61	375,889.64	5.804	357	806	61.62
810 to 819	2	730,000.00	0.99	365,000.00	5.733	358	812	58.15

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Documentation Type of the Group 4 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Full	141	$55,825,724.94	46.05%	$395,927.13	5.721%	357	746	69.54%
Stated Income/Assets Verified	32	17,576,365.62	23.95	549,261.43	5.885	358	753	65.05

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Loan Purpose of the Group 4 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Purchase	90	$37,977,135.26	51.74%	$421,968.17	5.697%	357	750	72.36%
Cash Out(Refinance)	56	24,048,849.50	32.76	429,433.74	5.875	357	742	66.43
Rate/Term (Refinance)	27	11,376,105.80	15.50	$421,337.25	5.727	357	753	59.73

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Occupancy Type of the Group 4 Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Primary	159	$68,746,995.80	93.66%	$432,371.04	5.751%	357	747	68.55%
Second Home	13	4,470,607.11	6.09	343,892.85	5.873	357	757	66.83
Investment	1	184,487.65	0.25	184,487.65	6.375	355	788	74.99

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Property Type of the Group 4 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Single Family	102	$43,077,645.93	58.69%	$422,329.86	5.795%	357	746	67.68%
PUD	59	26,367,896.11	35.92	446,913.49	5.694	357	750	69.30
Condominium	10	2,963,748.52	4.04	296,374.85	5.866	357	756	71.76
Cooperative	1	508,000.00	0.69	508,000.00	5.625	358	758	80.00
2-4 Family	1	484,800.00	0.66	484,800.00	5.750	358	645	60.25

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Lien Position of the Group 4 Mortgage Loans

Line Position	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

First	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Age of the Group 4 Mortgage Loans

Age (months)	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

1 to 6	172	$73,008,262.56	99.46%	$424,466.64	5.760%	357	747	68.40%
13 to 18	1	393,828.00	0.54	393,828.00	5.750	345	756	80.00

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

Geographic Distribution of the Group 4 Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance	Perecntage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Alabama	1	$507,500.00	0.69%	$507,500.00	5.750%	358	786	70.00%
Arizona	7	2,825,676.10	3.85	403,668.01	5.801	357	713	67.74
Arkansas	1	640,000.00	0.87	640,000.00	5.875	357	719	77.58
California	28	15,206,015.51	20.72	543,071.98	5.804	358	745	65.64
Colorado	4	1,110,109.74	1.51	277,527.44	5.875	357	784	72.62
Collecticut	1	484,800.00	0.66	484,800.00	5.750	358	645	60.25
Florida	21	8,645,723.70	11.78	411,701.13	5.772	356	770	68.44
Georgia	19	7,275,122.00	9.91	382,901.16	5.650	355	742	74.40
Illinois	4	2,786,195.85	3.80	696,548.96	5.564	357	769	66.13
Kansas	1	373,650.00	0.51	373,650.00	5.625	358	772	80.00
Kentucky	4	822,994.64	1.12	205,748.66	5.447	355	728	80.00
Mryland	17	7,505,540.20	10.23	441,502.36	5.796	357	744	69.91
Massachusetts	1	585,000.00	0.80	585,000.00	5.875	356	755	79.59
Michigan	2	1,727,000.00	2.35	863,500.00	5.794	358	765	39.27
Nevada	2	1,151,200.00	1.57	575,600.00	5.967	358	702	80.00
New Jersey	4	1,273,868.09	1.74	318,467.02	5.817	358	757	67.06
New Mexico	1	115,497.26	0.16	115,497.26	5.375	355	802	46.20
North Carolina	2	687,816.57	0.94	343,908.29	5.625	356	786	65.82
Ohio	3	831,500.00	1.13	277,166.67	5.810	357	751	78.50
Oregon	2	250,200.00	0.34	125,100.00	5.774	356	738	76.83
Pennsylvania	3	639,243.35	0.87	213,081.12	5.393	357	690	65.00
Rhode Island	3	886,999.09	1.21	295,666.36	6.244	358	739	54.08
South Carolina	6	2,283,644.06	3.11	380,607.34	5.805	356	761	59.82
Texas	1	600,000.00	0.82	600,000.00	5.750	358	703	75.00
Virginia	29	12,536,694.40	17.08	432,299.81	5.738	357	743	70.25
Washington	6	1,650,100.00	2.25	275,016.67	5.721	358	760	75.36

Total:	173	$73,402,090.56	100.00%	$424,289.54	5.760%	357	747	68.46%

ANNEX II

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates (other than the Class 1-A-R Certificates) will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘lock-up’ or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)  borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)  borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

Final withholding regulations (the “Withholding Regulations”) affect the documentation required from non-U.S. Persons. The Withholding Regulations replace a number of prior tax certification forms with a new series of IRS Forms W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

WACHOVIA MORTGAGE LOAN TRUST, LLC

Depositor

Mortgage Pass-Through Certificates

Asset-Backed Notes

(Issuable in Series)

You should carefully consider the risk factors beginning on page 12 of this prospectus.

The securities of any series will not be insured or guaranteed by any governmental agency or instrumentality other than as expressly described in the prospectus supplement for that series.

The securities of each series will represent interests in, or will represent debt obligations of, the related trust only and will not represent interests in or obligations of any other entity.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The securities of each series are not deposits or other obligations of a bank and are not insured by the FDIC.

Each Trust—

•  will issue a series of asset-backed certificates or asset-backed notes that will consist of one or more classes; and

•  may own—

•  a pool or pools of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans, and are secured by either first or junior liens on one- to four-family residential properties or primarily residential properties consisting of five or more residential dwelling units and which may include limited retail, office or other commercial space;

•  a pool or pools of home improvement installment sales contracts or installment loans that are unsecured;

•  a pool or pools of manufactured housing installment sales contracts and installment loan agreements secured by a security interest in a new or used manufactured home, and if indicated in the accompanying prospectus supplement, by real property; and

•  other assets described in this prospectus and the accompanying prospectus supplement.

Each Series of Securities—

•  will represent ownership interest in the related trust or will represent debt obligations of the related trust;

•  may be entitled to one or more of the other types of credit support described in this prospectus; and

•  will be paid only from the assets of the related trust.

Neither the SEC nor any state securities commission has approved the securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

September 27, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	12
Risks Associated with the Securities	12
Risks Associated with the Assets	15
Violations of Federal Laws or State Laws May Adversely Affect
Ability to Collect on Loans or Result in Losses	19
Market Values of Manufactured Homes May Increase the
Risk of Loss	20
Risk of Loss May Be Greater on Unsecured Home Improvement
Loans	20
Risks of Loss May Increase Due to Defective Security Interest
and Effects of Certain Other Legal Aspects of the
Contracts	20
DESCRIPTION OF THE TRUST FUNDS	21
Assets	21
Mortgage Loans	23
General	23
Loan-to-Value Ratio	24
Mortgage Loan Information in Prospectus Supplements	24
Payment Provisions of the Mortgage Loans	26
Revolving Credit Line Loans	26
Unsecured Home Improvement Loans	27
Unsecured Home Improvement Loan
Information in Prospectus Supplements	27
Contracts	28
General	28
Contract Information in Prospectus Supplements	28
Payment Provisions of the Contracts	29
Pre-Funding Account	29
Accounts	30
Credit Support	30
Cash Flow Agreements	30
USE OF PROCEEDS	31
YIELD CONSIDERATIONS	31
General	31
Pass-Through Rate and Interest Rate	31
Timing of Payment of Interest	32
Payments of Principal; Prepayments	32
Prepayments•Maturity and Weighted Average Life	33
Other Factors Affecting Weighted Average Life	35
Type of Asset	35
Termination	36
Defaults	37
Foreclosures	37
Refinancing	37
Due-on-Sale Clauses	37
THE DEPOSITOR	38
DESCRIPTION OF THE SECURITIES	38
General	38
Distributions	39
Available Distribution Amount	40
Distributions of Interest on the Securities	41

Distributions of Principal of the Securities	42
Categories of Classes of Securities	43
Components	48
Distributions on the Securities of Prepayment Premiums	49
Allocation of Losses and Shortfalls	49
Advances in Respect of Delinquencies	49
Reports to Securityholders	50
Termination; Optional Purchase of Mortgage Loans	52
Optional Purchases	53
Put Agreements	53
Definitive Form	53
Book-Entry Registration and Form	54
DESCRIPTION OF THE AGREEMENTS	58
Agreements Applicable to a Series	58
REMIC Securities,
Grantor Trust Securities	58
Securities That Are Partnership Interests for Tax Purposes
and Notes	58
Material Terms of the Pooling and Servicing Agreements and
Underlying Servicing Agreements	59
General	59
Assignment of Assets; Repurchases	59
Representations and Warranties; Repurchases	62
Collection Account and Related Accounts	63
Realization Upon Defaulted Assets	68
Hazard Insurance Policies	70
Contracts	71
Fidelity Bonds and Errors and Omissions Insurance	72
Due-on-Sale Provisions	72
Retained Interest; Servicing Compensation and
Payment of Expenses	73
Evidence as to Compliance	73
Certain Matters Regarding Servicers, the Master Servicer
and the Depositor	74
Special Servicers	75
Events of Default under the Agreements	75
Rights Upon Event of Default under the Agreements	76
Amendment	77
The Trustee	78
Duties of the Trustee	78
Certain Matters Regarding the Trustee	79
Resignation and Removal of the Trustee	79
Material Terms of the Indenture	80
General	80
Events of Default	80
Discharge of Indenture	82
Indenture Trustee’s Annual Report	83
The Indenture Trustee	83
DESCRIPTION OF CREDIT SUPPORT	83
General	83
Subordinate Securities	84
Cross-Support Provisions	84
Limited Guarantee	85
Financial Guaranty Insurance Policy or Surety Bond	85
Letter of Credit	85
Pool Insurance Policies	85
Special Hazard Insurance Policies	85
Mortgagor Bankruptcy Bond	85
Reserve Funds	86

Overcollateralization	86
Purchase Obligations	87
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	87
General	87
Types of Mortgage Instruments	88
Interest in Real Property	88
Cooperative Loans	89
Land Sale Contracts	90
Foreclosure	91
General	91
Judicial Foreclosure	91
Equitable Limitations on Enforceability of
Certain Provisions	91
Non-Judicial Foreclosure/Power of Sale	92
Public Sale	92
Rights of Redemption	93
Cooperative Loans	94
Junior Mortgages	95
Rights of Redemption	95
Anti-Deficiency Legislation, the Bankruptcy Code and Other
Limitations on Lenders	96
Enforceability of Certain Provisions	98
Environmental Considerations	98
Due-on-Sale Clauses	101
Prepayment Charges	101
Subordinate Financing	102
Applicability of Usury Laws	102
Alternative Mortgage Instruments	103
Homeownership Act and Similar State Laws	104
Homeowners Protection Act of 1998	104
Texas Home Equity Loans	105
Servicemembers Civil Relief Act and Similar Laws	105
Forfeitures in Drug, RICO and Money Laundering Violations	106
CERTAIN LEGAL ASPECTS OF THE CONTRACTS	106
General	106
Security Interests in the Manufactured Homes	107
Enforcement of Security Interests in Manufactured Homes	109
Servicemembers Civil Relief Act and Similar Laws	109
Consumer Protection Laws	109
Transfers of Manufactured Homes; Enforceability of Due-on-Sale
Clauses	110
Applicability of Usury Laws	110
FEDERAL INCOME TAX CONSEQUENCES	111
General	111
Penalty Avoidance	112
Taxable Mortgage Pools	112
REMICS	113
Classification of REMICs	113
Characterization of Investments in REMIC Securities	116
Tiered REMIC Structures	116
Taxation of Owners of Regular Securities	117
Election to Treat All Interest Under the Constant
Yield Method	124
Taxation of Owners of Residual Securities	127
Taxes That May Be Imposed on the REMIC Pool	136
Taxation of Certain Foreign Investors	139
Grantor Trust Funds	142
Classification of Grantor Trust Funds	142
Standard Securities	142

General	142
Tax Status	143
Premium and Discount	144
Recharacterization of Servicing Fees	144
Stripped Securities	146
General	146
Status of Stripped Securities	147
Taxation of Stripped Securities	148
Reporting Requirements and Backup Withholding	150
Taxation of Certain Foreign Investors	150
Partnership Trust Funds	150
Classification of Partnership Trust Funds	150
Characterization of Investments in Partnership Securities
and Debt Securities	151
Taxation of Debt Securityholders	151
Taxation of Owners of Partnership Securities	152
Tax Return Disclosure and Investor List Requirements	158
STATE AND OTHER TAX CONSEQUENCES	158
ERISA CONSIDERATIONS	158
LEGAL INVESTMENT	165
METHODS OF DISTRIBUTION	167
LEGAL MATTERS	168
FINANCIAL INFORMATION	168
RATINGS	169
WHERE YOU CAN FIND MORE INFORMATION	169
INCORPORATION OF CERTAIN
INFORMATION BY REFERENCE	169
INDEX OF SIGNIFICANT DEFINITIONS	171

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

Information is provided to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the principal balances and/or interest rates of each class;
•	the timing and priority of interest and principal payments;
•	statistical and other information about the mortgage loans;
•	information about credit enhancement, if any, for each class;
•	the ratings for each class; and
•	the method for selling the securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

At such time as may be required under relevant rules and regulations promulgated by the Commission, we may provide static pool information in response to Item 1105 of Regulation AB through an Internet web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Significant Definitions” beginning on page 169 in this prospectus.

The depositor’s principal executive office is located at 301 S. College Street, NC 5578-Suite G, Charlotte, NC 28288-5578 and the depositor’s telephone number is (704) 715-8239.

SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of certificates.

This summary provides an overview of certain information to aid your understanding of the terms of the certificates or notes and is qualified by the full description of this information in the prospectus and the prospectus supplement.

RELEVANT PARTIES FOR EACH SERIES OF SECURITIES

Title of Securities

Mortgage pass-through certificates and asset-backed notes issuable in series.

Depositor

Wachovia Mortgage Loan Trust, LLC, an wholly-owned indirect subsidiary of Wachovia Corporation. The depositor is an affiliate of Wachovia Capital Markets, LLC.

Issuer

With respect to each series of certificates and/or notes, the trust to be formed pursuant to either a pooling and servicing agreement or a trust agreement.

Servicer

The entity or entities named as servicer in the related prospectus supplement. A servicer may be an affiliate of the depositor.

Master Servicer

The entity, if any, named as master servicer in the related prospectus supplement that will perform certain administration, calculation and reporting functions with respect to the trust fund and will supervise the servicers. The master servicer may be an affiliate of the depositor.

Trustee / Indenture Trustee

The entity named as trustee or indenture trustee in the related prospectus supplement.

RELEVANT DATES

Cut-off Date

The date specified in the related prospectus supplement.

Closing Date

The date when the certificates and/or notes of any series are initially issued as specified in the related prospectus supplement.

Distribution Date

The monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of the certificates and/or notes.

Statistical Calculation Date

The date, if applicable, specified in the related prospectus supplement.

DESCRIPTION OF SECURITIES

Each series of certificates will be issued pursuant to a pooling and servicing agreement and will include one or more classes representing an ownership interest in a segregated pool of mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts and other assets of the trust fund. If a series of securities includes notes, such notes will represent debt obligations of the related trust fund formed pursuant to a trust agreement and will be secured by the assets of the trust fund pursuant to an indenture. A class of securities will be entitled, to the extent of funds available, to one of the following:

•	principal and interest distributions;
•	principal distributions, with no interest distributions;
•	interest distributions, with no principal distributions; and/or
•	such other distributions as are described in the applicable prospectus supplement.

See “Description of the Securities” in this prospectus.

Interest Distributions

With respect to each series of securities, interest on each class of securities (other than a class of securities entitled to receive only principal) will accrue during each period specified in the prospectus supplement and will be distributed to the holders of the related classes of securities on each distribution date in accordance with the particular terms of each such class of securities. The terms of each such class of securities will be described in the related prospectus supplement.

See —Description of the Securities•Distributions of Interest on the Securities” in this prospectus.

Principal Distributions

With respect to each series of securities, payments (including prepayments) on the related mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts that are not distributed to a class of securities as an interest distribution will be distributed to holders of the related securities in reduction of their principal balance or otherwise applied as described in the related prospectus supplement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of securities of a series in the manner specified in the applicable prospectus supplement.

See —Description of the Securities•Distribution of Principal on the Securities” in this prospectus.

Denominations

Each class of securities of a series will be issued in the minimum denominations set forth in the related prospectus supplement.

Registration of the Securities

The securities will be issued either:

•	in book-entry form initially held through DTC in the United States, or Clearstream Banking or the Euroclear System, in Europe; or
•	in fully registered, certificated form.

See “Description of the Securities—General” and “—Book-Entry Registration and Definitive Securities” in this prospectus.

ASSETS OF THE TRUST

The trust related to each series will consist primarily of any of the following assets:

•	a segregated pool of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans;
•	home improvement installment sales contracts or installment loans that are unsecured;
•	manufactured housing installment sales contracts and installment loan agreements; and
•	certain other property.

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the assets and a description of the other property, if any, included in a particular trust.

See “Description of the Trust Funds” in this prospectus.

OPTIONAL TERMINATION OF THE TRUST

The related prospectus supplement may provide that the party specified in the related prospectus supplement may:

•	repurchase all of the assets in the trust fund and thereby cause early retirement of the securities under the circumstances and in the manner specified in the related prospectus supplement; and
•	repurchase a portion of such assets to retire specified class or classes of securities under the circumstances and in the manner specified in the related prospectus supplement.

See “Description of the Securities—Termination” in this prospectus.

The yield on each class of securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the assets in the related trust and the timing of receipt of such payments.

See “Yield Considerations” in this prospectus.

PREFUNDING ACCOUNT

The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may only be used to acquire the additional assets for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

See “Description of the Trust Funds—Prefunding Account” in this prospectus.

CREDIT ENHANCEMENT

If so specified in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

• letter of credit	• financial guaranty insurance policy
• special hazard insurance policy	• mortgage pool insurance policy
• reserve fund	• spread account
• cash collateral account • purchase obligation	• overcollateralization

Credit support may also be provided by subordination. Any credit support will be described in detail in the applicable prospectus supplement.

See “Description of Credit Support” in this prospectus.

RATINGS OF SECURITIES

The securities of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered security is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

•	A security rating is not a recommendation to buy, sell or hold the securities on any series and is subject to revision or withdrawal at any time by the assigning rating agency.
•	Ratings do not address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

See “Risk Factors—Risks Associated with the Securities—Ratings Assigned to the Securities Will Have Limitations” and “Ratings” in this prospectus.

TAX STATUS OF THE SECURITIES

The securities of each series offered will be either:

•	regular interests and residual interests in a trust fund treated as a REMIC;

•	interests in a trust fund treated as a grantor trust;
•	interests in a trust fund treated as a partnership; or
•	debt obligations secured by assets of a trust fund.

For additional information see “Federal Income Tax Consequences” in this prospectus and “Certain Material Federal Income Tax Consequences” in the prospectus supplement.

ERISA CONSIDERATIONS

If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, you should carefully review with your legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other comparable rules or regulations.

For additional information see “ERISA Considerations” in this prospectus and in the prospectus supplement.

LEGAL INVESTMENT

The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such securities constitute a legal investment for you.

For additional information see “Legal Investment” in this prospectus and in the prospectus supplement.

MATERIAL RISKS

You are urged to read “Risk Factors” in this prospectus and in the prospectus supplement for a discussion of the material risks associated with an investment in the securities.

RISK FACTORS

You should consider, among other things, the following factors in connection with the purchase of securities.

Risks Associated with the Securities

Securities May Not be Liquid. The liquidity of your securities may be limited. You should consider that:

•

a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series;

•

issuance of any of the securities of any series in book-entry form may reduce the liquidity of such securities in the secondary trading market because investors may not be willing to purchase securities for which they cannot obtain physical certificates or notes; and

•	unless specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange.

The Depositor, the Master Servicer, the Servicer, the Trustee and, if applicable, the Certificate Administrator Will Have Limited Obligations. No class of securities of any series will be an interest in or obligation of the depositor, the master servicer, the servicer, the trustee, the certificate administrator (if applicable) or any of their affiliates. Unless otherwise provided in the related prospectus supplement, the only obligations with respect to any of the securities or the related assets will be:

•	the servicer’s and master servicer’s servicing obligations under the applicable agreement; and
•

the obligation of the party making representations and warranties regarding the assets of a trust, the seller of the assets of a trust, either directly or indirectly, to the depositor or other entity specified in the related prospectus supplement to purchase, or substitute a substantially similar asset for any asset as to which there is defective documentation or a breach of certain representations and warranties made with respect to such asset.

Unless otherwise provided in the prospectus supplement, the securities and the underlying assets will not be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the servicer, the trustee or any of their affiliates.

Credit Enhancement is Limited in Amount and Coverage. With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying assets. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of securities of the same series; a letter of credit; a financial guaranty insurance policy; a mortgage pool insurance policy; a special hazard insurance policy; a reserve fund; a spread account; a cash collateral account; purchase obligation; or other type of credit enhancement. See “Description of Credit Support” in this prospectus.

Regardless of the form of credit enhancement provided:

•	the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;
•	may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses; and
•

all or a portion of the credit enhancement for any series of securities may be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities. The yield on the securities of each series will depend in part on the rate of principal payment on the assets (including prepayments, liquidations due to defaults and asset repurchases). Such yield may be adversely affected, depending upon whether a particular security is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related assets. In particular:

•	the yield on principal-only or interest-only securities will be extremely sensitive to the rate of prepayments on the related assets; and
•	the yield on certain classes of securities may be relatively more sensitive to the rate of prepayments of specified assets than other classes of securities.

The rate of prepayments on assets is influenced by a number of factors, including:

•	the prevailing mortgage market interest rates;
•	local and national economic conditions;
•	homeowner mobility; and
•	the ability of the borrower to obtain financing.

In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement. Your yield also will be adversely affected if losses on the assets in the related trust are allocated to your securities and may be adversely affected to the extent of unadvanced delinquencies on the assets in the related trust. Classes of securities identified in the applicable prospectus supplement as subordinated certificates or notes are more likely to be affected by delinquencies and losses than other classes of securities.

See “Yield Considerations” in this prospectus.

Ratings Assigned to the Securities Will Have Limitations. The ratings assigned to your securities will not:

•

assess the likelihood that principal prepayments (including those caused by defaults) on the related assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of securities; and

•

address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

In addition, the ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities. The lowering of a rating on a series or class of securities may adversely affect the market value of such securities and the liquidity of such securities. The depositor or any of its affiliates will not have any obligation to maintain any rating of any series of securities.

Book-Entry Securities May Experience Certain Problems. Since transactions in the classes of securities of a Series issued in book-entry form can be effected only through DTC, Clearstream Banking, the Euroclear System, participating organizations, indirect participants and certain banks:

•	you may experience delays in your receipts of payments of interest and principal; and
•	your ability to pledge such securities to persons or entities that do not participate in the DTC, Clearstream Banking or the Euroclear System may be limited due to the lack of a physical certificate.

See “Description of the Securities—Book-Entry Registration and Definitive Securities” in this prospectus.

Risk of Loss May Be Greater on Subordinated Securities. The rights of holders of subordinated securities will be subordinate:

•

to the rights of the servicer and any master servicer (to the extent of their servicing fees, including any unpaid servicing fees with respect to one or more prior due periods, and its reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses); and

•	the holders of senior securities to the extent described in the related prospectus supplement.

As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated securities. See “Description of Credit Support” in this prospectus.

The yields on the subordinated securities may be extremely sensitive to the loss experience of the related assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the subordinated securities may be lower than anticipated.

Risks Associated with the Assets

Mortgage Loans Secured by Multifamily Properties May Experience Greater Rates of Delinquency and Foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

General Economic Conditions Affect Mortgage Loan Performance. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a mortgage loan, it is possible that the holders of the related securities could experience a loss with respect to such mortgagor’s mortgage loan. In conjunction with a mortgagor’s bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such mortgage loan, thus delaying the amount received by the holders of the related securities with respect to such mortgage loan. Moreover, if a bankruptcy court prevents the transfer of the related mortgaged property to the related trust, any remaining balance on such mortgage loan may not be recoverable.

Real Estate Market Conditions Affect Mortgage Loan Performance. An investment in the securities which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. There is no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the related mortgage loans.

If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Geographic Concentration May Increase Rates of Loss and Delinquency. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on assets generally. Any concentration of the assets relating to any series of securities in such a region may present risk considerations in addition to those generally present for similar asset-backed securities without such concentration.

See “The Mortgage Pool” in the related prospectus supplement for further information regarding the geographic concentration of the assets underlying the securities of any series.

Risk of Loss May Be Greater on Junior Mortgage Loans. Certain of the mortgage loans underlying the securities of a series may be secured by mortgages junior or subordinate to one or more other mortgages, and the related more senior mortgages may not be included in the trust fund. The rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of mortgage loans secured by junior mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior mortgage to satisfy fully both the senior mortgage and the mortgage that is junior or subordinate. In such case, holders of the securities would bear:

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and
•	the risk of loss if the deficiency judgment is not realized upon.

Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the more senior mortgage.

In servicing junior mortgages, it is generally the servicer’s and master servicer’s practice to advance funds to keep the senior mortgage current if the mortgagor is in default thereunder. The servicer and master servicer intend to advance such amounts in accordance with their normal servicing procedures, but only to the extent that it determines such advances will be recoverable from future payments and collections on that mortgage loan or otherwise. Such practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee. The junior mortgages securing the mortgage loans are subject and subordinate to any senior mortgage affecting the related mortgaged property, including limitations and prohibitions which may be contained in such senior mortgage upon subordinate financing.

Special Risks of Certain Assets. Certain assets that may be included in the Trust may involve additional uncertainties not present in other types of assets. Certain of the assets may provide for escalating or variable payments that may be larger than the initial payment amount; however, the borrowers under such assets are generally approved on the basis of the initial payment amount and the borrower’s income may not be sufficient to enable them to pay the increased payment amounts. Therefore, in such cases the likelihood of default may increase.

Certain of the assets underlying a series of securities may be delinquent in respect of the payment of principal and interest. In addition, certain of the mortgagors under the mortgage loans underlying a series of securities may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to such mortgage loans. Prospective investors should consider the risk that the inclusion in a trust of delinquent assets and mortgage loans with respect to which the mortgagor is the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on such assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series. See “The Mortgage Pool” in the related prospectus supplement.

Defaulted Mortgage Loans May Experience Delays in Liquidation. Even assuming the mortgaged properties provide adequate security for the mortgage loans underlying a series of securities, substantial delays could result in connection with the liquidation of defaulted mortgage loans. This could result in corresponding delays in the receipt of the related proceeds by the related trust. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure,”

“—Rights of Redemption” and “—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” in this prospectus.

Liquidation Expenses May be Disproportionate. Liquidation expenses with respect to defaulted assets do not vary directly with the outstanding principal balance of the assets at the time of default. Therefore, assuming that the servicer and master servicer took the same steps in realizing upon a defaulted asset having a small remaining principal balance as they would in the case of a defaulted asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small asset than would be the case with the defaulted asset having a large remaining principal balance. Because the average outstanding principal balance of the assets is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, net liquidation proceeds on liquidated assets may also be smaller as a percentage of the principal balance of the assets than would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

Defaults May Be More Likely on Newer Assets. Certain of the assets underlying a series of securities may be recently originated as of the date of the inclusion in the related trust fund. Although little data is available, defaults on assets are generally expected to occur with greater frequency in their early years.

Balloon Payment Assets May Have a Greater Default Risk at Maturity. Certain of the underlying a series of securities may provide for a lump-sum payment of the unamortized principal balance of the mortgage loan at the maturity of the asset. See “The Mortgage Pool” in the related prospectus supplement.

Because borrowers under this type of asset are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with such assets is greater than that associated with fully-amortizing mortgage loans. The ability of a mortgagor on this type of asset to repay the mortgage loan upon maturity frequently depends upon the mortgagor’s ability:

•

to refinance the asset, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

•	to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump-sum payment.

Texas Home Equity Loans Have Significant Limitations. Certain of the mortgage loans may be home equity loans secured by mortgaged properties located in Texas. The Texas Constitution permits this type of loan, but significant limitations were imposed on permitted terms, conditions and practices incident to their creation. For example, these loans must be made without recourse for personal liability against the homestead owner(s) or their spouse(s) (except in the case of actual fraud on their part in obtaining the loan) and may be foreclosed upon only by court order. Further, holders of these types of loans face unique legal risks and uncertainties that they do not customarily confront with equity take-out mortgages in other states. For example, if any of the requirements that are addressed in the amendment to the Texas Constitution (such as limitations on fees charged to the borrower, disclosures to the borrower or matters to be provided for in the closing documents) are not met, the lien may be invalid. There are also similar risks involved in servicing these types of loans, such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower, that can result in the forfeiture of all principal and interest due on the mortgage loan.

Increased Risk of Loss if Assets are Delinquent. A portion of the assets may be delinquent upon the issuance of the related securities. Credit enhancement provided with respect to a particular series of securities may not cover all losses related thereto. You should consider the risk that the inclusion of such assets in the trust fund for a series may cause the rate of defaults and prepayments on the assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series.

Cash Flow Agreements are Subject to Counterparty Risk. The assets of a trust fund may, if specified in the related prospectus supplement, include agreements such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or other similar agreements, which will require the provider of such instrument or counterparty to make payments to the trust fund under the circumstances described in the prospectus supplement. To the extent that payments on the securities of the related series depend in part on payments to be received under this type of agreement, the ability of the trust fund to make payments on the securities will be subject to the credit risk of the counterparty. The prospectus supplement for a series of securities will describe any mechanism, such as the payment of any “breakage fee,” which may exist to facilitate the replacement of this type of agreement upon the default of credit impairment of the related counterparty. However, there can be no assurance that any such mechanism will result in the ability of the servicer to obtain a replacement.

Sub-Prime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure. If specified in the related prospectus supplement, all or a portion of the mortgage loans may consist of sub-prime mortgage loans. A sub-prime mortgage loan is a mortgage loan that was made to a borrower with an imperfect credit history or that presents certain additional risks due to property characteristics, loan documentation guidelines or other factors. As a consequence:

•

delinquencies and foreclosures may be expected to be more likely with respect to sub-prime mortgage loans than with respect to mortgage loans originated in accordance with more traditional underwriting guidelines; and

•

changes in the values of the mortgaged properties may have a greater effect on the loss experience of sub-prime mortgage loans than on mortgage loans originated in accordance with more traditional underwriting guidelines.

Violations of Federal Laws or State Laws May Adversely Affect Ability to Collect on Loans or Result in Losses

There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

•	regulate interest rate and other charges;
•	require certain disclosures;
•	require licensing of mortgage loan originators;
•	require the lender to provide credit counseling and/or make certain affirmative determinations regarding the borrower’s ability to replay the mortgage loan;
•	prohibit discriminatory lending practices;
•	limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;
•	regulate the use of consumer credit information; and
•	regulate debt collection practices.

Violation of certain provisions of these laws, policies and principles:

•	may limit a servicer’s ability to collect all or part of the principal of or interest on the mortgage loans;
•	may entitle the borrower to a refund of amounts previously paid; and
•	could subject a servicer or the trust to damages and administrative sanctions.

The seller of the assets, either directly or indirectly, to the depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with such federal and state laws or regulations, however that remedy may not be adequate to fully compensate the related trust fund.

See “Certain Legal Aspects of the Mortgage Loans” in this prospectus.

In addition, certain of the mortgage loans secured by mortgaged properties located in Texas may be subject to the provisions of Texas laws which regulate loans other than purchase money loans. These laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any requirement may render the mortgage loan unenforceable and/or the lien on the mortgaged property invalid. There are also similar risks involved in servicing such mortgage loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the mortgage loan.

See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders,” “—Texas Home Equity Loans” and “—Homeowners Protection Act of 1998.”

Market Values of Manufactured Homes May Increase the Risk of Loss

Manufactured homes generally depreciate in value. Thus investors should expect that, as a general matter, the market value of any manufactured home will be lower than the outstanding principal balance of the related installment contract. As a result, investors must be prepared to bear the risk of loss resulting from any delinquency or liquidation loss on the contracts in a trust fund. See “Description of Credit Support” in this prospectus.

Risk of Loss May Be Greater on Unsecured Home Improvement Loans

The obligations of the borrower under any unsecured home improvement loan included in a trust fund will not be secured by an interest in the related real estate or any other property. In the event of a default, the trust fund will have recourse only against the borrower’s assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding, the obligations of the borrower under an unsecured home improvement loan may be discharged in their entirety. As a result, the trust fund may suffer losses. In addition, a borrower on an unsecured home improvement loan may not demonstrate the same degree of concern over performance of the borrower’s obligations as if such obligations were secured by the real estate or other assets owned by such borrower.

Risks of Loss May Increase Due to Defective Security Interest and Effects of Certain Other Legal Aspects of the Contracts

The seller of the assets, either directly or indirectly, to the depositor will represent that a contract is secured by a security interest in a manufactured home. Perfection of such security interests and the right to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including the Uniform Commercial Code. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. Because of the expense and administrative inconvenience involved, the servicer or the master servicer will not amend any certificates of title to change the lienholder specified therein from the asset seller to the trustee and will not deliver any certificate of title to the trustee or note thereon the trustee’s interest. Consequently, in some states, in the absence of such an amendment, the assignment to the trustee of the security interest in the manufactured home may not be effective or such security interest may not be perfected and, may not be effective against creditors of the asset seller or a trustee in bankruptcy of the asset seller.

In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender’s or seller’s noncompliance. These laws would apply to the trustee as assignee of the contracts. The asset seller of the contracts will warrant that each contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each manufactured home securing a contract. A breach of any such warranty that materially adversely affects any contract would create an obligation of the asset seller to repurchase, or if permitted by the applicable agreement, substitute for, such contract unless such breach is cured. If the credit support is exhausted and recovery of amounts due on the contracts is dependent on repossession and resale of manufactured homes securing contracts that are in default, certain other factors may limit the ability to realize upon the manufactured home or may limit the amount realized by securityholders to less than the amount due. See “Certain Legal Aspects of the Contracts.”

DESCRIPTION OF THE TRUST FUNDS

Assets

The primary assets of each Trust Fund (the “Assets”) will include (i) single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans (or certain balances thereof) (collectively, the “Mortgage Loans”), including without limitation, First Lien Mortgage Loans, Home Equity Loans, Home Improvement Contracts and Land Sale Contracts, (ii) unsecured home improvement loans (“Unsecured Home Improvement Loans”), (iii) manufactured housing installment sale contracts or installment loan agreements (the “Contracts”), or (iv) a combination of Mortgage Loans, Unsecured Home Improvement Loans and/or Contracts. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related prospectus supplement. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an “Asset Seller”), which may be an affiliate of the Depositor and which prior holder may or may not e the originator of such Mortgage Loan, Unsecured Home Improvement Loan or Contract.

The Assets included in the Trust Fund for a Series may be subject to various types of payment provisions. Such Assets may consist of:

•

“Level Payment Assets,” which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•

“Negative Amortization Assets,” which provide for monthly payments that under certain circumstances may be less than the amount of interest accrued on the Asset, and which provide that the amount of any deferred interest is added to the principal balance of the Asset;

•

“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index and which may have an initial period during with the interest rate is fixed;

•

“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related obligors to reduce the obligors’ monthly payments during the early period after origination of such Assets;

•	“Increasing Payment Assets,” as described below;
•	“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable thereon;
•

“GEM Assets,” which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (b) an increase in such monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of such Assets;

•

“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances thereof, and which unpaid interest will be added to the principal balances of such Assets and will be paid, together with interest thereon, in later years;

•	“Step-up Rate Assets” which provide for interest rates that increase over time;
•	“Balloon Payment Assets” which are mortgage loans that are not fully amortizing over their terms and, thus, will require a lump-sum payment at their stated maturity;
•	“Interest-Only Assets” which provide for the payment of interest at the related interest rate, but no payment of principal, for a certain period of time following the origination of the asset;

•

“Additional Collateral Assets” which are assets that are either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower) which is in turn secured by a security interest in collateral (usually securities) owned by such guarantor;

•

“Convertible Assets” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related obligors may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•	“Bi-weekly Assets,” which provide for obligor payments to be made on a bi-weekly basis.

Assets may also have a combination of these payment provisions.

An “Increasing Payment Asset” is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the related prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment with respect to an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the obligor’s monthly payments referred to in the preceding sentence and (2) in the case of certain Increasing Payment Assets, payments made by the respective Servicers pursuant to buy-down or subsidy agreements. The obligor’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate a certain number of percentage points below the Asset Rate of such Increasing Payment Asset. The obligor’s monthly payments on each Increasing Payment Asset, together with any payments made thereon by the related Servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on such Increasing Payment Asset at the related interest rate, without negative amortization. An obligor’s monthly payments on such an Asset may, however, not be sufficient to result in any reduction of the principal balance of such Asset until after the period when such payments may be increased.

The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related prospectus supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

Mortgage Loans

General

Each Mortgage Loan will generally be secured by a lien on (i) a one-to four-family residential property or a security interest in shares issued by a cooperative housing corporation (a “Single Family Property” and the related Mortgage Loan a “Single Family Mortgage Loan”) or (ii) a primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a “Multifamily Property” and the related Mortgage Loan a “Multifamily Mortgage Loan”). Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as “Mortgaged Properties.” To the extent specified in the related prospectus supplement, the

Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by cooperative housing corporations (“Cooperatives”). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any such leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related prospectus supplement. The Mortgage Loans may include (i) fixed or adjustable rate conventional mortgage loans which are secured by a first lien on one- to four-family residential property (“First Lien Mortgage Loans”), (ii) closed-end and/or revolving home equity loans or certain balances thereof secured by first liens or junior liens on one- to four- family residential property (“Home Equity Loans”) and/or (iii) secured home improvement installment sales contracts and secured installment loan agreements (“Home Improvement Contracts”). In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by contracts (“Land Sale Contracts”) for the sale of properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor. The Originator of each Mortgage Loan will have been a person other than the Depositor. The related prospectus supplement will indicate if any person who originated the Mortgage Loans (each an “Originator”) is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or other security instruments (the “Mortgages”) creating a lien on the Mortgaged Properties.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The “Value” of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. “Refinance Loans” are loans made to refinance existing loans. Unless otherwise described in the related prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related Series of Securities may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

•

the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable cut-off date (the “Cut-off Date”) specified in the prospectus supplement,

•	the type of property securing the Mortgage Loans,

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,
•	the earliest and latest origination date and maturity date of the Mortgage Loans,
•	the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,
•	the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,
•	the state or states in which most of the Mortgaged Properties are located,
•	information with respect to the prepayment provisions, if any, of the Mortgage Loans,
•

with respect to Mortgage Loans with adjustable Mortgage Rates (“ARM Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan,

•	information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions,
•	the number of Mortgage Loans that are delinquent and the number of days or ranges of the number of days such Mortgage Loans are delinquent and
•	the material underwriting standards used for the Mortgage Loans.

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) after such initial issuance. Notwithstanding the foregoing, the characteristics of the Mortgage Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

The related prospectus supplement will specify whether the Mortgage Loans include (i) First Lien Mortgage Loans, (ii) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (iii) Home Improvement Contracts originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. The home improvements purchased with the Home Improvement Contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The related prospectus supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act of 1934 (the “National Housing Act”) and, if so, the limitations on such insurance. In addition, the related prospectus supplement will specify whether the Mortgage Loans contain certain Mortgage Loans evidenced by Land Sale Contracts.

Payment Provisions of the Mortgage Loans

All of the Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the related prospectus supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a “Mortgage Rate”) that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related prospectus supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each Mortgage Loan may contain prohibitions on prepayment (a “Lock-out Period” and, the date of expiration thereof, a “Lock-out Date”) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any Class or Classes of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated. See “—Assets” above.

Revolving Credit Line Loans

As more fully described in the related prospectus supplement, the Mortgage Loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof (“Revolving Credit Line Loans”). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as described in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such prospectus supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related prospectus supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. The Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate or will have another amortization schedule described in this prospectus or the related prospectus supplement.

Unsecured Home Improvement Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Unsecured Home Improvement Loans, including:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Unsecured Home Improvement Loans as of the applicable Cut-Off Date,
•	the weighted average (by principal balance) of the original and remaining terms to maturity of the Unsecured Home Improvement Loans,
•	the earliest and latest origination date and maturity date of the Unsecured Home Improvements Loans,
•	the interest rates or range of interest rates and the weighted average interest rates borne by the Unsecured Home Improvement Loans,
•	the state or states in which most of the Unsecured Home Improvement Loans were originated,
•	information with respect to the prepayment provisions, if any, of the Unsecured Home Improvement Loans,
•

with respect to the Unsecured Home Improvement Loans with adjustable interest rates (“ARM Unsecured Home Improvement Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Unsecured Home Improvement Loan,

•	information regarding the payment characteristics of the Unsecured Home Improvement Loan,
•	the number of Unsecured Home Improvement Loans that are delinquent and the number of days or ranges of the number of days such Unsecured Home Improvement Loans are delinquent and
•	the material underwriting standards used for the Unsecured Home Improvement Loans.

If specific information respecting the Unsecured Home Improvement Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the SEC after such initial issuance. Notwithstanding the foregoing, the characteristics of the Unsecured Home Improvement Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

Contracts

General

To the extent provided in the related prospectus supplement, each Contract will be secured by a security interest in a new or used manufactured home (each, a “Manufactured Home”). Such prospectus supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the “Loan-to-Value Ratio” of a Contract will be described in the related prospectus supplement.

Contract Information in Prospectus Supplements

Each prospectus supplement will contain certain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date,
•	whether the Manufactured Homes were new or used as of the origination of the related Contracts,
•	the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts,
•	the earliest and latest origination date and maturity date of the Contracts,
•	the range of the Loan-to-Value Ratios at origination of the Contracts,
•	the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts,
•	the state or states in which most of the Manufactured Homes are located at origination,
•	information with respect to the prepayment provisions, if any, of the Contracts,
•

with respect to Contracts with adjustable Contract Rates (“ARM Contracts”), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract,

•	the number of Contracts that are delinquent and the number of days or ranges of the number of days such Contracts are delinquent,
•	information regarding the payment characteristics of the Contracts and
•	the material underwriting standards used for the Contracts.

If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the SEC after such initial issuance. Notwithstanding the foregoing, the characteristics of the Contracts included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

Payment Provisions of the Contracts

All of the Contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the prospectus supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate (a “Contract Rate”) that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related prospectus supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related prospectus supplement. See “—Assets” above.

Pre-Funding Account

To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a “Pre-Funding Account”). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related Series of Securities will be obligated to purchase (subject to the availability thereof), additional Assets (the “Subsequent Assets”) from time to time (as frequently as daily) within the period (generally not to exceed three months) specified in the related prospectus supplement (the “Pre-Funding Period”) after the issuance of such Series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for such Series on the date of such issuance. The Pre-Funded Amount with respect to a Series is not expected to exceed 25% of the aggregate initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the applicable Agreement, which eligibility criteria will be consistent with the eligibility criteria of the Assets initially included in the Trust Fund, subject to such exceptions as are expressly stated in the prospectus supplement. For example, the Subsequent Assets will be subject to the same underwriting standards, representations and warranties as the Assets initially included in the Trust Fund.

Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more Classes of Securities in the amounts and in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related prospectus supplement.

Accounts

Each Trust Fund will include one or more accounts, established and maintained on behalf of the Securityholders into which the person or persons designated in the related prospectus supplement will, to the extent described herein and in such prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”

Credit Support

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more Classes of Securities in the related Series in the form of subordination of one or more other Classes of Securities in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, purchase obligation or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any Series, “Credit Support”). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a Series of Securities. See “Risk Factors—Risks Associated with the Securities—Credit Enhancement is Limited in Amount and Coverage” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the related prospectus supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more Classes of Securities. Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Loans were denominated in a non-United States currency. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a “Cash Flow Agreement”), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related Series. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

USE OF PROCEEDS

The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the repayment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

YIELD CONSIDERATIONS

General

The yield on any Offered Security will depend on the price paid by the holder of the Security (the “Securityholder”), the Pass-Through Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See “Risk Factors—Risks Associated with the Securities—Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities” and “—Risks Associated with the Assets.”

Pass-Through Rate and Interest Rate

Securities of any Class within a Series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The prospectus supplement with respect to any Series of Securities will specify the Pass-Through Rate or interest rate for each Class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more Classes of Securities; and whether the distributions of interest on the Securities of any Class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

If so specified in the related prospectus supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period (each, an “Accrual Period”), the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Securities (or addition to the Security Balance of a Class of Accrual Securities) on the monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of Securities (a “Distribution Date”) will include interest accrued during the Accrual Period for such Distribution Date. As indicated above under “—Pass-Through Rate and Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Accrual Period ended on such day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets, including principal prepayments on Mortgage Loans and Contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the Mortgage Loans and Contracts will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans and Contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the Classes of Securities of a Series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the rate of prepayments on manufactured housing contracts than on the rate of prepayments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a Series of Securities, the effect on yield on one or more Classes of the Securities of such Series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

When a full prepayment is made on a Mortgage Loan or a Contract, the obligor is charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the Due Date in the month in which such partial prepayment is received or such other date as is specified in the related prospectus supplement.

The timing of changes in the rate of principal payments on the Assets may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Securities may affect the ultimate maturity and the weighted average life of each Class of such Series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the Classes of the Securities of the related Series.

If so provided in the prospectus supplement for a Series of Securities, one or more Classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the stated principal amount (the “Security Balance”) thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a Class of Securities of a Series will be influenced by the rate at which principal on the Assets is paid to such Class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a Trust Fund. If any Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the Classes of Securities of the related Series, one or more Classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets. See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

The prospectus supplement with respect to each Series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Securities of such Series and the percentage of the initial Security Balance of each such Class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Asset

If so specified in the related prospectus supplement, a number of Mortgage Loans may have balloon payments due at maturity, which may be a substantial amount, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Depositor, the Servicer, the Master Servicer (if any), nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property except to the extent provided in the related prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may, to the extent and under the circumstances described in the related prospectus supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be “stepped up” during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor or obligor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans (“Buydown Mortgage Loans”) pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the “Buydown Period”). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon.

As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related Class or Classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related Class or Classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

As may be described in the related prospectus supplement, the applicable Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

In addition, and as may be described in the related prospectus supplement, the related Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

Termination

If so specified in the related prospectus supplement, a Series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, on any date on which the aggregate principal balance of the Assets or the aggregate Security Balance of the Securities of such Series declines to a percentage specified in the related prospectus supplement (not to exceed 10%) of the aggregate initial principal balance of such Assets or initial Security Balance of such Securities, as the case may be, under the circumstances and in the manner described therein. In addition, if so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner described therein. See “Description of the Securities—Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related Series of Securities.

Refinancing

At the request of a mortgagor, the Servicer may allow the refinancing of a Mortgage Loan or Contract in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan or Contract. A Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Servicers may encourage the refinancing of Mortgage Loans or Contracts, including defaulted Mortgage Loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans or Contracts.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the Mortgage Loans comprising or underlying the Assets may include “due-on-sale clauses” that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, except as described in the related prospectus supplement, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Due-on-Sale Provisions.” The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. It is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer’s ability to do so will depend on the enforceability under state law of the “due-on-sale clause”. See “Certain Legal Aspects of the Contracts—Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses.”

THE DEPOSITOR

Wachovia Mortgage Loan Trust, LLC (the “Depositor”) is a Delaware limited liability company and an indirect wholly-owned subsidiary of Wachovia Corporation. The principal executive offices of the Depositor are located at 301 S. College Street, NC 5578-Suite G, Charlotte, NC 28288-5578. Its telephone number is (704) 715-8239.

The Securities are not debt of the Depositor and the Depositor does not have any obligation to make payments with respect to the Securities.

DESCRIPTION OF THE SECURITIES

General

The asset-backed certificates (the “Certificates”) of a series (each, a “Series”) (including any Class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund (the “Trust” or the “Trust Fund”) created pursuant to the applicable Agreement. If a Series of Securities includes asset-backed notes (the “Notes” and, together with the Certificates, the “Securities”), such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each Series of Securities will consist of one or more classes (each, a “Class”) of Securities that may:

•	provide for the accrual of interest thereon based on fixed, variable or adjustable rates;
•

be senior (the “Senior Certificates” or the “Senior Notes” and, collectively, “Senior Securities”) or subordinate (the “Subordinate Certificates” or the “Subordinate Notes” and, collectively, “Subordinate Securities”) to one or more other Classes of Securities in respect of certain distributions on the Securities;

•

be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, “Strip Securities”);

•

provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series (collectively, “Accrual Securities”);

•

provide for payments of principal as described in the related prospectus supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related prospectus supplement; and/or

•	provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component.

Any Class of Securities may have one or more of the additional characteristics described under “—Categories of Classes of Securities” below.

If so specified in the related prospectus supplement, distributions on one or more Classes of a Series of Securities may be limited to collections from a designated portion of the Assets in the related Trust Fund (each such portion of Assets, an “Asset Group”). Any such Classes may include Classes of Securities of a Series offered pursuant to this prospectus and a related prospectus supplement (the “Offered Securities”).

Each Class of Offered Securities of a Series will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain Classes of Strip Securities, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Securities of a Series may be issued in fully registered, certificated form (“Definitive Securities”) or in book-entry form (“Book-Entry Securities”), as provided in the related prospectus supplement. See “Risk Factors—Risks Associated with the Securities—Book-Entry Securities May Experience Certain Problems and “Description of the Securities—Book-Entry Registration and Definitive Securities.” Definitive Securities will be exchangeable for other Securities of the same Class and Series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See “Risk Factors—Risks Associated with the Securities—Securities May Not be Liquid.”

Distributions

Distributions on the Securities of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for such Series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the related prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the “Determination Date”). All distributions with respect to each Class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such Class or by random selection or as described in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the security register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

Available Distribution Amount

All distributions on the Securities of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related prospectus supplement. Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

•	the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

(a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless a different period is specified in the related prospectus supplement, a “Due Period” with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date);

(b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any insurance policies to be maintained in respect of each Asset (to the extent such proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the Trust Fund (“Liquidation Proceeds”), and other unscheduled recoveries received subsequent to the related Due Period;

(c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Servicer, the Master Servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related Trust Fund; and

(d) all amounts received for a repurchase of an Asset from the Trust Fund for defective documentation or a breach of representation or warranty received subsequent to the related Due Period;

•	if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;
•	all advances made by a Servicer or the Master Servicer (if any) or any other entity as specified in the related prospectus supplement with respect to such Distribution Date;
•

if and to the extent the related prospectus supplement so provides, amounts paid by a Servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

•

to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

The related prospectus supplement for a Series of Securities will describe any variation in the calculation of the Available Distribution Amount for such Series.

Distributions of Interest on the Securities

Each Class of Securities (other than Classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such Class or a Component thereof (the “Pass-Through Rate” in the case of Certificates). The related prospectus supplement will specify the Pass-Through Rate or interest rate for each Class or Component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the related prospectus supplement specifies a different basis.

Distributions of interest in respect of the Securities of any Class will be made on each Distribution Date (other than any Class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement, and any Class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such Class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such Class will be added to the Security Balance thereof on each

Distribution Date. With respect to each Class of Securities and each Distribution Date (other than certain Classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain Classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the related prospectus supplement. The method of determining the notional amount for a certain Class of Strip Securities will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Security Interest on a Series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans or Contracts comprising or underlying the Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the Classes of Securities of that Series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a Class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a Class of Securities by reason of the allocation to such Class of a portion of any deferred interest on the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such Class. See “Risk Factors—Risk Associated with the Securities—Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities” and “Yield Considerations.”

Distributions of Principal of the Securities

The Securities of each series, other than certain Classes of Strip Securities, will have a Security Balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related prospectus supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the related prospectus supplement, the initial aggregate Security Balance of all Classes of Securities of a Series will be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each Class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Securities in the amounts and in accordance with the priorities specified in the related prospectus supplement. Certain Classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

Categories of Classes of Securities

The Securities of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a Series of Securities may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable prospectus supplement. Classes of Securities may include any combination of the categories described below.

Categories of Classes	Definition
PRINCIPAL TYPES
Accretion Directed Certificates or Notes

A Class of Certificates or Notes that receives principal payments from amounts that would otherwise be distributed as interest on specified Accrual Certificates or Notes. Such principal payments may be in lieu of or in addition to principal payments from principal receipts on the Assets for the related Series.

Companion Certificates or Notes (also sometimes referred to as “Support Certificates” or “Support Notes”)

A Class of Certificates or Notes that is entitled to receive principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Amortization Certificates or Notes, Targeted Amortization Certificates or Notes and/or Scheduled Amortization Certificates or Notes.

Component Certificates or Notes

A Class of Certificates or Notes consisting of two or more specified components (each, a “Component”) as described in the applicable prospectus supplement. The Components of a Class of Component Certificates or Notes may have different principal and/or interest payment characteristics but together constitute a single Class and do not represent severable interests. Each Component of a Class of Component Certificates or Notes may be identified as falling into one or more of the categories in this chart.

Lockout Certificates or Notes

A Class of Senior Certificates or Notes that is designed not to participate in or to participate to a limited extent in (i.e., to be “locked out” of), for a specified period, the receipt of (1) principal prepayments on the Assets that are allocated disproportionately to the Classes of Senior Certificates or Notes of such Series as a group pursuant to a “shifting interest” structure and/or (2) scheduled principal payments on the Assets that are allocated to the Classes of Senior Certificates or Notes as a group. A Class of Lockout Certificates or Notes will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions or principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a “lockout” structure will be distributed in reduction of the principal balances of other Classes of Senior Certificates or Notes. Lockout Certificates or Notes are designed to minimize weighted average life volatility during the lockout period.

Notional Amount Certificates or Notes

A Class of Certificates or Notes having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Pass-Through Certificates or Notes

A Class of Senior Securities that is entitled to receive all or a specified percentage of the principal payments that are distributable to the Senior Certificates or applicable group of Senior Certificates or Notes (other than any Ratio Strip Certificates or Notes) in the aggregate on a Distribution Date and that is not designated as a Class of Sequential Pay Certificates or Notes.

Planned Amortization Certificates or Notes (also sometimes referred to as "PAC Certificates" or "PAC Notes")

A Class of Certificates or Notes that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Assets.

These two rates are the endpoints for the “structuring range” for the Class of Planned Amortization Certificates or Notes. The Planned Amortization Certificates or Notes in any Series of Securities may be subdivided into different categories (e.g., Planned Amortization Certificates or Notes I (“PAC I”), Planned Amortization Certificates or Notes II (“PAC II”) and so forth) derived using different structuring ranges and/or payment priorities. A Class of PAC Certificates or Notes is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

Ratio Strip Certificates or Notes	A Class of Certificates or Notes that is entitled to receive a constant proportion, or “ratio strip,” of the principal payments on one or more of the underlying Assets.
Scheduled Amortization Certificates or Notes (also sometimes referred to as “Scheduled Certificates” or “Scheduled Notes”)

A Class of Certificates or Notes that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Class of Planned Amortization Certificates or Notes or Targeted Amortization Certificates or Notes. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Assets. In the former case, the two rates are the endpoints for the “structuring range” for the Scheduled Amortization Certificates or Notes and such range generally is narrower than that for a Planned Amortization Certificates or Notes. Typically, the Companion Certificates or Notes for the applicable Series of Certificates or Notes generally will represent a smaller percentage of the Class of Scheduled Amortization Certificates or Notes than Companion Certificates or Notes generally would represent in relation to a Class of Planned Amortization Certificates or Notes or Targeted Amortization Certificates or Notes. A Class of Scheduled Amortization Certificates or Notes is generally less sensitive to weighted average life volatility as a result of prepayments than a Class of

Companion Certificates or Notes but more sensitive than a Class of Planned Amortization Certificates or Notes or Targeted Amortization Certificates or Notes.
Senior Certificates or Notes	A Class of Certificates or Notes that is entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated Securities.
Sequential Pay Certificates or Notes

A Class of Certificates or Notes that is entitled to receive principal payments in a prescribed sequence, that does not have a predetermined principal balance schedule and that, in most cases, is entitled to receive payments of principal continuously from the first Distribution Date on which it receives principal until it is retired. A Class of Sequential Pay Certificates or Notes may receive principal payments concurrently with one or more other Classes of Sequential Pay Certificates or Notes. A single Class the is entitled to receive principal payments before or after other Classes in the same Series of Securities may be identified as a Class of Sequential Pay Certificates or Notes.

Subordinated Certificates or Notes

A Class of Certificates or Notes that is entitled to receive payments of principal and interest on each Distribution Date only after the Senior Securities and Classes of Subordinated Securities with higher priority of distributions, if any, have received their full principal and interest entitlements.

Super Senior Certificates or Notes

A Class of Senior Certificates or Notes that will not bear its share of certain losses after the Classes of Subordinated Certificates or Notes are no longer outstanding for so long as one or more other specified Classes of Senior Certificates or Notes are outstanding.

Super Senior Support Certificates or Notes

A Class of Senior Certificates or Notes that bears certain losses allocated to one or more Classes of Super Senior Certificates or Notes after the Classes of Subordinated Certificates or Notes are no longer outstanding.

Targeted Amortization Certificates or Notes (also sometimes referred to as a “TAC Certificates” or “TAC Notes”)

A Class of Certificates or Notes that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Assets. A Class of TAC Certificates or TAC Notes is designed to provide some protection against shortening of weighted average life if prepayments occur at a rate exceeding the assumed constant prepayment rate used to derive the principal balances schedule of such Class of Certificates or Notes.

INTEREST TYPES
Accrual Certificates or Notes

A Class of Certificates or Notes that accretes the amount of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Certificates or Notes are retired.

Fixed Rate Certificates or Notes	A Class of Certificates or Notes with an interest rate that is fixed throughout the life of the Class.
Floating Rate Certificates or Notes	A Class of Certificates or Notes with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.
Interest Only Certificates or Notes

A Class that is entitled to receive some or all of the interest payments made on the Assets and little or no principal. Interest Only Certificates or Notes have either no principal balance, a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Certificates or Notes. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on a Class of Interest Only Certificates or Notes that is not entitled to any distributions in respect of principal.

Inverse Floating Rate Certificates or Notes

A Class of Certificates or Notes with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Class of Floating Rate Certificates or Notes.

Prepayment Premium Certificates or Notes	A Class of Certificates or Notes that is only entitled to penalties or premiums, if any, due in connection with a full or partial prepayment of an Asset.
Principal Only Certificates or Notes	A Class of Certificates or Notes that does not bear interest and is entitled to receive only distributions in respect of principal.
Step Coupon Certificates or Notes

A Class of Certificates or Notes with a fixed interest rate that is reduced to a lower fixed rate after a specific period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the closing date.

Variable Rate Certificates or Notes	A Class of Certificates or Notes with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Assets.
Auction Rate Certificates or Notes

A Class of Certificates or Notes with an interest rate that resets periodically and is calculated by reference to bids to purchase and orders to sell or hold such Certificates or Notes at specified interest rates or ranges of interest rates. Auctions with respect to such Classes of Certificates or Notes will be conducted in accordance with procedures described in the related prospectus supplement.

Components

To the extent specified in the related prospectus supplement, distribution on a Class of Securities may be based on a combination of two or more different Components as described under “—General” above. To such extent, the descriptions in “—Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to Components of such a Class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such Component and the Pass-Through Rate or interest rate, if any, on any such Component, respectively.

Distributions on the Securities of Prepayment Premiums

If so provided in the related prospectus supplement, Prepayment Premiums that are collected on the Mortgage Loans in the related Trust Fund will be distributed on each Distribution Date to the Class or Classes of Securities entitled thereto in accordance with the provisions described in such prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a Series of Securities consisting of one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a Class of Subordinate Securities in the priority and manner and subject to the limitations specified in such prospectus supplement. See “Description of Credit Support” for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

Advances in Respect of Delinquencies

With respect to any Series of Securities evidencing an interest in a Trust Fund, if so provided in the related prospectus supplement, the Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Assets in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Securities that includes one or more Classes of Subordinate Securities and if so provided in the related prospectus supplement, the Servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more Classes of Senior Securities and/or may be subject to the Servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more Classes of such Subordinate Securities. See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the Servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets, including amounts received under any form of Credit Support, respecting which such advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the related prospectus supplement, including out of any amounts otherwise distributable on one or more Classes of Subordinate

Securities of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Servicer (or such other entity) shall determine in good faith that such advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Servicer from excess funds in the Collection Account, the Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related prospectus supplement, the obligations of the Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be described in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, the Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the applicable Agreement and described in such prospectus supplement.

If specified in the related prospectus supplement, the Master Servicer or the Trustee will be required to make advances, subject to certain conditions described in the prospectus supplement, in the event of a Servicer default.

Reports to Securityholders

With each distribution to holders of any Class of Securities of a Series, the Servicer, the Master Servicer or the Trustee, as provided in the related prospectus supplement, will make available to each such holder, to the Depositor and to such other parties as may be specified in the applicable Agreement, a statement generally setting forth the information provided below or in lieu thereof, such other information as may be described in the related prospectus supplement, in each case to the extent applicable and available:

•

the amount of such distribution to holders of Securities of such Class applied to reduce the Security Balance thereof, separately, identifying the aggregate amount of principal prepayments and Liquidation Proceeds included therein;

•	the amount of such distribution to holders of Securities of such Class allocable to Accrued Security Interest;
•	the amount of such distribution allocable to Prepayment Premiums;
•	the amount of related servicing compensation and such other customary information as is required to enable Securityholders to prepare their tax returns;
•	the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

•	the aggregate principal balance of the Assets at the close of business on such Distribution Date;
•

the number and aggregate principal balance of Mortgage Loans or Contracts in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

•

with respect to collateral acquired by the Trust Fund through foreclosure or otherwise (a “REO Property”) relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, the loan number, principal balance and date of acquisition thereof;

•

with respect to the REO Properties relating to Mortgage Loans or Contracts and included in the Trust Fund as of the end of the related Due Period, (a) the total number, (b) the aggregate principal balance of the related Mortgage Loan or Contract immediately following such Distribution Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the applicable Agreement) and (c) if available, the aggregate market value; the aggregate Security Balance or notional amount, as the case may be, of each Class of Securities (including any Class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a Class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

•	the amount deposited in the reserve fund, if any, on such Distribution Date;
•	the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;
•

the unpaid Accrued Security Interest, if any, on each Class of Securities for such Distribution Date and any remaining unpaid Accrued Security Interest at the close of business on such Distribution Date;

•	the Pass-Through Rate or interest rate applicable to such Distribution Date for each Class of Securities, as calculated in accordance with the method specified in the related prospectus supplement;
•	as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date;
•	during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date; and
•	during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account.

Within a reasonable period of time after the end of each calendar year, the Servicer, the Master Servicer or the Trustee, as provided in the related prospectus supplement, shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their tax returns. See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination; Optional Purchase of Mortgage Loans

The obligations created by the applicable Agreement for each Series of Securities will terminate upon the payment to Securityholders of that Series of all amounts held in the Collection Account or by a Servicer, the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan or Contract subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner described in the related prospectus supplement. In no event, however, will the Trust Fund continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in the Agreement. Written notice of termination of the applicable Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a Series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner described therein. In the event that any such party has caused the related Trust Fund (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be affected only pursuant to either (a) a “clean up call” as defined in Treasury Regulations Section 1.860G-2(j) or (b) a “qualified liquidation” as defined in Code Section 860F(a)(4)(A). Any qualified liquidation will effect early retirement of the Securities of that Series, but the right to purchase may be exercised only after the aggregate principal balance of the Assets for such Series at the time of purchase is less than a specified percentage, not exceeding 10%, of the aggregate principal balance as of the Cut-off Date for the Series, or after the date set forth in the applicable prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Security Balance of a specified Class or Classes of Securities by a specified percentage, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such Class or Classes or purchase such Class or Classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner described therein. Such price will at least equal the outstanding Security Balances and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates specified in the applicable prospectus supplement). Any sale of the Assets of the Trust Fund will be without recourse to the Trust Fund or the Securityholders. Any such purchase or solicitation of bids may be made only when the aggregate Security Balance of such Class or Classes declines to a percentage of the Initial Security Balance of such Securities (not to exceed 10%) specified in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner described therein.

Optional Purchases

Subject to the provisions of the applicable Agreement, the Depositor, the Servicer or such other party specified in the related prospectus supplement may, at such party’s option, repurchase (i) any Asset which is in default or as to which default is reasonably foreseeable if, in the Depositor’s, the Servicer’s or such other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted and (ii) any Asset as to which the origination of such Asset breached a representation or warranty made with respect of such Mortgage Loan to the Depositor, the Servicer or such other party at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions described in the applicable prospectus supplement.

Put Agreements

If specified in the related prospectus supplement, holders of Securities may have the right, upon the occurrence of certain events, to tender their Securities to a third party for a purchase price equal to par plus accrued interest or another amount as described in the related prospectus supplement. A put obligation may be secured or unsecured and will be provided by a bank or other financial institution or an insurance company pursuant to an agreement with the related Issuer or the Trustee for the benefit of the related Securityholders. Put obligations may be triggered by remarketing events such as an adjustment to the interest rate for the related Class of Securities, or to other events with respect to the related Class of Securities. The terms and conditions of each put agreement, including the purchase price, timing, payment procedure and any limitations on the availability of payments, will be described in the related prospectus supplement.

Definitive Form

If so specified in the related prospectus supplement, Securities of a Series may be issued in fully registered certificated form (such Securities, “Definitive Securities”). Distributions of principal of, and interest on, Definitive Securities will be made directly to holders of Definitive Securities in accordance with the procedures set forth in the Agreement. The Definitive Securities of a Series offered hereby and by means of the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Securities, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

In the event that an election is made to treat the Trust Fund (or one or more pools of segregated assets therein) as a REMIC, the Residual Securities thereof will be issued as Definitive Securities. No legal or beneficial interest in all or a portion of any Residual Security may be transferred without the receipt by the transferor and the Trustee of an affidavit described under “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities.”

Book-Entry Registration and Form

If so specified in the related prospectus supplement, one or more Classes of Securities of a Series will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, no service charge will be made for any such registration or transfer of such Securities, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

If so specified in the related prospectus supplement, Book-Entry Securities may be initially represented by one or more Securities registered in the name of DTC and be available only in the form of book-entries. If specified in the related prospectus supplement, holders of Securities may hold beneficial interests in Book-Entry Securities through DTC (in the United States) or Clearstream or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of Securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code (“UCC”) and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (“Exchange Act”). DTC was created to hold securities for its participating members (“Participants”) and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any Class or Series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and Participants are on file with the SEC.

Beneficial owners (“Security Owners”) that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. Participants who are Security Owners of Book-Entry Securities will receive a credit for such Securities on DTC’s records. The ownership interest of such holder will in turn be recorded on respective records of the Participants and Indirect Participants. Such holders will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Securityholders entered into the transaction. Unless and until Definitive Securities are issued as described below, it is anticipated that the only “holder” of Book-Entry Securities of any Series will be Cede & Co. (“Cede” ), as nominee of DTC. Security Owners will only permitted to exercise the rights of holders indirectly through Participants and DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

DTC has advised the Servicer and the Depositors that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more Participants to whose DTC accounts the Securities are credited. DTC has advised the Servicer and the Depositors that DTC will take such action with respect to any Percentage Interests of the Book-Entry Securities of a Series only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Book-Entry Securities. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Clearstream, Luxembourg was incorporated in 1970 as “Cedel S.A.,” a company with limited liability under Luxembourg law, or a société anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International's shareholders include U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream.” Effective January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme,” and Cedel Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., as the Operator of the Euroclear System (EOB/EOC) to facilitate settlement of trades between Clearstream, Luxembourg and EOB/EOC.

The Euroclear System (“Euroclear”) was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific Securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments and distributions with respect to Book-Entry Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by Citibank, N.A. or JPMorgan Chase Bank, the relevant depositary of Clearstream and Euroclear (the “Depositaries” ), respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences”. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect such actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Book-Entry Securities of a Series will be converted to Definitive Securities and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only under the circumstances provided in the related Pooling and Servicing Agreement, which generally will include, except if otherwise provided therein, if (i) DTC or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities of such Series and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Termination Event, a majority of the aggregate Percentage Interest of any Class of Securities of such Series advises DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical Securities being issued to Security Owners is no longer in the best interests of Security Owners of such Class of Securities. Upon issuance of Definitive Securities of a Series to Security Owners, such Book-Entry Securities will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

DESCRIPTION OF THE AGREEMENTS

Agreements Applicable to a Series

REMIC Securities, Grantor Trust Securities

Securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as REMIC Securities or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a “Pooling and Servicing Agreement”) among the Depositor, the Trustee and the sole Servicer or Master Servicer, as applicable. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the event there are multiple Servicers of the Assets of such Trust Fund, each Servicer will perform its servicing functions pursuant to a servicing agreement (each, an “Underlying Servicing Agreement”).

Securities That Are Partnership Interests for Tax Purposes and Notes

Partnership Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.

A Series of Notes issued by a Trust Fund will be issued pursuant to an indenture (the “Indenture”) between the related Trust Fund and the Indenture Trustee named in the related prospectus supplement. The Trust Fund will be established pursuant to a trust agreement (each, a “Trust Agreement”) between the Depositor and an owner trustee specified in the prospectus supplement relating to such Series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a servicing agreement (each, an “Servicing Agreement”) between the related Trust Fund as issuer of the Notes (also referred to herein as the “Issuer”), the Servicer and the Indenture Trustee. The Pooling and Servicing Agreements, the Servicing Agreements, the Underlying Servicing Agreements and the Indenture are referred to each as an “Agreement.”

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement and Underlying Servicing Agreement. The prospectus supplement for a Series of Securities will describe any provision of the applicable Agreement relating to such Series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement for each Trust Fund and the description of such provisions in the related prospectus supplement. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any Series, the term “Security” refers to all of the Securities of that Series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any Series of Securities without charge upon written request of a Securityholder of such Series addressed to Wachovia Mortgage Loan Trust, LLC, 301 S. College Street, NC 5578-Suite G, Charlotte, NC 28288-5578, Attention: Associate.

The servicers (the “Servicers”), any master servicer (the “Master Servicer”) and the trustee (the “Trustee”) or indenture trustee (the “Indenture Trustee”), as applicable, with respect to any Series of Securities will be named in the related prospectus supplement. In the event there are multiple Servicers for the Assets in a Trust Fund, a Master Servicer will perform certain administration, calculation and reporting functions with respect to such Trust Fund and, if specified in the related prospectus supplement, will supervise the related Servicers pursuant to a Pooling and Servicing Agreement. With respect to Series involving a Master Servicer, references in this prospectus to the Servicer will apply to the Master Servicer where non-servicing obligations are described. If so specified in the related prospectus supplement, a manager or administrator may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund to administer such Trust Fund or certain administrative functions which would otherwise be performed by the Servicer or the Master Servicer may be performed by the Trustee.

Assignment of Assets; Repurchases

At the time of issuance of any Series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such Series. Each Asset will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include detailed information to the extent available and relevant (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the city and state of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each Contract included in the related Trust Fund, including without limitation the outstanding principal amount and the Contract Rate.

With respect to each Mortgage Loan, except as otherwise specified in the related prospectus supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will generally include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller or other entity specified in the related prospectus supplement will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The applicable Agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, unless (i) with respect to a particular state, the Trustee has received an opinion of counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) recordation in a state is not required by the Rating Agencies rating the Series in order to obtain the initial ratings on the Securities described in the related prospectus supplement.

Notwithstanding the preceding paragraph, with respect to any Mortgage Loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer and the applicable Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the relevant Asset Seller or other entity specified in the related prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related prospectus supplement, the Asset Seller or other entity specified in the related prospectus supplement will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for such Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are payable to the Servicer or such other price as specified in the related prospectus supplement (the “Purchase Price”) or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

Notwithstanding the preceding two paragraphs, the documents with respect to First Lien Mortgage Loans, Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will be delivered to the Trustee (or a custodian) only to the extent specified in the related prospectus supplement. Generally such documents will be retained by the Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will be recorded only to the extent specified in the related prospectus supplement.

With respect to each Contract, the Servicer (which may also be the Asset Seller) generally will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be authorized by the related Asset Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. The Contracts will be stamped or otherwise marked to reflect their assignment from the Company to the Trust Fund only to the extent specified in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See “Certain Legal Aspects of the Contracts.”

While the Contract documents will not be reviewed by the Trustee or the Servicer, if the Servicer finds that any such document is missing or defective in any material respect, the Servicer will be required to immediately notify the Depositor and the relevant Asset Seller or other entity specified in the related prospectus supplement. If the Asset Seller or such other entity cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or such other entity will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller or such other entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Contract if the Asset Seller or such other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

Representations and Warranties; Repurchases

To the extent provided in the related prospectus supplement the Depositor will, with respect to each Asset, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties including the Depositor, the “Warranting Party”) covering, by way of example, the following types of matters:

•	the accuracy of the information set forth for such Asset on the schedule of Assets appearing as an exhibit to the applicable Agreement;
•

in the case of a Mortgage Loan, the existence of title insurance insuring the lien priority of the Mortgage Loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home;

•	the authority of the Warranting Party to sell the Asset;
•	the payment status of the Asset;
•

in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

•	the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home.

Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related prospectus supplement.

Representations and warranties made in respect of an Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Securities evidencing an interest in such Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

Each Agreement will provide that the Servicer and/or Trustee or such other entity identified in the related prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of such Asset or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a Series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Securities, to cause the removal of such Asset from the Trust Fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the related prospectus supplement. If so provided in the prospectus supplement for a Series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by a Warranting Party.

Neither the Depositor (except to the extent that it is the Warranting Party) nor the Servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to the Assets.

A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the applicable Agreement. A breach of any such representation of the Servicer which materially and adversely affects the interests of the Securityholders and which continues unremedied for the number of days specified in the applicable Agreement after the giving of written notice of such breach to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights or such other percentage specified in the related prospectus supplement, will constitute an Event of Default under such Agreement. See “—Events of Default under the Agreements” and “—Rights Upon Event of Default under the Agreements.”

Collection Account and Related Accounts

General. The Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any Class of Securities of such Series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the applicable Agreement (“Permitted Investments”). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise specified in the applicable prospectus supplement, any interest or other income earned on funds in the Collection Account will be paid to the Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies, a Collection Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced or master serviced by it on behalf of others.

Deposits. A Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, or such other period provided in the applicable Agreement, the following payments and collections received, or advances made, by the Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

•	all payments on account of principal, including principal prepayments, on the Assets;
•

all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation and net of any Retained Interest;

•	Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of Securityholders;
•	any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Securities as described under “Description of Credit Support”
•	any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies”
•	any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements”
•

all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted Mortgage Loan purchased as described under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination”

•

any amounts paid by a Servicer to cover certain interest shortfalls arising out of the prepayment of Assets in the Trust Fund as described under “Description of the Agreements—Retained Interest; Servicing Compensation and Payment of Expenses”

•

to the extent that any such item does not constitute additional servicing compensation to a Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

•	all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies”
•

any amount required to be deposited by a Servicer or the Trustee in connection with losses realized on investments for the benefit of the Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

•	any other amounts required to be deposited in the Collection Account as provided in the applicable Agreement and described in the related prospectus supplement.

Withdrawals. A Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

•	to make distributions to the Securityholders on each Distribution Date;
•

to reimburse a Servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” such reimbursement to be made out of amounts received which were identified and applied by the Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Assets;

•

to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Assets and properties;

•

to reimburse a Servicer for any advances described above and any servicing expenses described above which, in the Servicer’s good faith judgment, will not be recoverable from the amounts described in such clauses, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the applicable Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more Classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding Class of Securities, of the related Series;

•

if and to the extent described in the related prospectus supplement, to pay a Servicer interest accrued on the advances described above and the servicing expenses described above while such advances and servicing expenses remain outstanding and unreimbursed;

•

to reimburse a Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor”

•	if and to the extent described in the related prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee’s fees;
•

to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee”

•	to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;
•	to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Servicer as recoveries of Retained Interest;
•

to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

•

if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the applicable prospectus supplement, respectively;

•

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

•	to pay for the cost of various opinions of counsel obtained pursuant to the applicable Agreement for the benefit of Securityholders;
•

to pay for the costs of recording the applicable Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the applicable Agreement;

•

to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

•	to make any other withdrawals permitted by the applicable Agreement; and

•	to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related prospectus supplement, the applicable Agreement for any Series of Securities may provide for the establishment and maintenance of a separate collection account into which the Servicer will deposit on a daily basis the amounts described under “—Deposits” above for one or more Series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Collection Account as described under

“—Withdrawals” above, may also be withdrawn from any such collection account. The prospectus supplement will describe any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

Collection and Other Servicing Procedures. The Servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the Assets and held for its own account, provided such procedures are consistent with (i) the terms of the applicable Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under “Description of Credit Support,” (ii) applicable law and (iii) the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”). In connection therewith, the Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each Servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any related prospectus supplement, and filing and settling claims thereunder; maintaining, to the extent required by the applicable Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Assets. The Servicer or such other entity specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of Credit Support. See “Description of Credit Support.”

The Servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (ii) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due thereon. The Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if, unless otherwise provided in the related prospectus supplement, (i) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. The Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Asset.

In the case of Multifamily Mortgage Loans, a mortgagor’s failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a Multifamily Mortgage Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the applicable Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Mortgage Loan, the Multifamily Property, the mortgagor, the presence of an acceptable party to assume the Multifamily Mortgage Loan and the laws of the jurisdiction in which the Multifamily Property is located.

Realization Upon Defaulted Assets

Generally, the Servicer is required to monitor any Assets which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Asset and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Servicer is able to assess the success of such corrective action or the need for additional initiatives.

Any Agreement relating to a Trust Fund that includes Mortgage Loans or Contracts may grant to the Servicer and/or the holder or holders of certain Classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under “—Representations and Warranties; Repurchases.”

If so specified in the related prospectus supplement, the Servicer may offer to sell any defaulted Mortgage Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The applicable Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan or Contract. In the absence of any bid determined in accordance with the applicable Agreement to be fair, the Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described under

“—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan or Contract has occurred or, in the Servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the close of the third calendar year after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the applicable Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See “Certain Legal Aspects of Mortgage Loans—Foreclosure.”

If recovery on a defaulted Asset under any related instrument of Credit Support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued thereon at the applicable interest rate, plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the applicable Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

If any property securing a defaulted Asset is damaged, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Asset after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

As servicer of the Assets, a Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Assets.

If a Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Assets, the Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Asset, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See “—Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans. Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or such other amount specified in the related prospectus supplement. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The applicable Agreement may provide that the Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Servicer’s maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

Any cost incurred by the Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Securityholders. Such costs may be recovered by the Servicer from the Collection Account, with interest thereon, as provided by the applicable Agreement.

Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer by mortgagors.

Contracts

Generally, the terms of the applicable Agreement for a Trust Fund comprised of Contracts will require the Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home’s location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the obligor’s obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor’s interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The applicable Agreement will allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in such Agreement are met.

Due-on-Sale Provisions

The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the Servicer for entering into an assumption agreement will be retained by or on behalf of the Servicer as additional servicing compensation. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.” The Contracts may also contain such clauses. The Servicer will generally permit such transfer so long as the transferee satisfies the Servicer’s then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See “Certain Legal Aspects of the Contracts—Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses.”

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a Series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the applicable Agreement. A “Retained Interest” in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

The Servicer’s primary servicing compensation with respect to a Series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or such other amount specified in the related prospectus supplement. Since any Retained Interest and a Servicer’s primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement with respect to a Series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans or Contracts may provide that, as additional compensation, the Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Servicer pursuant to the applicable Agreement.

The Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

If and to the extent provided in the related prospectus supplement, the Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Assets in the related Trust Fund during such period prior to their respective due dates therein.

Evidence as to Compliance

Each Agreement relating to Assets which include Mortgage Loans or Contracts will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such other program used by the Servicer, the servicing by or on behalf of the Servicer of mortgage loans under agreements substantially similar to each other (including the applicable Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report.

Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the applicable Agreement throughout the preceding calendar year or other specified twelve-month period.

Copies of such annual accountants’ statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Servicer or other entity specified in the related prospectus supplement at the address set forth in the related prospectus supplement.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The Servicers and Master Servicer, if any, under each Agreement will be named in the related prospectus supplement. The entities serving as Servicer or Master Servicer may be affiliates of the Depositor and may have other normal business relationships with the Depositor or the Depositor’s affiliates. Reference herein to the Servicer shall be deemed to be to the Master Servicer, if applicable.

The applicable Agreement will provide that the Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under such Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of such Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer’s obligations and duties under the applicable Agreement.

Each Agreement will further provide that neither any Servicer, the Depositor nor any director, officer, employee, or agent of a Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the applicable Agreement; provided, however, that neither a Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Servicer, the Depositor and any director, officer, employee or agent of a Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense

•

specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans or Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

•	incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;
•	incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;
•	incurred in connection with any violation of any state or federal securities law; or
•	imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the applicable Agreement.

In addition, each Agreement will provide that neither any Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the applicable Agreement and which in its opinion may involve it in any expense or liability. Any such Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer or the Depositor, will be the successor of the Servicer or the Depositor, as the case may be, under the applicable Agreement.

Special Servicers

If and to the extent specified in the related prospectus supplement, a special servicer (a “Special Servicer”) may be a party to the applicable Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Servicer, such as the workout and/or foreclosure of defaulted Mortgage Loans. The rights and obligations of any Special Servicer will be specified in the related Agreement The Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Agreement.

Events of Default under the Agreements

Events of default under the applicable Agreement will generally include:

•

any failure by the Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee for distribution to Securityholders, any required payment that continues after a grace period, if any;

•

any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the applicable Agreement which continues unremedied for 30 days after written notice of such failure has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by Securityholders evidencing not less than 25% of the Voting Rights;

•

any breach of a representation or warranty made by the Servicer under the applicable Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for 30 days after written notice of such breach has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

•

certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. The Trustee will, not later than the later of 60 days or such other period specified in the related prospectus supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

The manner of determining the “Voting Rights” of a Security or Class or Classes of Securities will be specified in the related prospectus supplement.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the Servicer under the applicable Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the applicable Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the related prospectus supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related prospectus supplement) to act as successor to the Servicer under the applicable Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the applicable Agreement.

The holders of Securities representing at least 66 2/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights allocated to the respective Classes of Securities affected by any event of default will be entitled to waive such event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in the first bullet point above under “—Events of Default under the Agreements” may be waived only by all of the Securityholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other number of days specified in the related prospectus supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the applicable Agreement,

•	to cure any ambiguity or mistake,
•	to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related prospectus supplement,
•

to make any other provisions with respect to matters or questions arising under the applicable Agreement which are not materially inconsistent with the provisions thereof, provided that, such amendment pursuant to this clause will not adversely affect in any material respect the interests of any Securityholders covered by the applicable Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities; or

•	to comply with any requirements imposed by the Code.

Each Agreement may also be amended by the Depositor, the Servicer, if any, and the Trustee, with the consent of the Securityholders affected thereby evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, for any purpose; provided, however, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets which are required to be distributed on any Security without the consent of the Securityholder or (ii) reduce the consent percentages described in this paragraph without the consent of all the Securityholders covered by such Agreement then outstanding. However, with respect to any Series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the applicable Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

The Trustee

The Trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates. If so specified in the related prospectus supplement with respect to certain Series of Securities, a certificate administrator will perform certain duties and functions normally performed by the Trustee. Any certificate administrator will be a party to the applicable Agreement and will be named in the applicable prospectus supplement. Any certificate administrator will have obligations and rights similar to the Trustee as described in this prospectus. The commercial bank, national banking association, banking corporation or trust company serving as certificate administrator may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the applicable Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the applicable Agreement.

Certain Matters Regarding the Trustee

The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee’s

•	enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default,
•	defending or prosecuting any legal action in respect of the applicable Agreement or Series of Securities,
•

being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

•

acting or refraining from acting in good faith at the direction of the holders of the related Series of Securities entitled to not less than 25% (or such other percentage as is specified in the applicable Agreement with respect to any particular matter) of the Voting Rights for such Series.

Any such indemnification of the Trustee discussed above will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the applicable Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible to continue as such under the applicable Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any Class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Securityholders of any Series entitled to at least 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each Indenture. The prospectus supplement for a Series of Notes will describe any provision of the Indenture relating to such Series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture for a Series of Notes. A form of an Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Depositor will provide a copy of the Indenture (without exhibits) relating to any Series of Notes without charge upon written request of a Securityholder of such Series addressed to Wachovia Mortgage Loan Trust, LLC, [address], Attention: ________.

Events of Default

Events of default under the Indenture for each Series of Notes will generally include:

•	a default for five (5) days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any Note of such Series;
•

there occurs a default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate delivered pursuant to or in connection with the Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made that has a material adverse effect on the noteholders or the issuer of a financial guaranty insurance policy relating to such Series, and the default shall continue or not be cured, or the circumstance or condition in respect of which the representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days (or such other number of days specified in such prospectus supplement) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of at least 25% of the outstanding Note Balance of the Notes or the issuer of a financial guaranty insurance policy relating to such Series , a written notice specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the Indenture;

•

there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the trust fund in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, servicer, trustee, sequestrator or similar official of the Issuer or for any substantial part of the trust fund, or ordering the winding-up or liquidation of the Issuer’s affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•

there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, servicer, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the trust fund, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as those debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

If an event of default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related prospectus supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such Series.

If, following an event of default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an event of default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Securityholders of 100% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Securityholders of 66 2/3% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the Notes of such Series.

In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of such an event of default.

To the extent provided in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Securityholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of such Series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, and the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Securityholders of the outstanding Notes of such Series affected thereby.

Discharge of Indenture

The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The Indenture Trustee for each Series of Notes will be required to mail each year to all related Securityholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

The Indenture Trustee

The Indenture Trustee for a Series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such Series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable Series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor trustee for such Series.

The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates, a Servicer or any of its affiliates or the Master Servicer or any of its affiliates.

DESCRIPTION OF CREDIT SUPPORT

General

For any Series of Securities, Credit Support may be provided with respect to one or more Classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more Classes of Securities, letters of credit, insurance policies, guarantees, purchase obligations, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

The coverage provided by any Credit Support will be described in the related prospectus supplement. Generally, such coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Securities (each, a “Covered Trust”), Securityholders evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

If Credit Support is provided with respect to one or more Classes of Securities of a Series, or the related Assets, the related prospectus supplement will include a description of:

•	the nature and amount of coverage under such Credit Support,
•	any conditions to payment thereunder not otherwise described herein,
•	the conditions, if any, under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and
•	the material provisions relating to such Credit Support.

Additionally, the related prospectus supplement will describe certain information with respect to the obligor under any instrument of Credit Support, including:

•	a brief description of its principal business activities,
•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,
•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and
•	its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

See “Risk Factors—Risks Associated with the Securities—Credit Enhancement is Limited in Amount and Coverage.”

Subordinate Securities

If so specified in the related prospectus supplement, one or more Classes of Securities of a Series may be Subordinate Securities. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related prospectus supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will describe the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

If the Assets for a Series are divided into separate groups, each supporting a separate Class or Classes of Securities of a Series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of

Mortgage Loans prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans within the Trust Fund. The prospectus supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Limited Guarantee

If so specified in the related prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

Financial Guaranty Insurance Policy or Surety Bond

If so specified in the related prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

Letter of Credit

Alternative credit support with respect to a Series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Securities will be described in the prospectus supplement relating to such Series.

Pool Insurance Policies

If so specified in the related prospectus supplement relating to a Series of Securities, a pool insurance policy for the Mortgage Loans in the related Trust Fund will be obtained. The pool insurance policy will cover any loss, subject to the limitations described in the related prospectus supplement, by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be described in the prospectus supplement.

Special Hazard Insurance Policies

If so specified in the related prospectus supplement, a special hazard insurance policy may also be obtained for the related Trust Fund in the amount described in such prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the related prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be described in the prospectus supplement.

Mortgagor Bankruptcy Bond

If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Securities will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the Securities of a Series by the Rating Agency or Rating Agencies that rate such Series. Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Securities of the related Series, which amount will be described in the related prospectus supplement. The amount and principal terms of any such coverage will be described in the prospectus supplement.

Reserve Funds

If so provided in the prospectus supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain Classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such prospectus supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the Securities.

Moneys deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Servicer or another service provider as additional compensation. To the extent specified in the related prospectus supplement, the reserve fund, if any, for a Series will not be a part of the Trust Fund.

Additional information concerning any reserve fund will be described in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more Classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Securities. This acceleration feature creates, with respect to the Assets or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Assets, or a group thereof, over the principal balance of the related Class or Classes of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Purchase Obligation

If specified in the related prospectus supplement, Mortgage Loans, Contracts, or other Assets may be subject to purchase obligations of a third party. The purchase obligation may be a secured or unsecured obligation of a bank or other financial institution or an insurance company. The terms and conditions of each purchase obligation, including the purchase price, timing, payment procedure and any limitations on the availability of payments, will be described in the related prospectus supplement. A purchase obligation will be payable solely to the Trustee for the benefit of the related Securityholders, or if stated in the related prospectus supplement, to some other person.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See “Description of the Trust Funds—Assets.”

General

All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, “mortgagor” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the mortgagor assigns to the lender the mortgagor’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor, the Asset Seller or other entity specified in the related prospectus supplement will make certain representations and warranties in the applicable Agreement or certain representations and warranties will be assigned to the Trustee with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be described in the prospectus supplement.

Cooperative Loans

If specified in the prospectus supplement relating to a Series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans (“Cooperative Loans”) secured by security interests in shares issued by a cooperative housing corporation (a “Cooperative”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “Foreclosure—Cooperative Loans” below.

Land Sale Contracts

Under an installment land sale contract for the sale of real estate (a “Land Sale Contract”) the contract seller (hereinafter referred to as the “Contract Lender”) retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the “Contract Borrower”) for the payment of the purchase price, plus interest, over the term of the Land Sale Contract. Only after full performance by the borrower of the contract is the Contract Lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Land Sale Contract, the Contract Borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the Contract Lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Land Sale Contracts generally provide that upon default by the Contract Borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The Contract Lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the Contract Borrower has filed the Land Sale Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of Contract Borrower default during the early years of a Land Sale Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Land Sale Contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a Contract Borrower with significant investment in the property under a Land Sale Contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the Contract Lender’s procedures for obtaining possession and clear title under a Land Sale Contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor’s default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year the Trust Fund acquired the property. With respect to a Series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the applicable Agreement will permit foreclosed property to be held for more than such period of time if the IRS grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See “—Foreclosure” herein.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and interest or principal payments may not be made during the course of the bankruptcy case. Foreclosure can occur only if the bankruptcy court grants relief from the stay and the court is not required to grant such relief. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

Under the Bankruptcy Code, the lender’s security interest in property may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower’s unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court’s approval, a debtor may have the power to grant liens senior to the lien of a mortgage.

A debtor may be allowed to cure a default with respect to a mortgage loan on such debtor’s residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition under the Bankruptcy Code.

State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust are being considered by Congress, and more such proposed legislation may be considered in the future. If enacted into law, such legislation could have an adverse impact on the rights of mortgagees in bankruptcy cases.

The Bankruptcy Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens (“Superliens”). In the latter states, the security interest of the Trustee in a property that is subject to such Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action (“Cleanup Costs”) if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence such decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, Congress enacted, and on September 30, 1996 the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption. This legislation more clearly defines the kinds of activities that would constitute “participation in management” and that therefore would trigger liability for secured parties under CERCLA. It also identified certain activities that ordinarily would not trigger liability, provided, however, that such activities did not otherwise rise to the level of “participation in management.” The Asset Conservation Act specifically reverses the Fleet Factors “capacity to influence” standard. The Asset Conservation Act also provides additional protection against liability in the event of foreclosure. It is important to note, however, that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any Servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property.

Due-on-Sale Clauses

Unless the related prospectus supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision (“OTS”), which preempt state law restrictions on the enforcement of such clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

Prepayment Charges

Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of single family loans, cooperative loans or manufactured housing contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans and manufactured housing contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans or manufactured housing contracts having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS’s action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement.

Legal restrictions, if any, on prepayment of Multifamily Mortgage Loans will be described in the related prospectus supplement.

Subordinate Financing

Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state’s usury law would not apply to such mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Homeownership Act and Similar State Laws

Some Mortgage Loans and Contracts may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act"), if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels (such Mortgage Loans or Contracts, "Homeownership Act Loans"). The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any Homeownership Act Loan, including any Trust Fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the Trust Fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans or contracts that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan or contract, including the related Trust Fund, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan or contract for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Lawsuits have been brought in various states making claims against assignees of Homeownership Act Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Homeowners Protection Act of 1998

The Homeowners Protection Act of 1998 (“HOPA”) provides for certain disclosure and termination requirements for primary mortgage insurance (“PMI”). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney’s fees.

Texas Home Equity Loans

Generally, any ‘‘cash-out’’ refinance or other non-purchase money transaction (except for rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident’s principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the “Texas Home Equity Laws”). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act and Similar Laws

Generally, under the terms of the Servicemembers Civil Relief Act, formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates or Notes of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged

Property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services.

Forfeitures in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (ii) the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there can be no assurance that such a defense will be successful.

CERTAIN LEGAL ASPECTS OF THE CONTRACTS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

General

As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

The Contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee’s ownership of the Contracts. The Contracts will be stamped or marked otherwise to reflect their assignment from the Company to the Trustee only if provided in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee’s interest in Contracts could be defeated.

Security Interests in the Manufactured Homes

The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Depositor. With respect to a Series of Securities and if so described in the related prospectus supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Securityholders. The Depositor or the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee only if specified in the related prospectus supplement. Accordingly, the Asset Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Servicer’s rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee’s security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the applicable

Agreement, the Servicer is obligated to take such steps, at the Servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the applicable Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

The Servicer on behalf of the Trustee, to the extent required by the applicable Agreement, may take action to enforce the Trustee’s security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers Civil Relief Act and Similar Laws

The terms of the Relief Act apply to an obligor on a Contract as described for a mortgagor on a Mortgage Loan under “Certain Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act and Similar Laws.”

Consumer Protection Laws

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses

The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. Generally, it is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a “due-on-sale” clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP or Dechert LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP or Dechert LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Consequences”, if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence is the only opinion being rendered with respect to tax matters affecting the Securities offered hereunder by Orrick, Herrington & Sutcliffe LLP or Dechert LLP. The opinion stated above and the opinions specifically identified as such in the following discussion are the only opinions that Orrick, Herrington & Sutcliffe LLP or Dechert LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the securities offered under this prospectus and prospectus supplement. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.

The following discussion addresses securities of four general types:

•

securities (“REMIC Securities”) representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a REMIC under Sections 860A through 860G (the “REMIC Provisions”) of the Code,

•	securities (“Grantor Trust Securities”) representing interests in a Trust Fund (“Grantor Trust Fund”) as to which no such election will be made,
•	securities (“Partnership Securities”) representing interests in a Trust Fund (“Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes, and
•	securities (“Debt Securities”) representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, (i) references to a “Securityholder” or a “holder” are to the beneficial owner of a Security, (ii) references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made and (iii) unless indicated otherwise in the applicable prospectus supplement, references to “Mortgage Loans” include Contracts. Except as described in the applicable prospectus supplement, no REMIC election will be made with respect to Unsecured Home Improvement Loans.

        The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the “REMIC Regulations”). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an imcome tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalities that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”). Any entity other than a REMIC will be considered a Taxable Mortgage Pool if:

•	substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of “real estate mortgages,”
•	such entity is the obligor under debt obligations with two or more maturities, and
•	under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

Classification of REMICs

With respect to each Series of REMIC Securities, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in that REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or (iii) represents an increase in the principal amount under the original terms of an obligation described in clause (i) or (ii) if such increase (A) is attributable to an advance made to the obligor pursuant to the original terms of the obligation, (B) occurs after the Startup Date, and (C) is purchased by the REMIC Pool pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in Tiered REMICs. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a “defective obligation” within a two-year period thereafter. A “defective obligation” includes:

•	a mortgage in default or as to which default is reasonably foreseeable,
•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
•	a mortgage that was fraudulently procured by the mortgagor, and
•

a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is “defective” as described in this clause that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Amendments made to the REMIC Provisions by the American Jobs Creation Act of 2004, or the Jobs Act, allow, effective January 1, 2005, REMICs to hold reverse mortgage loans, Home Equity Loans and sufficient assets to fund draws on qualified mortgages. Under the legislative history to the Jobs Act, a "reverse mortgage loan" is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgage loans or Home Equity Loans are contributed to a REMIC Pool, the accompanying tax consequences will be described separately in the prospectus supplement offering interests in that REMIC pool.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies, or to provide a source of funds for the purchase of qualified mortgages described in clause (ii) or (iii) of the second preceding paragraph. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent the amount held in the reserve fund is no longer reasonably required for the purposes specified above, and the aggregate fair market value of the assets held in the reserve fund may not exceed 50 percent of the aggregate fair market value of all of the assets of the REMIC Pool on the Startup Day. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held beyond the close of the third calendar year beginning after the taxable year of acquisition unless an extension is granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more Classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Further, an interest in a REMIC Pool will not fail to qualify as a regular interest solely because the specified principal amount of the regular interest (or the amount of interest accrued on the regular interest) can be reduced as a result of the nonoccurrence of one or more contingent payments with respect to any reverse mortgage loan held by the REMIC Pool if, on the Startup Day, the sponsor reasonably believes that all principal and interest due under the regular interest will be paid at or prior to the liquidation of the REMIC Pool. Accordingly, the Regular Securities of a Series will constitute one or more Classes of regular interests, and the Residual Securities with respect to that Series will constitute a single Class of residual interests with respect to each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund’s income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

In general, the REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of such assets constituting “loans . . . secured by an interest in real property which is . . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the “Buydown Funds”). Interest (including original issue discount) on the Regular Securities and income allocated to the Class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC Pool’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For certain Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Upon the issuance of any such Series of REMIC Securities, Orrick, Herrington & Sutcliffe LLP or Dechert LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

General

In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

Original Issue Discount

Accrual Securities will be, and other Classes of Regular Securities may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any Class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on OID Regulations and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a “Non-Pro Rata Security”)) will be treated as a single installment obligation for purposes of determining the original issue discount includable in a Regular Securityholder’s income. The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be described in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method.”

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

The IRS issued proposed regulations on August 24, 2004, concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular interests providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payments accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Acquisition Premium

A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Securities

Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater that 0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount,” with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includable in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Seller intends to treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed-rate Mortgage Loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includable in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference

Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includable in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above.

Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has “contingent interest” at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Amortizable Premium

A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations have been issued with respect to amortizable bond premiums which do not by their terms apply to prepayable debt instruments such as the Regular Securities. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deduction. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security’s principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder’s acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a Class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Treatment of Losses

Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectable. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectable, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Regular Securityholders that recognize a loss on a sale or exchange of a Regular Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Taxation of Owners of Residual Securities

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includable as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any Class of the related Series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includable in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return.

A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts:

•	it may not be offset by current or net operating loss deductions;
•	it will be considered unrelated business taxable income to tax-exempt entities; and
•	it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Securityholder.

See “—Limitations on Offset or Exemption of REMIC Income” below.

In addition, a Residual Holder’s taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under “—Taxation of REMIC Income,” the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. The timing of such income is uncertain under current law. The IRS has issued proposed regulations that, if adopted as final regulations, would require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC Residual Certificate over its expected life. The proposed regulations also would provide two more specific methods that would be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC Residual Certificate is transferred to the taxpayer. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of Mortgage Loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Taxation of Owners of Regular Securities—Amortizable Premium.”

Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Securities” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and

(ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under “—Foreign Investors”) is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as described above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended on July 19, 2002, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under “—Disqualified Organizations.”

In addition to the three conditions described above for the transferor or a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied: Either

(a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(1)    the present value of any consideration given to the transferee to acquire the interest;

(2)	the present value of the expected future distributions on the interest; and

(3)    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b) (1) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (2) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer; and (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Unless otherwise indicated in the accompanying prospectus supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Securities meet the fourth condition above, and thus meet the safe harbor. Persons considering the purchase of the Residual Securities should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Securities.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term “U.S. Person” means a citizens or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder’s Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

The Residual Holder that recognizes a loss on a sale or exchange of a Residual Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark to Market Regulations

The IRS has issued final regulations (the “Mark to Market Regulations”) under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includable in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

•

the disposition of a qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation,

•	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,
•	the receipt of compensation for services, or
•	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first and fourth bullet points above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

•	during the three months following the Startup Day,
•	made to a qualified reserve fund by a Residual Holder,
•	in the nature of a guarantee,
•	made to facilitate a qualified liquidation or clean-up call, and
•	as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the close of the third calendar year beginning after the year in which the REMIC Pool acquires such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool’s tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in such proceedings in appropriate circumstances.

The IRS has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder o f a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. Unless indicated otherwise in the applicable prospectus supplement, all such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder’s income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such Non-U.S. Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (iii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term “Non-U.S. Person” means any person who is not a U.S. Person.

The IRS has issued final regulations (the “Withholding Regulations”) which provide alternative methods of satisfying the beneficial ownership certification requirement described above effective January 1, 2001. The Withholding Regulations provide for a new series of withholding certificates that must be used for all payments after December 31, 2000. The Withholding Regulations require, in the case of Regular Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the Withholding Regulations.

Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Securities” above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

Backup Withholding

Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (increasing to 31% after 2010) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Holder’s federal income tax liability. The Withholding Regulations change certain of the rules relating to certain presumptions relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence). Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses (see “—Taxes That May Be Imposed on the REMIC Pool—Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Characterization of Investments in REMIC Securities.”

Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool’s income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool’s return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool’s return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trust Funds

Classification of Grantor Trust Funds

With respect to each Series of Grantor Trust Securities, assuming compliance with all provisions of the applicable Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

Standard Securities

General

Where there is no Retained Interest or “excess” servicing with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as “Stripped Securities,” the holder of each such Security in such Series (referred to herein as “Standard Securities”) will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder’s method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Securities” and “—Recharacterization of Servicing Fees,” respectively.

Holders of Standard Securities, particularly any Class of a Series which is a Subordinate Security, may incur losses of interest or principal with respect to the Mortgage Loans. Such losses would be deductible generally only as described above under “—REMICs—Taxation of Owners of Regular Securities—Treatment of Losses,” except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

Tax Status

With respect to a Series, Orrick, Herrington & Sutcliffe LLP or Dechert LLP has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans:

•

A Standard Security owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

•

A Standard Security owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and

•	interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).
•

A Standard Security owned by a REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in the first two bullet pointed paragraphs above or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder’s investment for federal income tax purposes.

Premium and Discount

Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under “—REMICs—Taxation of Owners of Residual Securities—Premium.” The rules allowing for the amortization of premium are available with respect to Mortgage Loans originated after September 27, 1985.

Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder’s interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser” rates on the Mortgage Loans. See “—Stripped Securities” below regarding original issue discount on Stripped Securities.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. The accrual of original issue discount will be determined as described above for REMIC regular interests. See “—REMICs—Taxation of Owners of Regular Securities—Original Issue Discount.” However, Code Section 1272 provides for a reduction in the amount of original issue discount includable in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includable by such holder.

Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under “—REMICs—Taxation of Owners of Regular Securities—Market Discount,” except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard

Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the Mortgage Loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Securities,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second Class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple Classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple Classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Securities” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Securities

Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder’s cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.

A Securityholder that recognized a loss on a sale or exchange of a Standard Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Securities

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as “Stripped Securities.” The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see “—Standard Securities—Recharacterization of Servicing Fees” above), and (iii) a Class of Securities are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

In general, a holder of a Stripped Security will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security’s allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under “—Standard Securities—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the Classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Securities—General,” subject to the limitation described therein.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under “—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under “—REMICs—Taxation of Owners of Regular Securities—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

A holder of a Stripped Security, particularly any Class of a Series which is a Subordinate Security, may deduct losses incurred with respect to the Stripped Security as described above under “—Standard Securities—General.”

Status of Stripped Securities

No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that, except with respect to a Trust

Fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A), “obligation[s] . . . principally secured by an interest in real property which is . . . residential real estate” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Mortgage Loans is uncertain. See “—Standard Securities—Tax Status” above.

Taxation of Stripped Securities

Original Issue Discount. Except as described above under “—General,” each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a “Stripped Securityholder”) in any taxable year likely will be computed generally as described above under “—REMICs—Taxation of Owner of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities.” However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under “—General,” the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest, to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption.

If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder’s Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

Sale or Exchange of Stripped Securities

Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder’s adjusted basis in such Stripped Security, as described above under “—REMICs—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities.” Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a “capital asset” within the meaning of Code section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Securities

When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterization

The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security’s pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security’s pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities. The Trustee will also file such original issue discount information with the IRS. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—REMICs—Taxation of Certain Foreign Investors—Backup Withholding.”

Taxation of Certain Foreign Investors

To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “—REMICs—Taxation of Certain Foreign Investors—Regular Securities.”

Partnership Trust Funds

Classification of Partnership Trust Funds

With respect to each Series of Partnership Securities or Debt Securities, Orrick, Herrington & Sutcliffe LLP or Dechert LLP will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable Agreement and related documents will be complied with, and on counsel’s conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust’s proportionate interest in the assets of the Partnership Trust Fund qualifying for such treatments based on capital accounts.

Taxation of Debt Securityholders

Treatment of the Debt Securities as Indebtedness

The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Orrick, Herrington & Sutcliffe LLP or Dechert LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See “—REMICs—Taxation of Owners of Regular Securities” and “Sale or Exchange of Regular Securities”.

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust Fund as a Partnership

If so specified in the applicable prospectus supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because one or more of the Classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund’s income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under “Grantor Trust Funds—Standard Securities—General” and “—Premium and Discount”) and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

        The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreements and related documents). The applicable Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust

Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute “unrelated business taxable income” generally taxable to such a holder under the Code.

A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under “Grantor Trust Funds—Standard Securities—General”. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under “Grantor Trust Funds—Standard Securities—General” and “—Premium and Discount.” Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

Discount and Premium

Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See “—Standard Securities—Premium and Discount.” (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the “old partnership”) to a new Partnership Trust Fund (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

Disposition of Securities

Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Securities sold. A Securityholder’s tax basis in an Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust Fund income (includable in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder as long as the amount of any money distributed with respect to such Security does not exceed the adjusted basis of such Securityholder’s interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder’s interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

Section 754 Election

In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund’s assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code or unless the mandatory basis adjustment rates introduced by the Jobs Act were applicable. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. and, unless the accompanying prospectus supplement states otherwise, the Partnership Trust Fund will be excluded from the mandatory basis adjustment rules due to an exception for "securitization partnerships." As a result, a Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on its own purchase price for Partnership Securities.

Administrative Matters

The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder’s allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

Tax Consequences to Foreign Securityholders

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund may withhold on the portion of its taxable income that is allocable to Securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the maximum tax rate for corporations or individuals, as applicable. Amounts withheld will be deemed distributed to the Non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

To the extent specified in the applicable prospectus supplement,

•

each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund’s income;

•

each Non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld; and

•

a Non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business.

Notwithstanding the foregoing, interest payments made (or accrued) to a Securityholder who is a Non-U.S. Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.” As a result, Securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding

Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax of 28% (increasing to 31% after 2010) if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES,

PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Material advisors with respect to the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to an investment in Securities offered under this prospectus and the related prospectus supplement. The Jobs Act imposes significant penalties for failure to comply with these disclosure requirements. Investors in Securities should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (“Plans”) and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in Securities may cause the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a related Trust Fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the U. S. Department of Labor (the “DOL Regulations”) provides that, when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans and employee benefit plans not subject to ERISA) is not “significant,” both as defined in DOL Regulations Section 2510.3-101. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL Regulations Section 2510.3-101 (any such Security, an “Equity Security” or, with respect to Subordinate Securities, a “Subordinate Equity Security”), equity participation in a Trust Fund will be significant on any date if, immediately after the most recent acquisition of any Security, 25% or more of any Class of Securities (excluding Securities held by persons having descretionary authority over the Trust Fund or their affiliates) is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a Plan “fiduciary” and thus subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a Trust Fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and/or Section 4975 of the Coe.

The U.S. Department of Labor has granted to Wachovia Capital Markets, LLC (formerly First Union Securities, Inc.), an individual administrative exemption, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14828 (April 3, 1996), as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA and Section 4975(a) and (b) of the Code certain transactions, among others, relating to the servicing and operation of pools of secured obligations of various types, including Mortgage Loans, Contracts and mortgage securities, and the purchase, sale and holding of Securities underwritten by an Underwriter (as defined below), that (a) represent a beneficial ownership interest in the assets of a Trust Fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the Trust Fund or (b) are denominated as debt and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this “ERISA Considerations” Section, the term “Underwriter” includes (a) Wachovia Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Corporation, including Wachovia Capital Markets, LLC, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a Class of Securities.

The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder.

1.	The acquisition of Securities by a Plan or with Plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.
2.	The Exemption does not apply to Subordinate Securities unless none of the Mortgage Loans or other Assets has an LTV ratio that exceeds 100% at the date of issuance of the Securities.
3.

At the time of acquisition by the Plan or with Plan assets, the Securities must be rated in one of the four highest generic rating categories by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”). The Securities must be rated in one of the two highest generic categories by S&P, Moody’s or Fitch if the LTV ratio of any one- to four-family residential Mortgage Loan or closed-end Home Equity Loan held in the Trust Fund exceeds 100% but does not exceed 125% at the date of issuance of the Securities. However, the Exemption will not apply in that case:

• to any of the Securities if:
•

any Mortgage Loan or other asset held in the Trust Fund (other than a one- to four-family Mortgage Loan or closed-end Home Equity Loan) has an LTV ratio that exceeds 100% at the date of issuance of the Securities; or

• any one- to four-family Mortgage Loan or closed-end Home Equity Loan has an LTV ratio that exceeds 125% at the date of issuance of the Securities; or
• to any of the Securities if:
4.

The Trustee cannot be an affiliate of any member of the “Restricted Group” other than an Underwriter. The Restricted Group consists of the Underwriters, the Depositor, the Trustee, the Master Servicer, any Servicer, any insurer and any obligor with respect to Assets constituting more than 5% of the aggregate unamortized principal balance of the Assets in the related Trust Fund as of the date of initial issuance of the Securities.

5.

The sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by any Servicer must represent not more than reasonable compensation for such person’s services under the applicable Agreement and reimbursement of such person’s reasonable expenses in connection therewith.

6.	The investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended (the “Securities Act”).
7.

For Issuers other than common law trusts, the documents establishing the Issuer and governing the transaction must contain provisions as described in the Exemption that are intended to protect the Assets of the Issuer from the creditors of the Depositor.

In addition, the Trust Fund must meet the following requirements:

•	the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;
•

securities evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the securities; and

•	securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Securities.

A Plan fiduciary contemplating purchasing a Security must make its own determination that the general conditions described above will be satisfied with respect to such Security. In addition, any Securities representing a beneficial ownership interest in Unsecured Home Improvement Loans or Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.

If the general conditions of the Exemption are satisfied, the Exemption may provide exemptive relief from the prohibited transaction provisions of Sections 406(a) and 407 of ERISA (and Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans or with Plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide exemptive relief from the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of

ERISA and Section 4975(c)(1)(E) of the Code for transactions in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan and (3) the holding of Securities by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide exemptive relief from the prohibited transaction provisions of Sections 406(a), 406(b) and 407 of ERISA and Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide exemptive relief from the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Assets, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide exemptive relief from the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code for transactions that would otherwise be prohibited merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of Securities.

The Exemption also permits the inclusion of a Pre-Funding Account in a Trust Fund, provided that the following conditions are met:

•	the Pre-Funding Account may not exceed 25% of the total amount of Securities being offered;
•	additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the Trust Fund;
•

the transfer of additional obligations to the Trust Fund during the Pre-Funding Period must not result in the Securities receiving a lower rating at the termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities;

•

the weighted average interest rate for all of the obligations in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the Trust Fund on the Closing Date;

•

the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support or insurance provider independent of the Depositor or by an independent accountant retained by the Depositor that confirms such conformance in writing;

•	the Pre-Funding Period must be described in the prospectus or private placement memorandum provided to investing Plans; and
•

the trustee of the Trust Fund must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

Further, the Pre-Funding Period must be a period beginning on the Closing Date and ending no later than the earliest to occur of (x) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the applicable Agreement; (y) the date on which an event of default occurs under the applicable Agreement; or (z) the date which is the later of three months or 90 days after the closing date. It is expected that any Pre-Funding Account will meet all of these requirements.

If the criteria specified in the Exemption as described above are not satisfied by one or more Classes of Securities (other than Non-Equity Securities), or the Mortgage Loans, Contracts, mortgage securities and other Assets held by an Issuer, then, except as otherwise specified in the accompanying prospectus supplement, transfers of those Equity Securities to a Plan, to a trustee or other person acting on behalf of a Plan, or to any other person using Plan assets to effect the acquisition, will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of the Equity Securities by or on behalf of the Plan or with Plan assets:

•	is permissible under applicable law;
•	will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code; and
•	will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the applicable Agreement.

Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of Subordinate Equity Securities offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such Securities (or interest therein), that either:

•	it is not a Plan, a trustee or other person acting on behalf of a Plan, or any other person using Plan assets to effect such acquisition or holding;
•

it has acquired and is holding such Subordinate Equity Securities in reliance on the Exemption and it understands that there are certain conditions to the availability of the Exemption, including that the Subordinate Equity Securities must be rated, at the time of acquisition, in one of the four highest generic rating categories by S&P, Moody’s or Fitch;

•	(1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire and hold such certificate (or interest therein) is an “insurance company general account” (as defined in Prohibited Transaction Class Exemption ("PTCE") 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any Subordinate Equity Securities (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the Subordinated Equity Securities, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any Subordinate Equity Securities (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer and the Trust Fund from and against any and all liabilities, claims, costs, or expenses incurred by such parties as a result of such acquisition or holding.

To the extent the Securities are not treated as equity interests for purposes of DOL Regulations Section 2510.3-101, a Plan’s investment in such Securities (“Non-Equity Securities”) would not cause the assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicer, the Trustee or the Underwriters may be the

sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such party has investment authority might be deemed to constitute or result in a violation of the prohibited transaction provisions of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicer, the Trustee or the Underwriters has investment authority with respect to such assets.

In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder or its affiliates. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction under ERISA or Section 4975 of the Code, unless it is subject to one or more statutory or administrative exemptions such as PTCE 84-14, which is available to certain “qualified professional asset managers”; PTCE 90-1, which is available to certain insurance company pooled separate accounts; PTCE 91-38, which is available to certain bank collective investment funds; PTCE 95-60, which is available to certain insurance company general accounts; or PTCE 96-23, which is available to certain “in-house asset managers”. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Any Plan fiduciary who proposes to purchase Securities on behalf of a Plan or with Plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption, and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, as to a proposed purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first or second Mortgage Loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary who proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such an investment. Fiduciaries of plans not subject to ERISA or Section 4975 of the Code, such as government plans, should consider the application of any applicable federal, state or local law materially similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code, as well as the need for and the availability of exemptive relief under such applicable law.

Insurance companies contemplating the investment of general account assets in the Securities should consult with their counsel with respect to the applicability of Section 401(c) of ERISA. The DOL Regulations under Section 401(c) were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan or with Plan assets should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment.

The sale of Securities to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

As will be specified in the applicable prospectus supplement, certain Classes of the Securities may constitute “mortgage related securities ” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency and (ii) are part of a Series representing interests in a Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. As “mortgage related securities,” such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Offered Securities only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U. S. C. §24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C. F. R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C. F. R. §1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C. F. R. §1.2(m) to include certain “residential mortgage-related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA. The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. §703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), “ Management of Interest Rate Risk, Investment Securities, and Derivative Activities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Securities.

All depository institutions considering an investment in the Offered Securities should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities ”(the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Class of the Offered Securities, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any Class of Offered Securities issued in book-

entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain Classes of Offered Securities as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Securities of any Class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHODS OF DISTRIBUTION

The Securities offered hereby and by the applicable prospectus supplement to this prospectus will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC (“Wachovia Capital Markets”) acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the Depositor.

Alternatively, the prospectus supplement may specify that the Securities will be distributed by Wachovia Capital Markets acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If Wachovia Capital Markets acts as agent in the sale of Securities, Wachovia Capital Markets will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related prospectus supplement. To the extent that Wachovia Capital Markets elects to purchase Securities as principal, Wachovia Capital Markets may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

Wachovia Capital Markets is an affiliate of the Depositor.

The Depositor will indemnify Wachovia Capital Markets and any underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments Wachovia Capital Markets and any underwriters may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each Series of Securities, only those Classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

LEGAL MATTERS

Certain legal matters, including the federal income tax consequences to Securityholders of an investment in the Securities of a Series, will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York or Dechert LLP.

FINANCIAL INFORMATION

A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

It is a condition to the issuance of any Class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization (“Rating Agency”).

Ratings on mortgage pass-through certificates address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

WHERE YOU CAN FIND MORE INFORMATION

The Depositor filed a registration statement (the “Registration Statement”) relating to the Securities with the SEC. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

Copies of the Registration Statement and any other materials filed with the SEC may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Information concerning the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at (800) SEC-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the SEC’s Web site. Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Wachovia Mortgage Loan Trust, LLC, 301 S. College Street, NC 5578-Suite G, Charlotte, NC 28288-5578, telephone number (704) 715-8239.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Depositor to “incorporate by reference” information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Securities offered hereby.

As a recipient of this prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference) at no cost, by writing or calling the Treasurer at Wachovia Mortgage

Loan Trust, LLC, 301 S. College Street, NC 5578-Suite G, Charlotte, NC 28288-5578, telephone number (704) 715-8239.

INDEX OF SIGNIFICANT DEFINITIONS

Terms	Page
1998 Policy Statement	166
Accrual Period	31
Accrual Securities	39
Accrued Security Interest	42
Additional Collateral Assets	22
Adjustable Rate Assets	22
Agreement.	58
ARM Contracts	28
ARM Loans	25
ARM Unsecured Home Improvement Loans	27
Asset Conservation Act	100
Asset Group	39
Asset Seller	21
Assets	21
Available Distribution Amount	40
Balloon Payment Assets	22
Bankruptcy Code	96
Bi-weekly Assets	23
Book-Entry Securities	39
Buy Down Assets	22
Buydown Funds	115
Buydown Mortgage Loans	35
Buydown Period	35
Capitalized Interest Account	30
Cash Flow Agreement	30
Cede	55
CERCLA	99
Certificates	38
Class	38
Cleanup Costs	99
Closing Date	7
Code	111
Collection Account	63
Component	43
Contract Borrower	90
Contract Lender	90
Contract Rate	29
Contracts	21
Convertible Assets	23
Cooperative	57, 89
Cooperative Loans	89
Cooperatives	24
Covered Trust	83
CPR	34
Credit Support	30
Cut-off Date	24
Cut-off Date	7
Debt Securities	111
Definitive Securities	39, 53
Depositor	7, 38
Depositories	57
Determination Date	40
Disqualified Organization	131
Distribution Date	7, 32
DOL Regulations	158
Due Period	40
Electing large partnership	132
Euroclear	56
Euroclear Operator	57
Euroclear Participants	56
Excess Servicing	144
Exchange Act	55
Excluded Plan	161
Exemption	159
FASIT Securities	112
FDIC	63
FFIEC	166
First Lien Mortgage Loans	24
Fitch	160
Garn-St. Germain Act	101
GEM Assets	22
GPM Assets	22
Grantor Trust Fund	111
Grantor Trust Securities	111
Home Equity Loans	24
Home Improvement Contracts	24
HOPA	104
Increasing Payment Asset	23
Indenture	58
Indenture Trustee	7, 59
Indirect Participants	55
Insurance Proceeds	40
Interest Reduction Assets	22
Interest-Only Assets	22
IRS	69
Issuer	7
Land Sale Contracts	24
Legal Investment	11
Level Payment Assets	22
Liquidation Proceeds	40
Loan-to-Value Ratio	24
Lock-out Date	26
Lock-out Period	26
Manufactured Home	28
Mark to Market Regulations	135
Master Servicer	7, 59
MERS	60
Moody’s	160
Mortgage Loans	21
Mortgage Notes	24
Mortgage Rate	26
Mortgaged Properties.	23

Mortgages	24
Multifamily Mortgage Loan	23
Multifamily Property	23
National Housing Act	25
NCUA	165
New partnership	153
Non-Equity Securities	163
Non-Pro Rata Security	117
Nonrecoverable Advance	50
Non-U.S. Person	139
Notes	38
OCC	165
Offered Securities	39
OID Regulations	112
Old partnership	153
Originator	24
OTS	101
PAC	44
PAC I	44
PAC II	44
PAC Notes	44
Participants	55
Parties in Interest	158
Partnership Securities	111
Partnership Trust Fund	111
Pass-Through Entity	132
Pass-Through Rate	41
PCBs	98
Permitted Investments	63
Plans	158
PMI	104
Pooling and Servicing Agreement	58
Pre-Funded Amount	29
Pre-Funding Account	29
Pre-Funding Period	29
Prepayment Assumption	118
Prepayment Premium	26
PTCE	164
Purchase Price	61
Rating Agency	168
RCRA	99
Record Date	40
Refinance Loans	24
Registration Statement	168
Regular Securities	112
Regular Securityholder	116
Related Proceeds	49
Relief Act	105
REMIC Pool	111
REMIC Provisions	111
REMIC Regulations	112
REMIC Securities	111
REO Property	51
Residual Holders	126
Residual Securities	112
Restricted Group	160
Retained Interest	73
Revolving Credit Line Loans	26
S&P	160
Scheduled Certificates	45
Scheduled Notes	45
SEC	25
Secured-creditor exemption	99
Securities	38
Securities Act	160
Security	59
Security Balance	33
Security Owners	55
Securityholder	31
Senior Certificates	38
Senior Notes	38
Senior Securities	38
Series	38
Servicer	7
Servicers	59
Servicing Agreement	58
Servicing Standard	67
Single Family Mortgage Loan	23
Single Family Property	23
SMMEA	165
SPA	34
Special Servicer	75
Standard Securities	141
Startup Day	112
Statistical Calculation Date	7
Step-up Rate Assets	22
Strip Securities	39
Stripped Securities	145
Stripped Securityholder	147
Subordinate Certificates	38
Subordinate Notes	38
Subordinate Securities	38
Subsequent Assets	29
Superliens	98
Support Certificates	43
Support Notes	43
TAC	47
TAC Notes	47
Taxable Mortgage Pools	112
Terms and Conditions	57
Texas Home Equity Laws	105
Tiered REMICs	116
Title V	102
Title VIII	103
Trust	38
Trust Agreement	58
Trust Fund	38
Trustee	59
U.S. Person	134
UCC	55
Underlying Servicing Agreement	58
Underwriter	159

Unsecured Home Improvement Loans	21
UST	99
Value	24
Voting Rights	76
Wachovia Capital Markets	167
Warranting Party	62
Withholding Regulations	139

Wachovia Mortgage Loan Trust, LLC

Depositor

Wachovia Bank, National Association

Seller

Wells Fargo Bank, National Association

Master Servicer and Certificate Administrator

National City Mortgage Co. and SunTrust Mortgage, Inc.

Servicers and Originators

$418,989,100

(Approximate)

Mortgage Pass-Through Certificates, Series 2005-B

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

Wachovia Securities

November 17, 2005